  As filed with the Securities and Exchange Commission on March 29, 2001
                                                      Registration No. 333-65014
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                             EARTHWATCH INCORPORATED
             (Exact name of registrant as specified in its charter)

           Delaware                     3663                    31-1420852
 (State or other jurisdiction     (Primary Standard         (I.R.S. Employer
      of incorporation or     Industrial Classification  Identification Number)
         organization)               Code Number)

                             EarthWatch Incorporated
                                  1900 Pike Road
                            Longmont, Colorado 80501
                                 (303) 682-3800
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Herbert F. Satterlee III
                      President and Chief Executive Officer
                             EarthWatch Incorporated
                                 1900 Pike Road
                            Longmont, Colorado 80501
                                 (303) 682-3800
              (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             Albert G. McGrath, Esq.
                                Baker & McKenzie
                            2300 Trammell Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201
                                 (214) 978-3000

                                  -------------
   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================
                                EXPLANATORY NOTE
     The prospectus included in this Registration Statement also relates to the registrant's Registration Statement No. 333-39202 pursuant to Rule 429 under the Securities Act.

PROSPECTUS

                             EARTHWATCH INCORPORATED
                       13% SENIOR DISCOUNT NOTES DUE 2007

         This prospectus relates to the offering for resale from time to time by the selling holders described in this prospectus of 13% Senior Discount Notes due 2007 of EarthWatch Incorporated doing business as DigitalGlobe ("DigitalGlobe"). There are $71.65 million in aggregate principal amount at maturity of notes outstanding. The notes were issued on August 11, 2000, and were registered under the Securities Act. They were issued in exchange for notes with substantially similar terms to these notes that had not been registered.

         The notes rank equally in right of payment with all of our existing and future unsubordinated and unsecured indebtedness.

                         ---------------------------------

            Investing in the notes involves risks. See "Risk factors"
                               beginning on page 7.

                         ---------------------------------

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         ---------------------------------

         Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. (collectively, "Morgan Stanley Dean Witter") will use this prospectus in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or agent in the transactions. DigitalGlobe will receive no portion of the proceeds of the sales of the notes and will bear the expenses incident to the registration of the notes. If Morgan Stanley Dean Witter conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales of the notes because of the equity ownership of DigitalGlobe by affiliates of Morgan Stanley Dean Witter. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley Dean Witter to make a market in the notes may be dependent, in part, on the ability of DigitalGlobe to maintain a current market-making prospectus.

         In addition, other selling holders named in this prospectus, directly or through agents, dealers, or underwriters to be designated from time to time, will use this prospectus in connection with offers and sales of notes that they hold. DigitalGlobe will receive no portion of the proceeds of the sales of the notes and will bear the expenses incident to the registration of the notes.

                 The date of this prospectus is March __, 2002.

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
Summary...............................................................................................        1
Risk factors..........................................................................................        7
Special note regarding forward-looking statements.....................................................       15
Use of proceeds.......................................................................................       16
Dividend policy.......................................................................................       16
Capitalization........................................................................................       17
Selected historical financial data....................................................................       18
Management's discussion and analysis of financial condition and results of operations.................       19
Business..............................................................................................       26
Management............................................................................................       36
Limitation of liability and indemnification matters...................................................       44
Certain relationships and related transactions........................................................       45
Principal stockholders................................................................................       47
Recapitalizations.....................................................................................       49
Description of material indebtedness..................................................................       52
Form of notes.........................................................................................       53
Description of the notes..............................................................................       54
Selling holders.......................................................................................       79
Description of capital stock..........................................................................       80
United States federal income tax consequences.........................................................       84
Plan of distribution..................................................................................       87
Legal matters.........................................................................................       88
Experts ..............................................................................................       88
Where you can find more information...................................................................       89
Index to financial statements.........................................................................      F-1

                        ------------------------------------

You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. We, Morgan Stanley Dean Witter and the other selling holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                    SUMMARY

      You should read the following summary together with the detailed information regarding DigitalGlobe, including "Risk factors" and the financial statements, including the notes to the financial statements, appearing elsewhere in this prospectus. DigitalGlobe(R) and Your Planet Online(R) are our registered trademarks, and Seconds on Orbit(R) is our trademark. References herein to the "DigitalGlobe system" refer collectively to our planned satellite, ground stations, the DigitalGlobe, and our distribution system. We do business under the name DigitalGlobe and therefore, in this document refer to our company under the name DigitalGlobe as well.

                             EARTHWATCH INCORPORATED

      We plan to create and market a variety of information products derived from satellite imagery of the earth's surface. We successfully launched and deployed our QuickBird satellite on October 18, 2001. We released our first imagery from our QuickBird satellite on December 17, 200l. We completed our initial on-orbit calibration and commission period and commenced commercial operations on February 1, 2002.

       Our QuickBird satellite collects high-resolution digital imagery of the earth's surface. Our QuickBird satellite collects 0.6-meter resolution gray scale and 2.44-meter resolution color imagery of the earth and revisits most areas within three to five days.

      We were originally incorporated as a wholly owned subsidiary of Ball Corporation. On March 31, 1995, we merged with WorldView Imaging Corporation, which had been founded by Dr. Walter S. Scott, our Chief Technical Officer and Executive Vice President. In connection with the merger, Ball contributed certain assets and technology, in addition to making a substantial cash investment. WorldView received the first United States government license to operate a high-resolution satellite for commercial use and was developing the EarlyBird satellites (predecessor satellites to the QuickBird satellites) when it merged with us.

       Since the merger, we have invested in research and development to develop our satellite system and have incurred substantial operating costs and selling, general, and administrative expenses. We completed and launched EarlyBird 1, our first satellite, in December 1997. However, four days after a successful launch, we lost contact with EarlyBird 1. We were unable to reestablish communications and determined that the satellite was a total loss. Although we launched our first QuickBird satellite on November 20, 2000, it failed to achieve orbit, which resulted in a total loss of the satellite. As a result, we have not generated any significant revenue from our proposed primary satellite imagery business and did not do so until we began selling imagery generated by our second QuickBird satellite in February 2002. We have generated only limited revenue from other related projects.

      Geographic imagery is used in a broad and increasing range of applications. Most governments and businesses need geographic information. The United States and foreign governments use geographic imagery for national security reconnaissance. Local and municipal governments use geographic imagery for land use and infrastructure planning, resource management, and environmental monitoring. Geographic imagery products are also important to a variety of industries, including mapping, surveying, agriculture, forestry, environmental protection, and mineral and oil exploration.

      High-resolution satellites have significant advantages over aerial photography and low-resolution satellites that are currently used to collect geographic imagery. Aerial photography provides accurate, high-resolution overhead imagery of discrete areas, but can be subject to a number of limitations, including:

      .   limited coverage area;

      .   slow delivery time;

      .   restricted ability to fly over certain areas; and

      .   high marginal cost of images.

      In addition, we believe that many aerial providers still have a limited ability to produce imagery in a digital format, which constrains their ability to process and enhance images and to maintain a low cost, readily accessible image archive.

      Existing low spatial resolution satellite imagery systems, such as Landsat and the French satellite consortium SPOT, can provide imagery that is less costly and covers wider areas than aerial photography, but the low spatial resolution of these satellite systems significantly limits their usefulness for many applications.

      High spatial resolution satellite imagery has fewer of these limitations and has several additional advantages. In addition to providing high spatial resolution gray scale (panchromatic) imagery, high-resolution satellites can take precise color and near infrared (multispectral) images, enabling a wide range of monitoring, detection, and exploration applications. The digital format of satellite imagery facilitates quick delivery, enables low-cost archiving, allows for image enhancement and manipulation, and preserves much more of the information value than analog imagery.

      We are not aware of any additional competitors that plan to enter this market other than our three announced competitors:

      . Space Imaging, Inc., which successfully launched its first .8-meter resolution satellite in September 1999 and has begun serving the commercial market;

      . Orbital Imaging Corp., or Orbimage, which has developed a 1-meter high-resolution imaging system, and has announced plans for launch during the third quarter of 2002; and

      . ImageSat International, which successfully launched a 1.8-meter resolution satellite in December 2000 and has announced plans to launch an .8-meter high-resolution satellite for commercial use during the fourth quarter of 2003. ImageSat also recently announced that it plans to offer .6-meter resolution images from its 1.8 meter high-resolution satellite through software upgrades and new processing techniques by the second quarter of 2002.

      We believe there are significant barriers for other potential entrants. The design, creation, launch, and operation of an integrated high-resolution commercial satellite system require significant expertise and knowledge. We and each of our three announced competitors have been developing commercial satellite imagery systems for more than five years. We believe it would take a new potential competitor more than four years and significant capital to develop and construct a high-resolution commercial imaging satellite. Most aerospace companies capable of constructing such a satellite have already aligned themselves with one of the announced entrants. As a result, we believe that DigitalGlobe, together with the other announced entrants, will have a significant advantage over new market entrants.

      Initially, we expect to provide imagery primarily to the United States and foreign governments and agencies. The United States government supports the development of a commercial satellite imaging industry and is now taking steps to include commercial providers in several major security, mapping, and earth monitoring programs. For example, the United States government is currently upgrading its EagleVision mobile reconnaissance ground stations to accommodate high-resolution commercial satellite imagery. Between NASA and the Department of Defense, the United States government has identified over $1 billion in prospective purchases of imagery products and related value-added services that it expects to obtain from commercial vendors in the next five years. As one of three announced United States entrants, we believe we are well positioned to secure a portion of this business. We have already provided commercial imagery products to NASA and the National Imagery and Mapping Agency, or NIMA.

      Governments of many foreign countries have a strong national security interest in obtaining near real-time high-resolution imagery of their borders and neighboring countries. This type of imagery has generally not been available to governments other than those of the United States, France, Israel, and the former Soviet Union. We have submitted proposals to foreign governments and commercial entities, with several of these being prospective customers. We have entered into contracts with agencies in three countries, have outstanding proposals for contracts with agencies in fifteen countries, and are in discussions with many other countries to provide them with a wide range of images and other products.

      We are also targeting as potential customers civilian agencies and local and municipal governments that currently use aerial and low-resolution satellite imagery for mapping, environmental monitoring, land use, and infrastructure planning. In the longer term, we expect that our customers will include commercial users in industries such as mapping and surveying, oil, gas, and mineral exploration, agriculture, forestry, scientific and environmental monitoring, and insurance risk analysis and damage assessment. We also expect value-added resellers to develop products based on satellite imagery from our DigitalGlobe archive for various commercial and consumer-oriented applications, such as real estate assessment, travel planning, commodities forecasting, economic intelligence, and entertainment.

      We are committed to achieving leadership positions in specific markets for digital imagery and derivative information products. Our strategy to achieve our objectives includes the following elements:

      .   become a leading provider of imagery-driven solutions;

      .   pursue targeted market entry and expansion;

      . maintain leadership through partnerships with leading technology companies;

      .   leverage our technical advantages;

      .   build direct relationships with key customers and market influencers;
          and

      .   develop a comprehensive DigitalGlobe archive.

      DigitalGlobe is a Delaware corporation. Our principal executive offices are located at 1900 Pike Road, Longmont, Colorado 80501-6700. Our telephone number is (303) 682-3800.

                        SUMMARY OF THE TERMS OF THE NOTES

The notes.................................  13% Senior Discount Notes due 2007,
                                            which have an aggregate principal
                                            amount at maturity of $71,650,000.

Maturity..................................  July 15, 2007.

Interest payment dates....................  The notes will not begin to accrue cash interest until July 15, 2002.
                                            Beginning on January 15,  2003,
                                            interest on the notes will be
                                            payable semiannually in cash on
                                            January 15 and July 15 of each year.

Change of control.........................  Upon a change of control of
                                            DigitalGlobe, we will be required
                                            to make an offer to purchase the
                                            notes at a purchase price equal to
                                            101% of their accreted value on the
                                            date of repurchase, plus any
                                            accrued and unpaid interest. We
                                            cannot assure you that we will
                                            have sufficient funds available
                                            at the time of any change of
                                            control to make any required debt
                                            repayment, including repurchases of
                                            the notes.

Insurance collateral......................  We have obtained insurance policies for our QuickBird
                                            satellite to cover $155 million
                                            of risks associated with the
                                            launch and first year of operations
                                            of our QuickBird satellite. The
                                            notes are secured equally with up
                                            to $9 million in principal amount
                                            of vendor financing by any proceeds
                                            of insurance policies covering
                                            certain aspects of our QuickBird
                                            satellite.

                                            If the trustee for the notes
                                            receives proceeds from the insurance
                                            policy covering risks related to our
                                            QuickBird satellite, we will make an
                                            offer to repay the vendor financing
                                            described above and purchase the
                                            notes at a purchase price equal to
                                            their accreted value, plus any
                                            accrued and unpaid interest to the
                                            date of purchase. To the extent that
                                            the aggregate accreted value and
                                            accrued interest of the notes
                                            tendered in response to the offer to
                                            purchase and the amount of vendor
                                            financing requested to be repaid
                                            exceeds the amount of insurance
                                            proceeds available for such offer,
                                            holders of the notes that subscribe
                                            to the offer to purchase and the
                                            lender in the vendor financing will
                                            receive a ratable portion of the
                                            insurance proceeds. To the extent
                                            the accreted value and interest on
                                            the notes tendered, together with
                                            the vendor financing to be repaid,
                                            are less than the available
                                            proceeds, the excess will be placed
                                            into a similar pledge account to
                                            secure a put right on behalf of the
                                            holders of our Series A and B
                                            preferred stock, and any remaining
                                            funds after exercise of this put
                                            right will be returned to
                                            DigitalGlobe.

Ranking...................................  The notes rank equally in right of payment with all of
                                            our unsubordinated and unsecured
                                            indebtedness. At December 31, 2001,
                                            we had $9.7 million of indebtedness
                                            outstanding that ranked equally in
                                            right of payment with the notes.

Restrictive covenants.....................  The indenture under which the notes have been issued contains covenants
                                            that, among other things, restrict
                                            our ability and the ability of our
                                            subsidiaries to:

                                            .   incur additional debt;

                                            .   incur liens;

                                            .   engage in sale-leaseback
                                                transactions;

                                            .   pay dividends or make other
                                                distributions in respect of our
                                                capital stock;

                                            .   redeem capital stock; or

                                            .   make investments or restricted
                                                payments.

                                            However, these limitations are
                                            subject to a number of important
                                            qualifications and exceptions. We
                                            are, among other things, permitted
                                            to incur additional indebtedness,
                                            including secured debt, under
                                            specified circumstances.

Form of notes.............................  The notes have been issued in fully registered form, without coupons.
                                            The notes have been deposited with
                                            The Bank of New York, as custodian
                                            for The Depository Trust Company,
                                            and registered in the name of Cede
                                            & Co. in the form of one or more
                                            global notes. Holders of the notes
                                            own book-entry interests in the
                                            global note, and evidence of these
                                            interests is kept in the records
                                            maintained by The Depository Trust
                                            Company. See "Form of notes."

Use of proceeds...........................  We will not receive any proceeds from this offering.

                        SUMMARY HISTORICAL FINANCIAL DATA

      The following summary historical financial data are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 2000 and 2001, and the consolidated statement of operations data for each of the three years ended December 31, 2001, and for the period from January 1, 1995 (Inception) to December 31, 2001, have been derived from our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus. The consolidated statement of operations data for the years ended December 31, 1997, and 1998, and the consolidated balance sheet data as of December 31, 1997, 1998, and 1999, are derived from our historical consolidated financial statements not included in this prospectus. Historical results may not be indicative of results for any future period.

                                                                                                                       Period From
                                                                                                                    January 1, 1995
                                                                                                                     (Inception) to
                                                                         Year Ended December 31,                      December 31,
                                                 -------------------------------------------------------------------
                                                     1997          1998          1999          2000        2001           2001
                                                 ----------- ------------- ------------- ------------- ------------- --------------
                                                                                    (in thousands)
Consolidated Statement of Operations Data:
Revenue                                           $     437   $     1,809   $     5,913   $     3,336   $    12,009   $     28,397
                                                 ----------- ------------- ------------- ------------- ------------- --------------
Cost of goods sold                                      382         1,905         5,120         2,099         9,392         22,533
Selling, general, and administrative                  8,588         4,975        12,763        15,333        15,116         65,196
Research and development                             19,121         9,113         6,956        13,442        11,910         83,846
Gain (loss) from impairment of fixed assets,
   net of insurance recoveries                      (25,519)         (599)            -       107,608             -         81,490
Gain from arbitration settlement                          -         1,515             -             -             -          1,515
Gain (loss) from operations                         (53,173)      (13,268)      (18,926)       80,070       (24,409)       (60,173)
Interest expense                                        (86)       (1,340)       (5,482)       (4,492)       (4,726)       (16,215)
Interest income                                       2,528         1,688         4,089         4,104         2,883         18,233
Income tax provision                                      -             -             -        (3,000)            -         (3,000)
Extraordinary loss on early extinguishment of
   debt, net of deferred tax benefit                      -             -             -             -       (23,038)       (23,038)
                                                 ----------- ------------- ------------- ------------- ------------- --------------
Net income (loss)                                 $ (50,731)  $   (12,920)  $   (20,319)  $    76,682   $   (49,290)  $    (84,193)
                                                 =========== ============= ============= ============= ============= ==============

Other Consolidated Financial Data:
Capital expenditures                              $  54,271   $    26,037   $    75,238   $    82,640   $    72,999   $    354,415
Cash provided (used) by operating activities        (14,192)      (10,864)       (6,420)      (18,891)      (79,268)      (152,156)
Cash provided (used) by investing activities        (68,290)       11,471       (97,070)      (57,534)      198,296        (56,356)
Cash provided (used) by financing activities         53,668        (1,972)      180,639           (43)     (116,445)       216,820
Ratio of earnings to fixed charges                        -             -             -         2.89x             -              -
Deficiency of earnings to fixed charges             (56,401)      (18,976)      (31,659)            -       (61,698)      (147,141)

Consolidated Balance Sheet Data (end of period):
Cash and cash equivalents                         $   6,410   $     5,045   $    82,193   $     5,726   $     8,309
Total assets                                        104,299        85,328       271,469       379,378       210,632
Total debt                                           51,511        49,804       167,148       195,485        66,844
Mandatorily redeemable preferred stock                    -             -       129,978       141,246       158,267
Stockholders' equity (deficit)                       39,737        26,831       (40,114)       26,387       (30,198)

                                  RISK FACTORS

      The notes entail a high degree of risk, including the following risks.

      If any of the events described in the following risks actually occur, our business, operating results, financial condition, or ability to pay principal or interest on the notes could be materially adversely affected. In that event, you may lose all or part of your investment. You should carefully consider the following factors and other information in this prospectus before deciding to purchase the notes.

RISKS RELATED TO OUR FINANCIAL HISTORY, CONDITION, AND REQUIREMENTS.

      We need additional financing.

      We do not expect to generate positive cash flow from operations until at least the third quarter of 2002. Accordingly, our existing capital resources will not be sufficient to meet our anticipated cash needs in fiscal 2002, including the payment of an insurance premium due in April 2002, which has resulted in our independent accountants questioning our ability to continue as a going concern in their report included in this registration statement as set forth in the contractual obligation table. We believe that we currently have an agreement in principle with our existing investors to loan to us $12 million dollars on an unsecured basis and, if the agreement is consummated, we believe that we should have capital resources sufficient to meet our anticipated cash needs in fiscal 2002. The agreement in principle requires repayment of the loan in three annual installments of $4 million plus interest, which will range between 11% to 12 1/2%. However, we cannot assure you that we will be able to consummate the agreement in principle on the terms described or at all. Failure to consummate the agreement in principle or obtain additional financing capital when needed would significantly diminish or eliminate our ability to continue as a going concern.

      As a result, we cannot assure you that we will have sufficient funds to service the notes or our other indebtedness or to fund our other liquidity needs, including our anticipated capital expenditures, or that these expenditures will fall within our estimates.

      Our limited operating history makes an evaluation of our prospects difficult and the notes a highly speculative investment.

      We have a limited operating history from which you can evaluate our business and prospects. As a young company, we face risks and uncertainties relating to our ability to successfully implement our business plan. You should consider the significant risks, expenses, and difficulties encountered by companies like us in their early stages of development in a highly regulated, high technology industry. Specifically, we must successfully operate our satellite and introduce new services and products on a commercial basis in an industry that is still evolving. If we do not successfully address these risks and uncertainties, our business, operating results, and financial condition will be materially adversely affected.

      Since commencing development operations on March 31, 1995, we have invested in research and development and incurred substantial operating costs, as well as selling and general and administrative expenses. Four days after launching our first satellite, EarlyBird 1, in December 1997, we lost contact with it, resulting in a total loss of that satellite. Our second satellite, QuickBird 1, was lost on launch on November 20, 2000, due to a failure to achieve orbit. While we successfully launched our second QuickBird satellite on October 18, 2001, we have not yet generated significant revenue from the sale of licenses for the use of imagery products. Given our limited operating history, you have only limited operating and financial data on which to evaluate our performance. Also, our historical financial results are not representative of what we expect to achieve from operation of our QuickBird satellite. Our business plan depends upon:

      . our ability to develop a customer base and distribution channels for our imagery products and services; and

      .   demand for commercially available satellite imagery we plan to offer.

      . We have a history of losses, we expect to incur additional losses in the near future, and we may not achieve or sustain profitability.

      We have not achieved profitability and, since inception, we have generated no significant revenues from our proposed satellite imaging business. We had accumulated net losses of approximately $84.2 million at December 31, 2001.

      Our business strategy requires substantial capital and operating expenditures before we can begin to realize any significant revenues. We expect to incur significant operating losses as we continue to develop our satellite and imaging network and as we begin to market our products. We expect to continue to incur negative cash flow and substantial operating losses at least through the third quarter of 2002. Our ability to become profitable and to generate positive cash flow will depend on our ability to sell imagery to existing markets for geographic imagery and develop new markets for geographic imagery. In addition, our revenues and operating results could vary significantly from period to period.

      Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our payment obligations under the notes.

      We currently have a significant amount of indebtedness. As of December 31, 2001, we had approximately $76.7 million of debt. This amount includes $67.2 million in accreted value of notes, which will have a fully accreted value of $71.7 million on July 15, 2002. The notes will begin to accrue cash interest on July 15, 2002, which interest will be payable semiannually in cash on January
15 and July 15 of each year, beginning on January 15, 2003. In addition, we have obtained $9.0 million of vendor financing, approximately $9.5 million of principal and accrued interest at December 31, 2001, which we used to fund the completion of our QuickBird satellite. This vendor financing facility accrues interest at an annual rate of 11%, which becomes payable in May 2002. Beginning in June 2002 and ending in April 2003, principal in equal monthly amounts, and interest are payable in cash each month. We may also raise additional financing in the future.

      The amount of our indebtedness could have important consequences to you. For example, it could:

      . make it more difficult for us to satisfy our obligations with respect to payments on the notes;

      . require us to dedicate a substantial portion of our cash flow from operations, if any, to repaying indebtedness, thereby reducing the availability of cash flow to fund operating expenses, working capital, capital expenditures, and other general corporate purposes;

      . limit our flexibility in planning for or reacting to changes in our business and the satellite imaging industry, placing us at a competitive disadvantage;

      . limit our ability to borrow additional funds for working capital, capital expenditures, debt service requirements, or other purposes; and

      . limit our ability to react to changing market conditions, changes in our industry, or economic downturns.

      We will require a significant amount of cash to service our indebtedness.

      Our ability to make scheduled payments of principal and interest on our indebtedness and to fund planned capital expenditures, development expenses, and operating costs will depend on our ability to generate cash through sales of imagery products and services. Our ability to generate cash depends on the success of our marketing and distribution strategy, customer demand for our imagery products and services, and, to a certain extent, general economic, financial, competitive, regulatory, and other factors beyond our control. If we are unable to generate sufficient cash from our operations, we will be required to identify and secure additional financing. However, we cannot assure you that additional financing will be available to us on acceptable terms or at all. Consequently, we could be required to significantly reduce or suspend our operations, seek a merger partner, sell the business, or seek additional financing.

      We must make significant additional capital expenditures.

      We have begun to develop plans for the next-generation satellites that will augment our QuickBird satellite system. We expect to incur in excess of $400 million of research and development costs and capital expenditures to develop our next-generation satellites. However, we cannot assure you that such funds will be available to us on acceptable terms or at all. Consequently, we could be required to significantly reduce or suspend our operations, seek a merger partner, sell the business, or seek additional financing.

      Our cost to insure future launches may increase.

      Due to the launch failure of our first QuickBird satellite and the failure of EarlyBird 1 on orbit, we have made claims on the insurance policies covering both of these satellites. Although we did obtain insurance for our second QuickBird satellite, these claims may hinder or prevent us from obtaining insurance for future launches on commercially reasonable terms or at all.

      The cost of launch insurance for a particular satellite is based on many factors, including failure rates of similar launch vehicles or satellite components. An adverse change in insurance market conditions, for example, the events of September 11, 2001, or the failure of a satellite using similar components or a similar launch vehicle, could significantly increase the cost of insurance on future launches. Recently, there have been several commercial satellite launch failures. Additionally, there have been numerous government launch failures which were not insured. Consequently, the launch insurance industry is assessing the impact of failed launches and examining the resulting claims. These factors could cause the market terms of future insurance policies to be significantly less favorable than those currently available, may result in limits on amounts of coverage that we can obtain, or may prevent us from obtaining insurance at all. We cannot assure you that launch insurance for our next generation satellites will be available on acceptable terms, or at all.

      Our current revenues depend on a limited number of customers.

      NASA accounted for approximately 23%, and NIMA accounted for approximately 67%, of our revenue during the fiscal year ended December 31, 2001. Any termination of our relationships with NASA and NIMA would have a material adverse effect on our current operating results and financial condition. NASA and NIMA retain our services on a case-by-case basis and may choose at any time to use another firm to provide the services that we perform. Therefore, any shift in either NASA's or NIMA's decisions to continue to use our services could also result in substantially reduced revenues for us.

      Our use of net operating losses to offset taxes may be limited.

      Under the Internal Revenue Code as currently in effect, utilization of our net operating loss carry forwards against future taxable income could be limited if we are treated as having experienced an ownership change, as defined in the Code. We believe that we may have experienced an ownership change as a result of certain prior transactions. Future events also may result in an ownership change that could result in limitations on our ability to utilize our net operating loss carry forwards. In addition, the Internal Revenue Code restricts our ability to use net operating losses to a limited period of time after they are incurred.

RISKS RELATING TO OUR SATELLITE OPERATIONS.

      We cannot assure you that our satellite will continue to operate as designed.

      We have limited experience in producing our products, contracting for such production, and providing services. To date, we are still in the process of developing our products and services and have yet to fully establish our processes and facilities. Problems may occur in the future with respect to product or service quality, performance, and reliability. If such problems occur, we could experience increased costs, delays in, or cancellations of orders, loss of customers, and product returns, any one of which would materially adversely affect our business, operating results, financial condition, and our ability to pay interest and principal on the notes. See "Business--Products and services."

      We cannot assure you that our QuickBird satellite will continue to operate throughout its expected design life. Even if this satellite is operated properly, minor technical flaws in its sensors, power supply, data recorder, communications systems, or other components could significantly degrade its performance, which could materially affect our ability to collect and market imagery products. For example, our EarlyBird 1 satellite was successfully launched, but we lost contact with it four days later. After we were unable to reestablish communications, we determined that the satellite was a total loss.

      Our QuickBird satellite uses advanced technology that will be subject to severe environmental stresses in space that could adversely affect its performance. Hardware component problems in space could require premature satellite replacement, with attendant costs and revenue losses. In addition, human operators may make mistakes in issuing commands, negatively impacting our satellite's performance.

      Satellites have limited design lives and are expensive to replace.

      Satellites have limited useful lives. We determine a satellite's useful life, or design life, using a complex calculation involving the probabilities of failure of the satellite's components from design or manufacturing defects, environmental stresses, or other causes. The expected useful life of our QuickBird satellite is seven years. We expect the performance of our QuickBird satellite to decline near the end of its design life. However, we cannot assure you that the satellite will function properly for its expected design life. We anticipate using funds primarily generated from operations to develop next generation high-resolution satellites. We expect the cost of the next generation satellites to be significant. If we do not generate sufficient funds from operations or are unable to obtain financing from outside sources, we will not be able to develop next generation satellites to replace our QuickBird satellite at the end of its design life. This would materially and adversely affect our business, operating results, financial condition, and ability to pay principal and interest on the notes and our other indebtedness.

      Our business depends on component and software suppliers.

      We are highly dependent on other companies for the development and manufacture of various components critical to our operation. These components include software and products for our satellite systems, ground stations, DigitalGlobe archive, data distribution network, and the launch of our satellite. Many of the sources for these components are our primary source of supply, including Ball Aerospace, Eastman Kodak Company, Fokker Space B.V., Datron/Transco Inc., InfoFusion, LLC, ITT Industries, Inc., Kongsberg Spacetec A.S., L3 Communications Storm Control Systems, Inc., and MacDonald Dettwiler & Associates, Ltd.

      The continued development and deployment of the DigitalGlobe system will be delayed if these or other companies and subcontractors fail to complete development or produce these components on a timely basis. Additionally, the failure of any such components to function as required will adversely affect our business.

      Our business depends on the continued functioning of our data centers.

      We must protect our data centers against damage from fire, earthquake, power loss, telecommunications failure, and similar events. We plan to take precautions to protect ourselves from events that could interrupt our operations, including the implementation of redundant systems, offsite storage of back-up data, and sprinkler systems in the data centers. Our master international distributors will maintain separate archives of portions of our imagery data and we plan to enter into arrangements with other high volume customers for alternative data back-up storage. We cannot assure you that such precautions will be adequate, and our operations may still be interrupted, possibly for extended periods. Although we have insurance to cover damage to our data centers, and we also carry business interruption insurance to cover the loss of revenue that would result if one of our data centers was damaged or destroyed, the insurance proceeds might not sufficiently compensate us for interruptions of our operations.

RISKS RELATED TO GOVERNMENT REGULATION OF OUR INDUSTRY.

      We are subject to extensive government regulation.

      Our business is subject to extensive regulation in the United States and in foreign jurisdictions in which we may operate or in which our products may be sold. Regulatory changes could significantly impact our operations by:

      .   restricting our development efforts and those of our customers;

      .   restricting the amount and type of data that we can collect;

      .   making current products obsolete;

      .   restricting sales or distribution of our products; or

      .   increasing competition.

      We might need to modify our products or operations to comply with such regulations. Such modifications could be expensive and time-consuming.

      Foreign governments may attempt to limit or prohibit sales of images into their country or other countries. The United States government imposes restrictions on our ability to collect and sell imagery covering Israel and could elect to limit or proscribe sales of imagery covering other countries or regions. Additionally, the United States government may limit our ability to collect and distribute images in order to protect the safety and security of the United States or allied military forces, or for other reasons involving national security or military strategy. Any such limitation would materially affect our ability to generate revenues.

      We could in the future be subjected to new laws, policies, or regulations, or changes in the interpretation or application of existing laws, policies, and regulations that modify the present regulatory environment in the United States or abroad. U.S. regulators could decide to impose limitations on U.S. companies that are currently applicable only to other countries or other regulatory limitations that affect satellite remote imaging operations. Any limitations of this kind could materially adversely affect our business.

      National Oceanic and Atmospheric Administration Licenses.

      We are required to hold, and have obtained, licenses from the National Oceanic and Atmospheric Administration of the United States Department of Commerce for the operation of our commercial remote sensing satellite system. These licenses regulate our activities in several areas. For example, the collection and distribution of data and the percentage of foreign ownership of our company may be controlled for purposes of national security or foreign policy in certain circumstances.

      Federal Communications Commission Licenses.

      We are required to hold, and have obtained, licenses from the Federal Communications Commission for the operation of radio frequency devices on board our satellite and at United States ground stations. Any future regulatory changes could materially adversely affect our business, operating results, financial condition, and our ability to pay interest and principal on the notes and our other indebtedness.

RISKS RELATED TO THE MARKET FOR OUR PRODUCTS AND SERVICES.

      Our business will suffer if we do not compete successfully in the collection and distribution of digital geographic and image data.

      We expect to encounter substantial competition in the market for digital geographic and image data. We expect to face competition from traditional sources of image-based information, including aerial photography, and from high-resolution satellite systems developed and operated by other commercial enterprises or foreign governments. Industry analysts generally expect that aerial photography will remain the dominant source of imagery because it offers superior spatial resolution as compared to imagery produced by commercial satellites.

      Aerial photography offers high-resolution imagery, is efficient and competitively priced, and currently enjoys a majority share of the overhead imagery market. We expect that aerial photography firms will continue to offer products that are competitive with ours in many applications.

      We also face competition from high-resolution commercial satellite ventures, including Space Imaging, Orbimage, and ImageSat. Space Imaging, a joint venture including Lockheed Martin, E-Systems, and Mitsubishi, has developed a high-resolution imaging system. Space Imaging successfully launched a high-resolution satellite in September 1999 and has begun serving the commercial market. Space Imaging also has the right to distribute imagery for Landsat 4 and 5 and for the Indian Remote Sensing System. It also has access to significant technological and capital resources. Orbimage, a wholly owned subsidiary of Orbital Sciences Corporation, is developing a high-resolution imaging system, which is scheduled for launch during the third quarter of 2002, as publicly announced. In addition, ImageSat successfully launched a 1.8-meter resolution satellite in December 2000 and has announced plans to launch an ..8-meter high-resolution satellite for commercial use during the fourth quarter of 2003.

      We also will face competition from new and emerging technologies, possibly including satellites with higher resolution and radar. We cannot assure you that we will be able to compete successfully against current and future competitors, or that competitive pressures faced by us will not materially adversely affect our business, operating results, financial condition, or our ability to pay principal and interest on the notes and our other indebtedness.

      Our business may become subject to intense price competition.

      As more of our competitors successfully launch earth-observing imaging satellites, our business will become increasingly competitive. The cost to enter our business is very high, while operating costs, on a day-to-day basis, are lower. Therefore, one of our competitors may substantially reduce prices in an effort to gain market share and eliminate other market participants, and still be able to carry on business and finance operations. A reduction in prices by one of our competitors would force us to reduce our prices in order to maintain market share. Any significant price reduction in the market could have a material adverse effect on our revenues, operating results, financial condition, and our ability to pay principal and interest on the notes and our other indebtedness.

      Our dependence on third party distributors, sales agents, and value-added resellers could result in marketing and distribution delays.

      We plan to market and license our products using a network of distributors covering major world regions and, on a regional basis, through local distributors retained by the major distributors. We currently have agreements with certain of our strategic partners to serve as master international distributors, with exclusive distribution rights for at least four years to certain of our products in Europe and Asia. We are currently engaged in discussions with other potential distributors, sales agents, and value-added resellers.

      Our ability to terminate a distributor who is not performing satisfactorily may be limited. Inadequate performance by a master international distributor would adversely affect our ability to develop markets in the regions for which the master international distributor is responsible and could result in substantially greater expenditures by us in order to develop such markets. Our operating results will be highly dependent upon:

      . our ability to maintain our existing master international distributor arrangements;

      . our ability to establish and maintain coverage of major geographic areas and establish access to customers and markets; and

      . the ability of our distributors, sales agents, and value-added resellers to successfully market our products.

      Market acceptance of our products and services is uncertain.

      We intend to address the needs of existing imagery markets and to develop new markets. Our success will depend on demand for satellite imagery with a resolution of one meter or less, which to date has not been widely available commercially. Consequently, it is difficult to predict the ultimate size of the market and the demand for products and services based on this type of imagery.

      Our strategy to target certain markets for our satellite imagery is based on a number of assumptions, some or all of which may prove to be incorrect. Our description of potential markets for our products and services, and estimates of the addressable markets that we discuss in this prospectus, represent our view as of the date of this prospectus. Actual markets could vary materially from these estimates.

      As is typical in many emerging markets, demand and market acceptance for a new product or service is subject to many uncertainties. We cannot assure you that our products will achieve market acceptance in existing imagery markets or that new markets will develop. Even if markets for our imagery develop, we may capture a smaller share of these markets than we currently anticipate. We have entered into contracts to supply imagery, which provide for agreed upon minimum and maximum purchases by our customers of imagery and value-added products and services. We cannot assure you that our customers will purchase any such data in excess of minimum contractual obligations. Lack of significant market acceptance of our products and services, delays in acceptance, or failure of certain markets to develop would have a material adverse effect on our business, operating results, and financial condition, and would negatively affect our ability to pay interest and principal on the notes and our other indebtedness.

      Our business will suffer if we are not able to expand into international markets or compete effectively in those markets.

      We expect to derive a significant portion of our revenues from international markets. We have limited experience internationally and may not be able to compete effectively in international markets. International operations are subject to certain risks, such as:

      .   increases in tariffs, taxes, and other trade barriers;

      . difficulties in collecting accounts receivable and longer collection periods ;

      .   fluctuations in currency exchange rates;

      .   changes in political and economic stability;

      .   potentially adverse tax consequences;

      .   government regulations; and

      . reduced protection for intellectual property rights in certain countries.

      Any of these factors could materially adversely affect our international revenues and, consequently, our business, operating results, and financial condition.

      We face technological risks.

      The DigitalGlobe system is exposed to the risks inherent in a complex satellite system employing advanced technologies. The technology used in the DigitalGlobe system has never been used in an integrated commercial system and has been or must be adapted to meet our specific needs. The operation of the DigitalGlobe system will require the design and integration of advanced digital technologies throughout our satellite, ground station, and data gathering and distribution networks. The failure to develop, produce, and implement the DigitalGlobe system or any of its elements could delay the operation of the DigitalGlobe system or render it unable to perform to the quality standards required for success. We believe that, based upon presently available information, our QuickBird satellite is technologically competitive with other high-resolution satellites. However, because of substantial and continual technological change, we may be unable to maintain our competitive position, and our business, results of operations, and financial condition may be adversely affected. Therefore, we may be unable to pay interest and principal on the notes and our other indebtedness.

RISKS RELATING TO OUR PERSONNEL AND INTELLECTUAL PROPERTY.

      Our business will suffer if we do not attract and retain additional highly-skilled personnel or manage our growth effectively.

      Our future success depends on our ability to identify, attract, hire, and train highly-skilled technical, managerial, sales, and marketing personnel. In particular, we have significantly increased our hiring efforts since the successful launch of our QuickBird satellite. Competition for skilled technical personnel is intense. Some of our competitors have significantly greater financial resources than us and may be able to more easily attract such skilled personnel. Moreover, competition for technical talent in the Denver metropolitan area is particularly intense. Failure to attract and retain the necessary technical, managerial, sales, and marketing personnel could materially adversely affect our business, operating results, and financial condition.

      We may experience periods of rapid growth. If we fail to manage our growth, this could materially adversely affect our business, operating results, and financial condition. We must effectively manage our operational, financial, and accounting systems, procedures, and controls to manage this future growth.

      We may not be able to successfully operate our business if we lose key personnel.

      We believe that our success will depend on the continued services of our senior management team and other key personnel, including Herbert F. Satterlee III, our Chief Executive Officer and President, Dr. Walter S. Scott, our Chief Technical Officer and Executive Vice President, and Henry Dubois, our Chief Operating Officer, Chief Financial Officer, and Executive Vice President. The loss of the services of any of our senior management team or other key employees could materially adversely affect our business, operating results, and financial condition. We generally have not entered into written employment contracts with any members of management. Furthermore, we do not maintain key person life insurance on our management personnel.

      Our limited ability to protect our intellectual property and proprietary information may adversely affect our competitive position.

      Patent laws, trade secrets, copyright laws, nondisclosure agreements, and other proprietary rights are important to our success and competitive position. Our efforts to protect our proprietary rights may be inadequate and may not prevent others from using our proprietary rights. Existing trade secret and copyright laws offer only limited protection. Further, effective patent, trade secret and copyright protection may not be available in every country in which our services or products are made available, and policing unauthorized use of our proprietary information is difficult.

      The unauthorized misappropriation of our proprietary rights could have a material adverse effect on our business, operating results, and financial condition. Our expected use of the Internet as a means of distribution for our images may exacerbate the risks, as it places our imagery data in the hands of our customers in a form readily duplicated and transferable to other persons without our consent. If we resort to legal proceedings to enforce our proprietary rights, the proceedings could be burdensome and expensive, and the outcome could be uncertain.

      Claims of intellectual property infringement expose us to costs and potential losses.

      Because we have contracted for a significant portion of our infrastructure, suppliers often grant us licenses to use their intellectual property embodied in the hardware and software supplied, and indemnification for any infringement of intellectual property rights in connection with such use. Despite this indemnification, we may be subject to claims alleging infringement by us of third party proprietary rights. If any of our products or services infringes third party rights, we may not be able to obtain permission to use such intellectual property on commercially reasonable terms. This could require us to expend significant resources to make our products and services noninfringing or to discontinue the use of such products and services. Any claim of infringement also could cause us to incur substantial costs defending against the claim, even if the claim is without merit. Finally, a party making such a claim could secure a judgment that requires us to pay substantial damages or that prevents us from using or selling our products and services. Any of these events could have a material adverse effect on our business, operating results, financial condition, and our ability to pay principal and interest on the notes and our other indebtedness.

      Claims of invasion of privacy or misappropriation of trade secrets could be expensive and cause substantial losses.

      Because our QuickBird satellite is capable of obtaining imagery in finer detail than has been possible to date by other commercial systems, we may be subject to claims of invasion of privacy, misappropriation of trade secrets, or other novel claims by persons or companies that may object to our collection of satellite imagery of their property. Such claims could cause us to incur substantial costs defending against such claims, even if the claim is without merit. Finally, a party making such a claim could secure a judgment that requires us to pay substantial damages or that prevents us from collecting or using imagery. Any of these events could have a material adverse effect on our business, operating results, financial condition, and our ability to pay principal and interest on the notes and our other indebtedness.

RISKS RELATING TO THE NOTES.

      Any launch insurance coverage may not provide adequate protection against satellite loss or impairment.

      Holders of the notes have an indirect security interest in proceeds from one or more insurance policies covering the launch and first year of operations of our QuickBird satellite. Holders' interests in these policies are shared on an equal basis with Ball, as the lender in our vendor financing, through a collateral pledge and security agreement. We believe the security interest granted in favor of holders of the notes will be perfected to the extent feasible under the governing laws of Colorado, Delaware and New York. However, there is ambiguity in the governing law of these jurisdictions with respect to perfecting a security interest in proceeds of an insurance policy. As a result, we cannot assure you that the rights of holders of the notes to receive payments on the notes from such insurance proceeds will not be superseded by another creditor or class of creditors. Moreover, a default by any of our insurers in their obligations to pay upon a loss would reduce the proceeds available to holders of the notes.

      The launch insurance policies contain customary exclusions, such as war, insurrection, or willful act, the occurrence of any of which would result in a lack of insurance coverage, which could have a material adverse effect on our business, operating results, and financial condition. In addition, we do not currently have insurance covering the operations of our QuickBird satellite after October 17, 2002, and we cannot assure you that we will be able to obtain this insurance on terms acceptable to us or at all.

      We cannot assure you that an active trading market will develop for the notes.

      Morgan Stanley Dean Witter has advised us that it may make a market in the notes. Morgan Stanley Dean Witter is not obligated to do so and such market-making activities, if any, may be discontinued at any time without notice, in its sole discretion. We have not and do not intend to apply for listing of the notes on any securities exchange or through the Nasdaq National Market. The notes may trade at a discount, depending upon prevailing interest rates, the market for similar securities, our performance, and other factors.
We cannot be certain, therefore, that an active market for the notes will develop, or if such a market does develop, that it will continue. See "Plan of distribution."

      As of the date hereof, we have notes outstanding with an aggregate principal amount at maturity of $71.7 million.

      We may not have the ability to raise the funds necessary to finance the change of control offer required by the notes.

      Upon the occurrence of certain change of control events, we will be required to offer to repurchase the notes at a price equal to 101% of their accreted value, plus accrued interest. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchases. If we were unable to make the required repurchases, we would be in default under the notes.

      Purchasers of the notes will be required to include amounts in gross income for federal income tax purposes in advance of receipt of cash payments.

      The notes have been issued with original issue discount for United States federal income tax purposes. As a result, U.S. holders (as defined in "United States federal income tax consequences") will be required to include amounts in income in respect of the notes on a constant yield to maturity basis in advance of the receipt of the cash to which such income is attributable. See "United States federal income tax consequences--Original issue discount."

      We may not be able to deduct a portion of the original issue discount that accrues on the notes.

      The notes are applicable high-yield discount obligations, as defined in the Internal Revenue Code, and the following rules will apply if the yield to maturity of the notes exceeds the "applicable federal rate" in effect at the time of their issuance, plus five percentage points. Under these rules, if the yield to maturity of the notes exceeds the applicable federal rate plus five percentage points, we will not be able to deduct a portion of the original issue discount that accrues on the notes, and the remaining original issue discount on the notes will not be deductible by us until we pay the original issue discount in cash. See "United States federal income tax consequences--Applicable high-yield discount obligations."

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These factors include, among others, those listed under "Risk factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements.

                                 USE OF PROCEEDS

         This prospectus is to be used by Morgan Stanley Dean Witter in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or agent in such transactions. In addition, the other selling holders named in this prospectus may use this prospectus from time to time in connection with offers and sales of the notes that they hold, directly or through agents, dealers, or underwriters to be designated from time to time, in the over-the-counter market, on a securities exchange on which the notes are then listed, in negotiated transactions, or otherwise, at prices and on terms to be determined at the time of sale. We will not receive any proceeds from the sale of the notes by Morgan Stanley Dean Witter or the other selling holders.

                                 DIVIDEND POLICY

      The following is a summary of our dividend policy with respect to shares of our common and preferred stock.

COMMON STOCK

      The holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available to be paid. We have not paid any dividends to the holders of our common stock and do not intend to pay dividends to such holders in the foreseeable future.

SERIES A AND SERIES B PREFERRED STOCK

      The holders of our Series A preferred stock and Series B preferred stock are entitled to receive cumulative dividends, whether or not declared by our board of directors, at an annual rate of 7% of the liquidation preference amount until no later than June 15, 2003. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series A preferred stock or Series B preferred stock, as applicable. After June 15, 2003, dividends will accrue at an annual rate of 7% of the liquidation preference amount and will be payable when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2003, the liquidation preference of the Series A preferred stock and Series B preferred stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and
(b) one quarter of the dividend rate multiplied by the effective liquidation preference. Under our amended and restated certificate of incorporation, we are prohibited from paying dividends on any shares of stock having rights junior to the Series A and Series B preferred stock until all accumulated dividends have been paid on the Series A and Series B preferred stock.

SERIES C PREFERRED STOCK

         Until June 15, 2003, the holders of our Series C preferred stock are entitled to cumulative dividends, whether or not declared by the board of directors, at an annual rate of 8.5%. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series C preferred stock. After June 15, 2003, dividends will accrue at an annual rate of 8.5% of the liquidation preference amount and will be payable when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2003, the liquidation preference of the Series C preferred stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. Under our amended and restated certificate of incorporation, we are prohibited from paying dividends on any shares of stock having rights junior to the Series C preferred stock until all accumulated dividends have been paid on the Series C preferred stock.

         However, the terms of the indenture governing the notes restricts our ability to pay dividends on, or make distributions in respect to, our capital stock. See "Description of the notes."

                                 CAPITALIZATION

         The following table sets forth our total cash and cash equivalents and capitalization as of December 31, 2001. This table should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                                                                                     December 31, 2001
                                                                                     -----------------
                                                                                      (in thousands)
Cash and cash equivalents                                                                   $ 8,309
                                                                                            =======

Long-term debt (including current maturities):
         13% Senior Discount Notes                                                        $  57,757
         Vendor financing facility                                                            9,087
                                                                                          ---------
                  Total long-term debt                                                       66,844
                                                                                          ---------

Mandatorily redeemable preferred stock/(1)/:
         Series A convertible preferred stock                                                29,584
         Series B convertible preferred stock                                                29,584
         Series C convertible preferred stock                                                99,099
                                                                                          ---------
                  Total mandatorily redeemable preferred stock                              158,267
                                                                                          ---------

Stockholders' equity (deficit):
         Common stock                                                                             -
         Additional paid-in-capital                                                          54,328
         Deferred stock compensation                                                           (333)
         Deficit accumulated during the development stage                                   (84,193)
                                                                                          ---------
                  Total stockholders' equity (deficit)                                      (30,198)
                                                                                          ---------
Total long-term debt, mandatorily redeemable preferred stock, and
         stockholders' equity (deficit)                                                   $ 194,913
                                                                                          =========

(1) The mandatorily redeemable Series A, Series B, and Series C preferred stock are required to be redeemed on March 31, 2009 at a redemption price equal to 100% of the then applicable liquidation preference, plus accrued and unpaid dividends to the date of redemption. The mandatorily redeemable Series A, Series B, and Series C preferred stock are entitled to cumulative dividends, payable quarterly in cash, additional shares, or an increase in liquidation preference, as applicable. The annual dividend rates are 7.0% for the Series A and B preferred stock and 8.5% for the Series C preferred stock. The indenture governing the notes restricts our ability to pay cash dividends.

                       SELECTED HISTORICAL FINANCIAL DATA

      The following selected historical financial data are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 2000 and 2001, and the consolidated statement of operations data for each of the three years ended December 31, 2001, and for the period from January 1, 1995 (Inception) to December 31, 2001, have been derived from our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus. The consolidated statement of operations data for the years ended December 31, 1997, and 1998, and the consolidated balance sheet data as of December 31, 1997, 1998, and 1999, are derived from our historical consolidated financial statements not included in this prospectus. Historical results may not be indicative of results for any future period.

                                                                                                            Period From
                                                                                                        January 1, 1995
                                                                    Year Ended December 31,              (Inception) to
                                                 -------------------------------------------------------   December 31,
                                                    1997       1998       1999       2000      2001          2001
                                                 ---------- ---------- ---------- ---------- ----------- --------------
                                                                            (in thousands)
Consolidated Statement of Operations Data:
Revenue                                           $    437   $  1,809   $  5,913   $  3,336   $  12,009   $    28,397
                                                 ---------- ---------- ---------- ---------- ----------- --------------
Cost of goods sold                                     382      1,905      5,120      2,099       9,392        22,533
Selling, general, and administrative                 8,588      4,975     12,763     15,333      15,116        65,196
Research and development                            19,121      9,113      6,956     13,442      11,910        83,846
Gain (loss) from impairment of fixed assets,
   net of insurance recoveries                     (25,519)      (599)         -    107,608           -        81,490
Gain from arbitration settlement                         -      1,515          -          -           -         1,515
Gain (loss) from operations                        (53,173)   (13,268)   (18,926)    80,070     (24,409)      (60,173)
Interest expense                                       (86)    (1,340)    (5,482)    (4,492)     (4,726)      (16,215)
Interest income                                      2,528      1,688      4,089      4,104       2,883        18,233
Income tax provision                                     -          -          -     (3,000)          -        (3,000)
Extraordinary loss on early extinguishment of
   debt, net of deferred tax benefit                     -          -          -          -     (23,038)      (23,038)
                                                 ---------- ---------- ---------- ---------- ----------- --------------
Net income (loss)                                 $(50,731)  $(12,920)  $(20,319)  $ 76,682   $ (49,290)  $   (84,193)
                                                 ========== ========== ========== ========== =========== ==============

Other Consolidated Financial Data:
Capital expenditures                              $ 54,271   $ 26,037   $ 75,238   $ 82,640   $  72,999   $   354,415
Cash provided (used) by operating activities       (14,192)   (10,864)    (6,420)   (18,891)    (79,268)     (152,156)
Cash provided (used) by investing activities       (68,290)    11,471    (97,070)   (57,534)    198,296       (56,356)
Cash provided (used) by financing activities        53,668     (1,972)   180,639        (43)   (116,445)      216,820
Ratio of earnings to fixed charges                       -          -          -      2.89x           -             -
Deficiency of earnings to fixed charges            (56,401)   (18,976)   (31,659)         -     (61,698)     (147,141)

Consolidated Balance Sheet Data (end of period):
Cash and cash equivalents                         $  6,410   $  5,045   $ 82,193   $  5,726   $   8,309
Total assets                                       104,299     85,328    271,469    379,378     210,632
Total debt                                          51,511     49,804    167,148    195,485      66,844
Mandatorily redeemable preferred stock                   -          -    129,978    141,246     158,267
Stockholders' equity (deficit)                      39,737     26,831    (40,114)    26,387     (30,198)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those indicated in such forward-looking statements. Factors that may cause such a difference include, but are not limited to, those discussed in "Risk factors" and "Business."

OVERVIEW

      We commenced development operations on March 31, 1995 with the contribution of the net assets of WorldView Imaging Corporation and certain assets of Ball Corporation. We plan to create and market a variety of information products derived from satellite imagery of the earth's surface. We successfully launched and deployed our QuickBird satellite on October 18, 2001. We completed our initial on-orbit calibration and commission period and commenced commercial operations on February 1, 2002.

      On April 8, 1999, we completed a recapitalization. As a result, all of our existing common and preferred stock were converted into shares of Series C preferred stock at varying conversion ratios. In connection with the recapitalization, ITT Industries, Inc., Morgan Stanley & Co. Incorporated, and entities affiliated with Capital Research and Management Company purchased shares of our common stock, Series A preferred stock, and Series B preferred stock for an aggregate purchase price of approximately $50 million. This investment by the new equity partners caused the existing stockholders, including Ball, to become minority owners. As a result, we may have experienced a change in control. See "Recapitalizations." Also, we obtained the consent of holders of the notes to amend the indenture governing the notes and change the terms of such securities, including extending their maturity to March 1, 2005.

      On July 12, 1999, we completed a private offering of 199,000 units, consisting of the 13% notes and shares of preferred stock. Each unit consisted of a 13% note which had an accreted value of $684.61 and a principal value at maturity in 2007 of $1,000, and 49.095 shares of our 8.5% Series C convertible preferred stock. The offering resulted in aggregate gross proceeds of approximately $136 million. In August 2000, we exchanged all of the original 13% notes for registered 13% notes. We did not receive any proceeds from this exchange offer.

      On February 28, 2001, as required by the indentures governing the notes and our 12 1/2% notes, we offered to purchase all of our outstanding notes and 12 1/2% notes at their accreted values per their respective indentures on the date of purchase, using the insurance proceeds relating to the loss of our first QuickBird satellite in November 2000. The offer expired on April 2, 2001 and we repurchased $127.4 million in principal amount at maturity of the notes and all outstanding 12 1/2% notes on April 3, 2001, resulting in an extraordinary loss on early extinguishment of debt of approximately $23.0 million. The combined repurchase price totaled $172.9 million.

      In connection with the offer, we entered into the Recapitalization Agreement with certain holders of the notes. Pursuant to the Recapitalization Agreement, these noteholders agreed to refrain from tendering their notes in the offer, thus allowing us to have the use of the funds that would otherwise be used to repurchase their notes. Pursuant to the Recapitalization Agreement, we also:

     . granted registration rights to certain holders of notes and Series C preferred stock;

     . obtained the consent of the holders of notes and amended the indenture governing the notes in certain respects;

     .     obtained $9 million of vendor financing from Ball Aerospace;

     .     amended our certificate of incorporation in certain respects;

     . issued 10,843,297 additional shares of our Series C preferred stock to the holders of the notes that signed the Recapitalization Agreement and their assignees;

     . purchased launch and in-orbit insurance for our second QuickBird satellite; and

     . pledged the QuickBird satellite insurance in favor of The Bank of New York, as collateral agent for (a) the holders of notes and for Ball Aerospace, and (b) the holders of our Series A preferred stock and Series B preferred stock.

         See "Recapitalizations - 2001 Recapitalization" for a further discussion of the recent recapitalization transactions.

      We have realized significant operating losses and negative earnings before interest, taxes, depreciation, and amortization, or

EBITDA. We expect our operating expenses to increase as we develop our QuickBird satellite and imaging network, product and service lines, and customer base. We expect our revenue and operating results will vary significantly from period to period.

      Given our growth strategy, we expect to realize significant operating losses at least through the third quarter of 2002 due to anticipated substantial operating expenses, including costs of operating and maintaining our QuickBird satellite and related ground stations, costs of processing and delivering imagery products, additional research and development expenses, and expenditures for sales and marketing, as well as increased general and administrative expenses. Our ability to generate operating income and cash flow is primarily dependent upon the development of related ground systems, our ability to develop a customer base and distribution channels for our imagery products and services, and demand for our products and services. Demand and market acceptance for new products and services is subject to a high level of uncertainty. We cannot assure you that our products will achieve significant market acceptance in existing imagery markets or that new markets anticipated by DigitalGlobe will develop in the expected time periods, if at all.

      Initially, we expect to provide imagery primarily to foreign governments, U.S. government agencies, and large commercial users. We will also target local and municipal governments that currently use aerial and low-resolution satellite imagery for mapping, environmental monitoring, and land use and infrastructure planning. We expect that revenue from government customers will account for a majority of our revenues for the first few years after we begin selling products based on our QuickBird satellite imagery. However, we believe that over the next several years, commercial sales will account for an increasing portion of our revenue as our industry demonstrates the utility of satellite imagery-based products.

      We began generating revenue from our satellite imagery in February 2002. In the first year of operations, we expect most of our revenues to come from government customers who enter into long-term contracts with us. Many customers have waited until our QuickBird satellite was operational to enter into contracts with us.

      We expect that a number of our customers will eventually want to have their own ground stations to receive imagery. However, we expect that many of these customers will wait until full satellite operations are assured before investing in new and upgraded ground stations. Although construction time varies, it usually ranges from six months for an upgrade to two years for a new facility. Until these customers upgrade or construct their own ground stations, they will need to receive delivery of our imagery through our ground stations and distribution systems.

CRITICAL ACCOUNTING POLICIES

REVENUE

      Revenue is recognized when the product has been delivered to our customers. We have generated our revenues primarily from the processing and sale of geographic imagery purchased from third party suppliers. Now that our satellite and production facilities are operational, we expect that our principal source of revenue will be from the licensing of our own satellite imagery and imagery enhancement for end users, value-added resellers, and distributors.

      Seconds on Orbit contracts are designed to establish a fixed dollar amount for priority tasking time on the satellite, which is billed on a quarterly basis, whether or not the rental time or resulting images are used. We believe that our first-come, first-served approach to contracting Seconds on Orbit on our QuickBird satellite will appeal to customers who want high priority tasking. We have designed our Seconds on Orbit contracts to establish long-term relationships with customers and to encourage them to make significant investments in their ground systems and make significant upfront cash payments. Our Seconds on Orbit sales represent a majority of our customer commitments for the sale of QuickBird imagery to date. We expect that Seconds on Orbit will represent our largest source of revenue over the next several years.

      We believe that our planned value-added imagery products represent the greatest potential for long-term growth. Such products include licensing of archived DigitalGlobe and third party imagery, and image processing and enhancement services, and market specific information products. Since familiarity with high-resolution satellite imagery is limited, we expect the markets for these products to develop more slowly than for our Seconds on Orbit and customer requested image products. However, in the longer term, we believe these products have the potential for significant revenue and margins.

COST OF GOODS SOLD

      We do not believe that our historical costs are indicative of our anticipated costs. Cost of goods sold for 2001 and prior periods includes third party geographic imagery sold under contract. Now that our satellite and production facilities are operational, cost of goods sold also will include expenses incurred to operate the data and value-added production facilities, ground stations, and satellite operations, as well as depreciation for these facilities. In addition, cost of goods sold will include depreciation of the satellite and ground systems. Since the expected useful life of the satellite is seven years, we expect to depreciate it on a straight-line basis over a similar period.

      We do not expect our operating cost of goods sold, including labor in production, satellite operations, and ground operations, to vary significantly with revenues. We expect the costs associated with the purchase and resale of third party data to increase as sales of these products increase.

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES

      Selling, general, and administrative expenses include the salaries, benefits, and sales commissions of our distribution, marketing, and customer service personnel, as well as expenses associated with marketing, advertising, and sales programs to support distributor and end user sales. We expect these expenses to increase significantly in the future due to sales staff additions and increased marketing efforts.

      We intend to focus our direct selling efforts on the United States government, foreign national security markets, local governments, and large commercial users. We will market to other users through market specific distributors, value-added resellers, and e-commerce channels. We expect to perform certain value-added services internally, and intend to distribute our imagery to end users through value-added resellers. These resellers can process such data into complex maps and other products for specific applications. As a result, we can limit our initial sales and support infrastructure and leverage the value-added resellers' existing market access and customer relationships, particularly in markets requiring extensive product development, customer education, and long sales cycles.

      Selling, general, and administrative expenses also include the salaries and benefits of the executive staff, accounting, and other corporate expenses. We expect these expenses to increase in the future as we begin our planned commercial operations. As these expenses are primarily fixed, we believe they will decrease as a percentage of revenue over time.

RESEARCH AND DEVELOPMENT

      Research and development costs are principally expensed as incurred and reflect the cost of the design of the satellites, data processing, value-added production facilities, and ground station systems. We record as research and development expense all engineering costs associated with the preliminary design of our satellites where we maintain the risk associated with design failure. Once the design of the satellite is stable and not subject to significant additional modifications, we capitalize additional costs as investments in satellite equipment. Also included are the costs of research and development for ongoing operational improvements and new product and application development. It is our intention to continue to fund the development of new products, processes, and image applications in addition to developing next generation satellite systems.

SATELLITE FAILURE

      Due to the loss of our first QuickBird satellite on November 20, 2000, we wrote off approximately $157 million of satellite costs in fiscal 2000. The impact was a decrease in balance sheet values, specifically, construction in progress (satellite) assets in the year end consolidated financial statements for 2000. We also recognized in fiscal 2000 a receivable in the amount of $265 million for insurance proceeds due to the loss of our first QuickBird satellite, resulting in a net gain on the loss of our satellite of approximately $108 million.

INCOME TAXES

      In connection with our start up expenditures and costs related to the development of the EarlyBird and QuickBird satellites, we have generated significant net operating losses. Our ability to use these net operating losses to offset net income that we may earn in the future may be limited, as we may have experienced an ownership change as defined in the Internal Revenue Code as a result of subsequent stock issuances.

CAPITAL EXPENDITURES

      Property and equipment are recorded at cost. Pursuant to SFAS No. 34, Capitalization of Interest Cost, the cost of significant assets includes capitalized interest incurred during the construction and development period. The costs of satellites under construction are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was incurred. The amount of any such loss would be reduced to the extent of insurance proceeds received as a result of the launch or in-orbit failure.

      Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets (three to seven years). Leasehold improvements and assets acquired pursuant to capital-lease obligations are amortized on a straight-line basis over the shorter of their useful lives or lease terms; such amortization is included in depreciation expense. Repairs and maintenance are expensed as incurred.

      We have incurred significant capital expenditures to construct and launch the second QuickBird satellite, and upgrade both our ground stations and other operating systems. Our QuickBird satellite has now begun initial operations and has an expected useful life of seven years.

      We have begun to develop plans for the satellites that will augment our QuickBird satellite capabilities. The first replacement satellite is planned for launch by 2005. We expect to incur significant research and development costs and capital expenditures to develop these next generation satellites. We believe these satellites will provide significant additional capacity and significantly increase our revenue opportunities compared to the QuickBird system.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2000 COMPARED WITH YEAR ENDED DECEMBER 31, 2001

               Revenue. Our revenue has been generated primarily from the processing and sale of geographic imagery purchased from third-party suppliers. These sources of revenue increased from $3.3 million for the year ended December 31, 2000 to $12.0 million for the year ended December 31, 2001, due to increased quantities of images sold. Revenue from the resale of third-party data was $2.7 million for 2000 and $11.8 million for 2001. Revenue from service contracts was approximately $600,000 for 2000 and $250,000 for 2001.

         Cost of Goods Sold. Our cost of goods sold includes third party geographic imagery sold under contract. As a result of our increased revenue, our cost of goods sold consequently increased from $2.1 million for the year ended December 31, 2000 to $9.4 million for the year ended December 31, 2001. Costs for both periods were primarily the direct costs associated with obtaining third-party geographic imagery for resale.

         Selling, General, and Administrative Expenses. Selling, general, and administrative expenses were $15.3 million for the year ended December 31, 2000 and $15.1 million for the year ended December 31, 2001. We expect these costs to increase in the future as we increase staff levels and implement new procedures as we begin full-scale operations and market entry of our products and services.

         Research and Development. Our research and development costs were $13.4 million for the year ended December 31, 2000 and $11.9 million for the year ended December 31, 2001. These expenses decreased due to staff reductions and reduced operating activities following the loss of our first QuickBird satellite.

         Loss (Gain) from Impairment of Fixed Assets, net of insurance recoveries. No gains or losses from impairment of fixed assets were recognized in 2001, but due to the loss of our first QuickBird satellite on November 20, 2000, we wrote off approximately $157 million of QuickBird costs in 2000. The impact was a decrease in balance sheet values, specifically, construction in progress (satellite) assets in the year-end consolidated financial statements for 2000. We also recognized in the year 2000, a receivable in the amount of $265 million for insurance proceeds due to the loss of the first QuickBird satellite, resulting in a net gain on the loss of our satellite of approximately $108 million.

         Interest Expense. Interest expense was $4.5 million for the year ended December 31, 2000 and $4.7 million for the year ended December 31, 2001. These amounts are net of interest capitalized as part of the cost of building the QuickBird satellites. Interest expense is expected to increase in 2002 due to the cessation of interest capitalization.

         Interest Income. Interest income decreased from $4.1 million for the year ended December 31, 2000 to $2.9 million for the year ended December 31, 2001. Higher average investment balances outstanding during 2001 were offset by lower rates of return.

         Provision for Income Taxes. Due to losses incurred each year since inception, there was no provision for income taxes recorded until 2000. We recorded a provision for income taxes in 2000 for alternative minimum taxes. We had net operating loss carryforwards for federal income tax purposes of $134.5 million and $171.5 million as of December 31, 2000 and 2001, respectively; however, such deferred tax benefits and the fiscal 2000 alternative minimum tax credit were not recorded as assets because we have no history of profitability. In addition, utilization of net operating loss carryforwards may be subject to limitation, depending on changes in our ownership.

         Net Income ( Loss). We had net income of $76.7 million for the year ended December 31, 2000 and a net loss of $49.3 million for the year ended December 31, 2001. The results for fiscal 2000 were favorably impacted by the gain recognized on the satellite insurance recovery. The results for fiscal 2001 were unfavorably impacted by the extraordinary loss on early extinguishment of debt incurred in April 2001, as discussed in Note 1 to our consolidated financial statements.

  YEAR ENDED DECEMBER 31, 1999 COMPARED WITH YEAR ENDED DECEMBER 31, 2000

         Revenue. Revenue decreased from $5.9 million in 1999 to $3.3 million in 2000. The decrease is attributable to a lack of contract revenue during the last three quarters of 2000. New and existing contracts contained few scheduled product deliveries during that time, so little revenue was realized. Revenue from the resale of third-party data was $5.5 million for 1999 and $2.7 million for 2000. Revenue from service contracts and sales from archives was $400,000 for 1999 and $600,000 for 2000.

         Cost of Goods Sold. Our cost of goods sold decreased from $5.1 million in 1999 to $2.1 million in 2000. Costs for both periods primarily consisted of the direct costs associated with obtaining third-party geographic imagery for resale. We do not believe that these costs reflect our anticipated costs of generating satellite imagery once our initial satellite and production facilities are operational, or when acquiring imaging and other data from other sources.

         Selling, General, and AdministrativeEexpenses. Selling, general, and administrative expenses were $12.8 million in 1999 and $15.3 million in 2000. General and administrative expenses remained relatively consistent at $9.9 million for 1999 and $9.6 million for 2000. Selling and marketing expenses increased from $2.9 million in 1999 to $5.7 million in 2000 as a result of increases in sales staff and increased marketing efforts in preparation for market entry of the Company's products and services, originally anticipated for year end 2000.

         Research and Development. Research and development costs increased from $7.0 million for the year ended December 31, 1999 to $13.4 million for the year ended December 31, 2000. The increase was attributable to additional staff and systems development for launch and satellite systems.

         Loss (Gain) from impairment of Fixed Assets, Net of Insurance Recoveries. No gains or losses from impairment of fixed assets were recognized in 1999, but due to the loss of our QuickBird 1 satellite on November 20, 2000, we wrote off approximately $157 million of QuickBird 1 costs in 2000. The impact was a decrease in balance sheet values, specifically, construction in progress (satellite) assets in the year end consolidated financial statements for 2000. We also recognized in the year 2000, a receivable in the amount of $265 million for insurance proceeds due to the loss of QuickBird 1, resulting in a net gain on the loss of our satellite of approximately $108 million.

         Interest Expense. Interest expense decreased from approximately $5.5 million in 1999 to $4.5 million in 2000, as a result of increased capitalization of interest on the higher average balance of construction in progress during 2000.

         Interest Income. Interest income of approximately $4.1 million was substantially consistent in 1999 and 2000. Cash available for investment has steadily declined since the unit offering in July 1999 as we have drawn upon these amounts to fund our operations. Although a greater amount of cash was available for investment in the latter half of 1999, interest income for 2000 was approximately the same due to having more funds available during a longer portion of 2000 than in 1999 and overall higher interest rates in 2000.

         Provision for Income Taxes. Due to losses incurred each year since inception, there was no provision for income taxes recorded until 2000. We recorded a provision for income taxes in 2000 for alternative minimum taxes. We had net operating loss carryforwards of $89.0 million as of December 31, 1999 and $134.5 million as of December 31, 2000; however, such deferred tax benefits and the fiscal 2000 alternative minimum tax credit were not recorded as assets because we have no history of profitability. In addition, utilization of net operating loss carryforwards may be subject to limitation, depending on changes in our ownership.

         Net Income (Loss). We had a net loss of $20.3 million in 1999 versus net income of $76.7 million in 2000. Our net income in 2000 was the result of the recognition of the insurance proceeds from the loss of our QuickBird 1 satellite.

  Year ended December 31, 1998 compared with year ended December 31, 1999

         Revenue. Our revenue increased from $1.8 million in 1998 to $5.9 million in 1999. Our revenue generated from service contracts and sales from archives for 1998 and 1999 was $400,000 for each year.

         Cost of Goods Sold. Our cost of goods sold increased from $1.9 million in 1998 to $5.1 million in 1999. Our costs for third-party geographic imagery increased from $1.2 million in 1998 to $5.1 million in 1999. Our costs for providing services under other service contracts decreased from $700,000 in 1998 to zero in 1999. We do not believe that these costs reflect our anticipated costs of generating satellite imagery once our initial satellite and production facilities are operational, or when acquiring imaging and other data from other sources.

         Selling, General, and Administrative Expenses. Selling, general, and administrative expenses increased from $5.0 million in 1998 to $12.8 million in 1999. General and administrative expenses increased from $3.2 million in 1998 to $9.9 million in 1999. These increased during 1999 as we implemented new systems and procedures in preparation for full-scale operations. Selling and marketing expenses increased from $1.8 million in 1998 to $2.9 million in 1999. These increased in 1999 as a result of increases in sales staff and increased marketing efforts in preparation for anticipated market entry of our products and services in 2000.

         Research and Development. Research and development costs decreased from $9.1 million in 1998 to $7.0 million in 1999. Costs associated with the design of the satellites decreased from $3.3 million in 1998 to $2.5 million in 1999. The remaining research and development costs were associated with the design of the archival and value-added production facilities for image data, ground stations, and satellite control operations.

         Interest Expense. Interest expense increased from approximately $1.3 million in 1998 to $5.5 million in 1999, as a result of increased capitalization of interest on the higher average balance of construction in progress during 1999 and the additional debt outstanding.

         Interest Income. Interest income increased from approximately $1.7 million in 1998 to $4.1 million in 1999. As a result of the unit offering in July of 1999, there was a significantly greater amount of cash available for investment during the latter half of 1999.

         Provision for Income Taxes. Due to losses incurred during 1999, there was no provision for income taxes recorded. As of December 31, 1999, we had approximately $89.0 million in net operating loss carryforwards; however, such deferred tax benefits were not recorded as an asset because we have no history of profitability. In addition, utilization of net operating loss carryforwards may be subject to limitation, depending on changes in our ownership.

         Net Income (Loss). We had net losses of $12.9 million in 1998 and $20.3 million in 1999.

LIQUIDITY AND CAPITAL RESOURCES

         Net cash used by operating activities increased from $18.9 million for the year ended December 31, 2000 to $79.3 million for the year ended December 31, 2001. This increase was primarily the result of the payment of accrued interest and the extraordinary loss incurred in conjunction with the redemption of notes in 2001. The accrued liabilities at December 31, 2001 include the remaining premiums of $5.7 million due in April 2002 for the launch and on-orbit insurance related to our second QuickBird satellite.

         Net cash used by investing activities of $57.5 million for the year ended December 31, 2000 increased to net cash provided by investing activities of $198.3 million for the year ended December 31, 2001. This increase was primarily the result of the receipt of insurance proceeds from the loss of our first QuickBird satellite.

         Net cash used by financing activities increased from $42,815 for the year ended December 31, 2000 to $116.4 million for the year ended December 31, 2001. This increase was primarily the result of the redemption of notes in 2001.

         In February 2001, we secured a commitment for a $20.75 million borrowing facility with Boeing Capital Services Corporation. If drawn, the facility would accrue interest at LIBOR plus 4% to 6%, depending upon the duration of the borrowing. The commitment is subject to the negotiation and execution of a credit agreement and DigitalGlobe having $125 million of contractually committed orders or some form of facility guarantee in place. As we have not yet met these requirements, these funds are not currently available. The facility is available through September 30, 2002, will have a two and a half year term and has an annual commitment fee of 50 basis points payable quarterly in arrears. At December 31, 2001, we had incurred deferred financing costs of approximately $500,000 related to this facility.

         The Company's contractual obligations at December 31, 2001, including future interest payment requirements on debt obligations, were as follows:

                                                                                   2006 and
                                     2002       2003       2004       2005       Thereafter
                                 ----------  ----------  ----------  ----------  ----------
Long-term debt                    $  7,067    $ 12,648    $  9,315    $  9,315    $ 85,622
Accounts payable and
   accrued liablities*              15,719           -           -           -           -
Operating leases                     1,008         970         913         350           -
Unconditional purchase
   obligations                       4,545          45           -           -           -
Other                                2,000           -           -           -           -
                                 ----------  ----------  ----------  ----------  ----------
   Total contractual obligations  $ 30,339    $ 13,663    $ 10,228    $  9,665    $ 85,622
                                 ==========  ==========  ==========  ==========  ==========

   * This amount includes our final insurance premium of $5.7 million due in April 2002. If we do not make the premium payment, we will be in default of the indenture governing our outstanding notes.



         On January 25, 2002, the Company acquired exclusive rights for the distribution of satellite products and services to the United States agriculture and defense markets from SPOT Image Corporation, a subsidiary of SPOT Image S.A., in exchange for approximately $50.0 million of cash and certain data purchase commitments. The data purchase commitments vary by period during the six and one-half year term of the agreement. If we do not meet 80% of our data purchase obligations after any contract year of the agreement, we may terminate the agreement. However, upon termination we remain obligated for 45% of the next year's minimum data purchase commitment. Minimum payments under the agreement are currently approximately $7.0 million and $3.8 million in 2002 and 2003, respectively.

         We do not expect to generate positive cash flow from operations until at least the third quarter of 2002. Accordingly, our existing capital resources will not be sufficient to meet our anticipated cash needs in fiscal 2002, including the payment of an insurance premium due in April 2002 as set forth in the above contractual obligation table. We believe that we currently have an agreement in principle with our existing investors to loan to us funds sufficient to meet our anticipated cash needs to fiscal 2002 and beyond. Failure to consummate the agreement in principle or obtain additional financing capital when needed would significantly diminish or eliminate our ability to continue as a going concern.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

         We invest our cash and cash equivalents and restricted investments in short-term, U.S. dollar interest-bearing, investment grade securities with maturities less than 90 days. As of December 31, 2001, the interest rates on these investments have not fluctuated more than one percentage point since they were purchased. We do not currently hold any derivative instruments and do not engage in hedging activities. Also, we are not obligated for any variable interest rate debt or lines of credit, and currently do not generally enter into any transactions denominated in a foreign currency. Therefore, our exposure to interest rate and foreign exchange fluctuations is minimal.

                                    BUSINESS

         EarthWatch Incorporated was incorporated on September 30, 1994 under the laws of the State of Colorado and, on August 21, 1995, was reincorporated in the State of Delaware. We commenced development operations on March 31, 1995 with the contribution of the net assets of WorldView Imaging Corporation and certain assets of Ball Corporation. We do business under the name DigitalGlobe and therefore, in this document refer to our company under the name DigitalGlobe as well.

         We plan to create and market a variety of information products derived from satellite imagery of the earth's surface. We successfully launched and deployed our QuickBird satellite on October 18, 2001. We released our first imagery from our QuickBird satellite on December 17, 2001. We completed our initial on-orbit calibration and commission period and commenced commercial operations on February 1, 2002.

         Our QuickBird satellite collects high-resolution digital imagery of the earth's surface. Our QuickBird satellite collects 0.6-meter resolution gray scale and 2.44-meter resolution color imagery of the earth and revisits most areas within three to five days.

         EarthWatch Incorporated is a Delaware corporation. Our principal executive offices are located at 1900 Pike Road, Longmont, Colorado 80501-6700. Our telephone number is (303) 682-3800.

INDUSTRY OVERVIEW

         We believe that access to accurate, affordable, and timely data has been, and still is, the single largest problem facing the Geographic Information Systems, or GIS, market. Users have few alternative sources from which to obtain data and we believe that high-resolution satellite imagery provided by the QuickBird system will provide an important alternative source to aerial photography and low-resolution satellite imagery, such as Landsat and SPOT. Imagery with a resolution of one-meter or better can detect and locate many objects that previously could not be identified using low-resolution satellite imagery. High-resolution satellite imagery offers Geographic Information Systems' customers a number of advantages, including computer compatibility, large area coverage, and up-to-date information.

         In addition to providing high spatial resolution gray scale (panchromatic) imagery, high-resolution satellites can take precise color and near infrared (multispectral) imagery, enabling a wide range of monitoring, detection, and exploration applications. The digital format of satellite imagery facilitates quick delivery, enables low-cost archiving, allows for image enhancement and manipulation, and preserves much more information value than analog imagery.

       We are not aware of any additional competitors that plan to enter this market other than our three announced competitors:

       . Space Imaging, Inc., which successfully launched its first .8-meter resolution satellite in September 1999 and has begun serving the commercial market;

       . Orbital Imaging Corp., or Orbimage, which is developing a 1-meter high -resolution imaging system, which is scheduled for launch during the third quarter of 2002, as publicly announced; and

       . ImageSat International, which successfully launched a 1.8-meter resolution satellite in December 2000 and has announced plans to launch an .8-meter high-resolution satellite for commercial use during the fourth quarter of 2003. ImageSat also recently announced that it plans to offer .6-meter resolution images from its 1.8-meter high-resolution satellite through software upgrades and new processing techniques by the second quarter of 2002.

       We believe there are significant barriers for other potential entrants. The design, creation, launch, and operation of an integrated high-resolution commercial satellite system require significant expertise and knowledge. We, and each of our three announced competitors, have been developing commercial satellite imagery systems for more than five years. We believe it would take a new potential competitor more than four years and significant capital to develop and construct a high-resolution commercial imaging satellite. Most aerospace companies capable of constructing such a satellite have already aligned themselves with one of the announced entrants. As a result, we believe that DigitalGlobe, together with the other announced entrants, will have a significant advantage over future competitors seeking to enter this market.

       We also believe that the emergence of high-resolution commercial remote sensing satellites will stimulate new spending to create and update Geographic Information Systems databases, especially in emerging markets in Asia, Australia, the Middle East, and South America. Furthermore, we believe that a larger, more profitable market will evolve for value-added information products derived from raw imagery data processed and packaged to meet the demands of specific users. Traditionally, overhead imagery products have been marketed in the form of raw data. We seek to be a leading provider of value-added imagery-based applications and services, rather than just a provider of satellite imagery. We believe our advanced image processing technology and user-friendly distribution network will enable us to make imagery easy to use, affordable, and accessible. We believe that our focus on developing industry-specific products will stimulate demand and expand the market for satellite imagery and related products.

STRATEGY

         We are committed to achieving leadership positions in specific markets for digital imagery and derivative information products. Our strategy to achieve our objectives includes the following elements:

BECOME A LEADING PROVIDER OF IMAGERY-DRIVEN SOLUTIONS

         Overhead imagery products have traditionally been marketed in the form of raw data. However, we believe that a larger, more profitable market will evolve for value-added information products derived from raw imagery data, processed and packaged to meet the demands of specific users. We seek to be a leading provider of value-added imagery-based applications and services, rather than just a provider of satellite imagery. We believe our advanced image processing technology and user-friendly distribution network will enable us to make imagery easy to use, affordable, and accessible. We intend to continuously develop industry-specific value-added products, such as tailored damage assessment products for the insurance industry and crop monitoring products for the agriculture industry. We believe that our focus on industry-specific products will stimulate demand and expand the market for satellite imagery and related products.

PURSUE TARGETED MARKET ENTRY AND EXPANSION

         Recognizing that we cannot address every possible sales opportunity ourselves, we will focus on specific customer segments and new commercial markets. We are focusing initially on providing imagery products to the largest potential users and early adopters, such as United States government agencies and foreign governments, in order to rapidly build a core group of customers. We then intend to incrementally expand our target markets by pursuing commercial markets and applications for higher margin, value-added products that offer prospects for long-term growth. This targeted marketing strategy will limit the number of products that we offer initially and simplify the logistics of supporting our customers. In addition, this focus should allow us to avoid building the large and costly marketing and sales organization that would be required to pursue a wide range of market opportunities simultaneously.

         In addition to our direct sales efforts, we market our products through market specific distributors, agents, value-added resellers, and e-commerce channels. We work with value-added resellers to enhance existing applications and develop new products based upon our imagery. This allows us to limit our initial sales and support infrastructure and to leverage the value-added resellers' existing market access and customer relationships, particularly for markets that require extensive product development, customer education, and long sales cycles.

MAINTAIN LEADERSHIP THROUGH PARTNERSHIPS WITH LEADING TECHNOLOGY COMPANIES

         We will seek to establish our technological leadership in the remote sensing industry as an innovative provider of imagery through partnerships with leading aerospace and information technology companies. Our strategic partners, including Ball Aerospace, Datron/Transco Inc., Hitachi, Ltd., ITT Industries, Inc., MacDonald Dettwiler & Associates, Ltd., and Telespazio S.p.A. have supplied us with much of the technology, components, and services for our satellite imaging system.

LEVERAGE OUR TECHNICAL ADVANTAGES

       We believe our QuickBird satellite system offers significant technical advantages over the three other competitive commercial satellite-based systems that have been announced. These advantages include:

       .   the highest available resolution;

       .   the widest imaging area; and

       .   the largest image storage capacity.

       Assuming that our QuickBird satellite system continues to operate as we expect, we believe that by the end of 2003 we will be able to archive most key urban areas and other areas of interest worldwide.

       With the loss of our first QuickBird satellite, and the corresponding decreased capacity, imagery, and revisit times inherent in a one-satellite system, populating our archive will require more time than previously planned. Even with this decrease, we believe the above technical advantages will allow us to collect more usable imagery per day than our competitors, enabling us to provide more imagery to our customers, to update such imagery more frequently, and to build an imagery archive more rapidly.

       We believe that these advantages, taken together, will provide one of the best commercially available systems for producing low cost, high-resolution, map quality imagery over large areas of the earth's surface. We have positioned our satellite in an orbit that provides revisit capability from three to five days, so that we will be able to collect imagery on virtually every location on the earth's surface every three to five days. Applications that require near real-time high-resolution imagery, such as monitoring natural disasters, civil emergencies, and regional security, will benefit from this frequent revisit capability.

BUILD DIRECT RELATIONSHIPS WITH KEY CUSTOMERS AND MARKET INFLUENCERS

         To build market presence and demonstrate new product applications quickly, we will seek to identify key early adopters and influencers in each target market and develop close customer relationships. We will seek to expand our reach to potential customers through partnerships with leading information technology companies, distributors, agents, value-added resellers, and customers. For example, in addition to contributing to our systems development program, Hitachi will serve as the master international distributor of our products and services in Asia, and Telespazio, will do the same in Europe. We also plan to license our products through value-added resellers in North America and in those regions of the world not covered by exclusive reseller distribution agreements.

         In contrast to our competitors, we intend to create an open system to support purchasers of raw imagery data who desire to process such data using their own facilities. We plan to provide to purchasers the detailed support data, including our satellite camera model and downlink formats, necessary to enable them to perform their own image processing. By supporting open systems interoperability, we believe we can stimulate third party software developers and value-added resellers to develop innovative products and applications that use our imagery data. We also intend to establish relationships with one or more leading retail websites to sell our mapping and other imagery products directly to consumers.

DEVELOP COMPREHENSIVE DIGITALGLOBE ARCHIVE

         We plan to create an Internet-based proprietary database of imagery collected from our QuickBird satellite and other third party satellite and aerial imaging companies. We plan to use a portion of our imaging capacity not being used to address specific customer requests to prospectively collect and archive imagery of key geographies and markets.

         We believe that once our proprietary DigitalGlobe archive of imagery is established and combined with value-added image enhancement tools and processing software, it will facilitate an array of new geographic information, mapping, and multimedia applications and markets that do not currently use geographic imagery. For example, a user could log on to our Internet site, view the entire earth, and then focus in on a country, state, city, or town, or even a specific neighborhood or street corner. In addition, in the future, a user could view interactive fly-throughs of selected areas of interest, such as popular tourism sites or golf courses for vacation planning, or residential neighborhoods for relocation or home purchasing.

TARGET MARKETS AND APPLICATIONS

         Within the overhead imagery market, we will initially target worldwide commercial and government applications for surveillance, Geographic Information Systems, and mapping. Within the market for federal, state, and local government users, we are serving domestic and foreign intelligence and security agencies, as well as civilian agencies that use overhead imagery for environmental monitoring, land use, disaster management, and infrastructure planning. We are also targeting civilian agencies and local and municipal governments that currently use aerial and low-resolution satellite imagery for mapping, environmental monitoring, land use, and infrastructure planning. In the longer term, we expect that our customers will include commercial users in industries such as mapping and surveying, oil, gas, and mineral exploration, agriculture, forestry, scientific and environmental monitoring, and insurance risk analysis and damage assessment.

PRODUCTS AND SERVICES

         We offer high-resolution panchromatic and multispectral imagery collected from our QuickBird satellite, as well as other third-party data. In addition, we are the exclusive distributors of SPOT Image S.A. satellite imagery products (which are lower-resolution images), and value added products derived from those products, to the defense and agricultural markets in the United States and its territories.

         We also plan to develop and market specific value-added products for commercial applications. We will incorporate imagery collected by our satellite and other airborne and satellite systems into the DigitalGlobe, providing imagery to customers primarily in digital form that can be easily stored and processed on a computer. Our customers may also receive products in other forms, such as on CD-ROM or printed copy.

         We offer sophisticated government, scientific, and commercial users raw imagery data on a near real-time basis from customer designated satellite tasking assignments. Our Seconds on Orbit product, also known as SOO, is specifically designed for customers who want high priority tasking. Customers can also purchase imagery of a desired location. In addition, we can process and enhance acquired imagery to make it more useful to a customer.

         We price our products according to market conditions and perceived consumer value. In addition, we retain ownership of all imagery collected by our satellite and license our imagery to customers in a manner similar to software licenses. See "--Proprietary rights."

SALES, MARKETING, AND DISTRIBUTION

         We deliver our products through direct sales, e-commerce channels, and through our master international distributors. We are currently expanding these channels to include value-added resellers. Our direct sales organization is structured to provide relationship-based sales to early adopters and key market influencers, such as large governments and commercial customers. While our direct sales organization is not a large organization, we supplement our in-house sales force with third-party sales agents. These sales agents market a variety of similar products and have extensive contacts and customer relationships in the industries or regions they serve. Each sales agent is dedicated to one or two customers, or to a single vertical market, such as mapping. In addition to the direct sales force, we have a distributor sales force that is responsible for selection, recruitment, and management of the distributor network. They are teamed with customer service representatives to ensure that distributors have the necessary training and support to maximize sales.

MASTER INTERNATIONAL DISTRIBUTORS

         We have formed strategic relationships with Hitachi Software in Asia and Telespazio in Europe to be our master international distributors. Hitachi Software is developing innovative information products to expand distribution of our imagery to both businesses and individuals. Telespazio has designated its majority owned subsidiary, Eurimage, as its reseller. Eurimage is the largest distributor of satellite imagery in Europe and has an extensive distribution system in place. We believe both master international distributors have developed, and will continue to develop, value-added resellers in their respective regions. The master international distributors will serve as resellers and value-added resellers in their respective regions. Such activities include providing online distribution channels and direct links to our headquarters in Longmont, Colorado. Eurimage has implemented a Web-based ordering and delivery system for its existing customers and is in the process of modifying this system to include QuickBird products.

VALUE-ADDED RESELLERS

         We are currently selecting value-added resellers based on demonstrated distribution capability within target market segments. We are seeking value-added resellers that are strong product advocates, especially in markets where the application value of high-resolution imagery remains unproven. We are basing our selections on capability and willingness to work cooperatively with DigitalGlobe in designing and selling market-specific information products.

DIRECT ONLINE DISTRIBUTION

         Because our products are in digital form, customers will be able to access products in the DigitalGlobe database through the Internet or another online service. For our master international distributors, who are expected to regularly download large volumes of data and may require imagery immediately upon receipt by ground stations, we plan to offer a direct network connection to our master data facility. Our customers may access the DigitalGlobe by means of our Web-based user interface. Similar to widely available search tools and browsers, the DigitalGlobe archive will be available for browsing by customers to order imagery and products, and to track the status of orders online.

ORDER PROCESSING

         We have developed an automated order processing system that verifies and accepts direct orders. This system is linked to our tasking, production, and accounting systems. Orders that we cannot fill with previously archived DigitalGlobe products are prioritized according to parameters such as project timing and size, prevailing weather conditions, and other imaging requests, and then translated into tasking commands passed on to the satellite. After each orbit, orders are matched with successful results obtained from the satellite downlink. Specific orders for large areas require tasking over several orbits and days.

QUICKBIRD SATELLITE AND GROUND SYSTEM OPERATIONS

QUICKBIRD SATELLITE

         We operate one satellite. Our QuickBird spacecraft recently completed an initial on-orbit calibration and commission period and is currently producing imagery.

GROUND STATIONS AND SATELLITE CONTROL

         Our QuickBird satellite is supported by two ground stations located in Fairbanks, Alaska and Tromso, Norway. We control our satellite from the mission control center at our headquarters in Longmont, Colorado.

DIGITALGLOBE ARCHIVE AND GEOSPATIAL OPERATIONS

         The DigitalGlobe value-added product archive is designed to provide customers access to a range of products, including precision corrected image maps, digital elevation models, and terrain-corrected image maps, as well as maps and additional geographic data. We believe that by the end of 2003, we will be able to archive most key urban areas and other areas of interest worldwide, and will be able to continually update this imagery. We also maintain a geospatial operations facility to produce orthoimages and digital elevation models from a variety of data sources.

RISK MITIGATION

PROVEN TECHNOLOGY

         We have followed a low-cost design philosophy that capitalizes on the expertise of our strategic partners while incorporating proven technology used by other satellite systems.

INSURANCE

         We have insurance policies that covered the launch of our QuickBird satellite and that cover its operation through October 17, 2002. The launch insurance covers total failure, as well as partial failure by the satellite to achieve proper orbit or to perform in accordance with specifications through October 17, 2002. We are evaluating our alternatives for insurance covering the operation of our satellite after October 17, 2002, but we cannot assure you that we will be able to obtain this insurance on terms acceptable to us or at all.

RESEARCH AND DEVELOPMENT

         We plan to continue to invest in research and development to develop improved satellite technology, develop the DigitalGlobe archive, and maintain technological leadership in geographic imagery products and related systems. We will also acquire licenses for existing technology where we determine that adapting existing technology would be less expensive than developing it internally.

         Our research and development costs were $11.9 million in 2001, $13.4 million in 2000 and $7.0 million in 1999.

COMPETITION

         Traditional sources of image-based information have included aerial photography and existing low-to-medium resolution earth orbiting satellites. Our principal competitors in high-resolution space imaging collection are Space Imaging (United States), Orbimage (United States), and ImageSat (Israel). Space Imaging successfully launched a satellite in September 1999 and has been distributing imagery to its customers since that time. ImageSat successfully launched a satellite in December 2000 and began receiving images shortly thereafter.

         To a lesser extent, we also compete on a regional basis with independent aerial photography companies, as well as radar and low-resolution commercial satellite systems such as Landsat, SPOT, and the 6-meter resolution satellite launched by the Indian Government. However, we expect our competition in the future to come primarily from high-resolution satellite systems developed and operated by other commercial enterprises or foreign governments.

AERIAL PHOTOGRAPHY

         Commercial aerial photogrammetry firms serve highly fragmented and localized markets. Customers requiring imagery from different geographic areas must coordinate with several providers, which increases the cost and time necessary to obtain imagery data. For large projects, aerial photogrammetry firms usually require substantial lead-time, resulting in a product that may be out of date by the time it is delivered. Also, these firms typically produce aerial imagery in analog form on photographic film rather than in digital form, making post-image processing more difficult and hindering development of value-added applications such as complex mosaics.

         Satellite imagery addresses many of the limitations of aerial photography, allowing cost effective collection of data over large areas in a short time, access to remote regions of the world and restricted airspace, and timely delivery of data in digital form. Nonetheless, for certain applications, aerial photography is highly efficient and competitively priced. Since these applications tend to require a limited geographic scope and spatial resolution of less than one meter, we do not view aerial providers as direct competitors. Conversely, we intend to work with these companies and expect that many will purchase, enhance, and resell our imagery to their customers. We also expect to continue to purchase and resell aerial imagery to enrich our DigitalGlobe archive and our product mix.

NEW COMMERCIAL HIGH-RESOLUTION SATELLITE SYSTEMS

         Space Imaging launched the first successful commercial high-resolution satellite in September 1999. Other competitors include ImageSat, which successfully launched its high-resolution satellite in December 2000, and Orbimage which has announced plans to launch a high-resolution satellite in 2002.

         Space Imaging. Space Imaging, a joint venture owned collectively by Lockheed Martin, Ratheon, and Mitsubishi, has successfully launched and deployed a .8-meter resolution satellite named IKONOS and a global archive for storage of imagery. Space Imaging has access to significant technological and capital resources through its partners and has distribution rights to both Landsat 4 and 5 within the United States, and to Indian Remote Sensing satellite data.

         Orbimage. Orbimage is a provider of global space-based imagery. Currently, it has two low-resolution satellites in operation: OrbView 1 and OrbView 2. It has also acquired limited rights to market and sell, in the United States of America, imagery from RadarSat 2, a high-resolution commercial radar imaging satellite being constructed by the Canadian government. Orbimage also developed two 1-meter resolution satellites. OrbView 4, which was launched in September 2001, failed to achieve orbit. Orbimage has recently announced that it plans to launch OrbView 3 during the third quarter of 2002.

         ImageSat. ImageSat International is a joint venture composed of government-owned Israel Aircraft Industries, Electro-Optics Industries, and Core Software Technology Inc. ImageSat has announced plans to launch and operate a constellation of 1.8-meter and .8-meter resolution commercial imaging satellites named EROS, one of which is for the Israeli government and was launched in December 2000, and the other of which will be for commercial use and is scheduled for launch in 2003. Based on the announced specification for EROS satellites, we believe that they will offer lower performance than our QuickBird satellite. However, ImageSat is associated with the Israeli government and, if subsidized, could be able to compete aggressively on price. ImageSat's first customer, the Israeli government, has announced that it has reserved the full capacity of ImageSat's first and third satellites in specific geographic areas.

         Although the satellites of each of the companies mentioned above have similar spatial and spectral resolutions as the QuickBird system, based on their public announcements, we believe that our QuickBird system will offer significant technical advantages over the competition.

         We believe that the Orbimage and ImageSat satellites appear to be better suited for reconnaissance than for mapping. QuickBird and IKONOS qualify as both mapping and reconnaissance satellites.

         Space Imaging's IKONOS is designed to offer mapping capability. However, we do not believe that the IKONOS satellite will compete equally with QuickBird in terms of collection capacity. The IKONOS satellite offers only an 11-kilometer swath, 64 gigabytes of storage, and a maximum positional accuracy of four meters. In contrast, our QuickBird satellite offers a 16-kilometer swath width and 128 gigabytes of on-board storage. We believe that we will be able to collect more imagery per day than Orbimage or Space Imaging. Accordingly, we should have more images to sell and should be able to populate our digital archive faster than these competitors.

STRATEGIC RELATIONSHIPS

         We have teamed with the six strategic partners listed below. These partners are leaders in their respective industries, and we believe that their expertise and resources will contribute significantly to establishing DigitalGlobe as a leader in satellite imaging technology. Our partners are providing us with technology, components, and services that we believe will contribute materially to our business. Each of our partners has an equity stake in DigitalGlobe, some of which equity stakes were obtained in exchange for providing DigitalGlobe with goods or services.

ITT INDUSTRIES

         ITT Industries, Inc. is a leading global supplier of sophisticated military defense systems and industrial components for the transportation, construction, and aerospace industries. ITT Industries has provided innovative satellite sensor systems to NASA and the National Oceanic and Atmospheric Administration for more than 25 years. In addition to making an equity investment in DigitalGlobe in April 1999, ITT Industries entered into a 10-year strategic supplier agreement as integrator of sensors for future DigitalGlobe systems. ITT Industries will provide such sensors and associated services on a best value basis. We have entered into a contract with ITT Industries under which it provided the QuickBird satellite scheduling and tasking system, and a QuickBird spacecraft simulator. In addition, we have contracted with ITT Industries to assist us in developing technical specifications and the sensors for our next generation satellites.

BALL AEROSPACE

         Ball Aerospace is a leading supplier of remote sensing, military, and space technology. Ball Aerospace has developed and successfully executed 37 satellite-related projects. Additionally, Ball Aerospace has developed and implemented the in-orbit solution for problems faced by the Hubble Space Telescope's optical system. As the prime contractor for the QuickBird system, Ball Aerospace provided design, construction, and integration for the imaging payload and spacecraft bus of our QuickBird satellite.

HITACHI SOFTWARE

         Hitachi Software Engineering Company, Ltd. is a leading manufacturer of high technology products and is a major Japanese supplier of Geographic Information Systems software and hardware. Hitachi Software has established relationships in both the military and commercial Geographic Information Systems markets in Asia, which, we believe, are currently the fastest growing Geographic Information Systems markets in the world. Hitachi Software is our master international distributor in Asia.

TELESPAZIO/EURIMAGE

          Telespazio, S.p.A. is a leading owner and operator of satellite data downlink and control facilities in Europe. Telespazio maintains a large earth observation division with extensive international Geographic Information Systems and mapping capabilities. It is also a part owner of Eurimage, a company that manages the largest European satellite imagery sales and distribution network. Eurimage is Telespazio's licensed reseller in Europe.

MACDONALD DETTWILER & ASSOCIATES

         MacDonald Dettwiler & Associates, Ltd. is a leading supplier of ground processing systems for civilian satellite data and has provided our image data archiving and distribution capabilities.

DATRON

         Datron/Transco Inc. provides products and services for emerging radio and satellite communication markets, primarily for ground uplink facilities. Datron supplied us with ground station equipment for our QuickBird satellite. All three antenna systems to be provided by Datron have been completed and the first two ground station antenna systems have been installed in Fairbanks, Alaska and Tromso, Norway.

CUSTOMERS

U.S. Government

         During 2001, 2000 and 1999, approximately 89.8%, 92.9% and 99.2%, respectively of our total annual revenues were derived from contracts with the U.S. government. Most of our U.S. government contracts are funded incrementally on a year-to-year basis. Changes in government policies, priorities or funding levels through agency or program budget reductions by the U.S. Congress or executive agencies or the imposition of budgetary constraints could materially adversely affect our financial condition or results of operations.

         DigitalGlobe's major contracts with the U.S. government are firm fixed-price contracts under commercial terms. Under firm fixed-price contracts, work performed and products shipped are paid for at a discount from the current published prices without adjustment for actual costs incurred in connection with the contract.

         All our U.S. government contracts provide that such contracts may be terminated for convenience by the U.S. government. Furthermore, any of these contracts may become subject to a government-issued stop work order under which we would be required to suspend production or delivery. In the event of a termination for convenience, contractors should be entitled to receive the purchase price for delivered items, reimbursement for allowable costs for work in process and an allowance for reasonable profit thereon or adjustment for loss if completion of performance would have resulted in a loss.

         The National Aeronautics and Space Administration, or NASA, accounted for approximately $2.7 million or 23% of our revenue and the National Imagery and Mapping Agency, or NIMA, accounted for approximately $7.8 million or 66.8% of our revenue during the fiscal year ended December 31, 2001. Any termination of our relationships with NASA and NIMA would have a material adverse effect on our current operating results and financial condition. NASA and NIMA retain our services on a case-by-case basis and may choose at any time to use another firm to provide the services that we perform. Therefore, any shift in either NASA's or NIMA's decisions to continue to use our services could also result in substantially reduced revenues for us. At February 28, 2002, we had contractual commitments from NASA and NIMA totaling $11.25 million to purchase imagery over the next three years.

SOO Customers

 At February 28, 2002, we had contracts totaling $29.9 million from our foreign governmental customers to purchase our premium tasked SOO products over the next five years. The ability of our customers to meet their annual commitments under these contracts is subject to the availability of annual governmental appropriations.

PROPRIETARY RIGHTS

         We have developed proprietary technology relating to our data processing systems, and imagery product processing and distribution systems. We also have acquired the right to use technology from our strategic partners. We plan to combine components and systems incorporating our technology and our strategic partners' technology to produce one or more satellites, an image archive, and a distribution network. We have applications pending for U.S. patents relating to our next generation remote sensing system for the agricultural market and related products. We rely primarily upon copyright and trade secret laws for protection of our proprietary technology. The source code for our own proprietary software is protected as an unpublished copyrighted work and as a trade secret.

         We also generally enter into confidentiality agreements with our employees, consultants, vendors, customers, and licensees, and limit access to our proprietary designs, software, and other confidential information. We own United States trademark registrations for "DigitalGlobe," a graphic representation of the DigitalGlobe, "Your Planet Online," and "SOO." We have submitted, and will continue to submit, trademark applications for our operations.

GOVERNMENT REGULATION

         Our business is subject to regulation in the United States and abroad.

COMMERCIAL REMOTE SENSING LICENSE

         We have received our licenses from the National Oceanic and Atmospheric Administration, or NOAA, for QuickBird satellite operations. The licenses contain restrictions to protect the foreign and national security policies of the United States and to implement United States obligations under various international agreements. Under such licenses, we must also provide the United States government with access to, and the use of, our data at commercial market prices. The United States government may limit the commercial distribution of such data in certain circumstances.

COMMUNICATIONS FREQUENCY LICENSE

         We have licenses issued by the Federal Communications Commission, or FCC, to operate radio frequency devices aboard our satellites and at ground stations located in the United States. The FCC has allocated to us frequency spectrum for telemetry, tracking and control operations, and data downlinks, and we have obtained a license for our QuickBird satellite. Also, the FCC has granted us 10-year licenses to operate the ground stations in Fairbanks, Alaska and Longmont, Colorado. We have received from the FCC a license to launch and operate two remote-sensing satellites. The license authorizes us to transmit imagery to earth and to perform telemetry, tracking, and command of the satellites.

         In order to operate internationally and comply with international regulations, the FCC has recorded the DigitalGlobe network with the International Telecommunications Union (ITU) on our behalf. The ITU frequency coordination is necessary to maintain interference protection with other international satellite systems. DigitalGlobe's use of these frequencies is now protected.

IMPORT AUTHORIZATIONS AND FOREIGN GOVERNMENT LICENSES

         We may be required to obtain import authorizations or licenses from foreign governments in order to market and distribute DigitalGlobe data and products, and to operate ground station facilities outside the United States. NOAA must also be notified of any significant agreements with foreign governments or companies who provide for the tasking of satellites or sensors, for real-time direct access to unenhanced data, or for high volume data purchase agreements.

EMPLOYEES

         As of December 31, 2001, we employed 208 full-time employees. Of these employees, 45 were in data systems, 79 were in ground, product, and space operations, 42 were in marketing, sales, and customer service, and 42 were in executive, finance, and administration. None of our employees are represented by a labor union or are covered by a collective bargaining agreement. We consider our employee relations to be good.

PROPERTIES

         Our principal executive offices consist of approximately 77,988 square feet of leased space located in Longmont, Colorado. The term of this lease runs through April 2005. Our monthly payments under this lease are approximately $92,720. We lease a 5000 square foot warehouse for $3,373 per month. The term of the lease expires on May 31, 2003. We also lease approximately ten acres for our ground station located in Fairbanks, Alaska and 400 square feet of space for our ground station located in Tromso, Norway. The term of the Alaska lease expires on July 10, 2005 and the term of the Norway lease expires six months following the cessation of QuickBird operations. Our payments under these leases are approximately $4,000 semi-annually for the Alaska lease, and approximately $15,000 (based on current exchange rates) annually for the Norway lease.

LEGAL PROCEEDINGS

         We are not currently a party to any material pending legal proceedings.

                                   MANAGEMENT

Directors, executive officers, and key employees

         The following table provides information concerning our directors, executive officers, and certain key employees as of December 31, 2001:

Name                                        Age    Position
----                                        ---    --------
Herbert F. Satterlee III...............      46    Chief Executive Officer, President, and Director
Henry E. Dubois........................      40    Chief Operating Officer, Chief Financial Officer, and Executive Vice President
Walter S. Scott........................      43    Chief Technical Officer, Executive Vice President, and Director
Neal T. Anderson.......................      57    Vice President Space and Ground Systems
Mark A. Hargrove.......................      45    Chief Information Officer and Vice President of Operations
Jeffrey S. Kerridge....................      40    Vice President Sales
Kari L. Blanchard......................      42    Vice President Data Systems
Gregory E. Knoblauch...................      43    Vice President Agriculture Business
Jolyon Thurgood........................      45    Vice President Marketing
Shawn R. Thompson, Esq.................      47    Secretary of the Board
Paul M. Albert, Jr.....................      59    Director
Henry J. Driesse.......................      58    Director
Donald E. Foley........................      50    Director
Anne Karalekas.........................      55    Director
Takatoshi Kodaira......................      54    Director
Michael J. Petrick.....................      40    Director
Donald W. Vanlandingham................      62    Director

         Herbert F. Satterlee III has served as Chief Executive Officer, President, and a director since he joined DigitalGlobe in June 1998. From August 1995 to April 1998, Mr. Satterlee served as President of RESOURCE 21 LLC, a Denver-based remote sensing information products company, where Mr. Satterlee led the development of aircraft-derived imagery information products for the agriculture industry in preparation for the 2001 launch of that company's Earth-observing satellite. Additionally, from October 1978 to June 1998, Mr. Satterlee spent 19 years with The Boeing Company, holding senior management positions on programs such as Teledesic, UK/ROF AWACS (international defense), and the B-1 Bomber Simulator (United States defense).

         Henry E. Dubois has served as Chief Operating Officer, Chief Financial Officer, and Executive Vice President since September 1999. From June 1995 to December 1998, Mr. Dubois served as Advisor to the Board of Directors, Chief Executive Officer, and Chief Financial Officer of P.T. Centralindo Panca Sakti, a telecommunication and multimedia company in Indonesia. From March 1993 to February 1995, Mr. Dubois served as Senior Vice President of P.T. Ongko Multi Corpora, a diversified conglomerate based in Indonesia. From October 1987 to February 1993, he served as a consultant and in financial functions for Booz Allen and Hamilton in Asia. From August 1985 to September 1987, he served in financial functions for Exxon Corporation.

          Walter S. Scott has served as Chief Technical Officer and Executive Vice President since we merged with WorldView in March 1995. Dr. Scott has served as a director of DigitalGlobe since June 1999 and from March 1995 until April 1999. From May 1998 to June 1998, Dr. Scott served as our interim Chief Executive Officer. Dr. Scott founded WorldView, our predecessor, in January 1992 and served as its Chief Technical Officer, Chairman of the Board, and Chief Financial Officer from January 1992 to March 1995. From January 1986 to February 1993, he served in a variety of positions at the Lawrence Livermore National Laboratory, including program leader of the Brilliant Pebbles Strategic Defense Initiative program. In addition, he developed low-cost lightweight satellite technology, managed the successful launch of several space flight experiments, and developed computer automated design tools for the manufacture of hybrid wafer scale integrated circuits. From June 1982 to December 1985, he was founder and president of Scott Consulting, a software and consulting firm.

         Neal T. Anderson has served as Vice President Space Segment since September 1999. Mr. Anderson is responsible for overall management of the development, production, test, and launch of the QuickBird spacecrafts. From March 1995 to September 1999, Mr. Anderson served as Senior Director, Space Segment. Mr. Anderson's experience includes marketing, engineering, and management of over 25 spacecraft programs. From January 1994 to March 1995, Mr. Anderson served as a Director of Advanced Programs with Spectrum Astro Inc., an aerospace company. From November 1978 to December 1993, he served in a variety of positions with Ball Aerospace. From May 1967 to November 1978, he served in the U.S. Air Force.

         Mark A. Hargrove has served as Vice President of Operations and Chief Information Officer since May 2000. Mr. Hargrove is responsible for managing all aspects of corporate information systems at DigitalGlobe. From December 1997 to May 2000, Mr. Hargrove served as Vice President and Chief Information Officer of Computer Curriculum Corporation, a publisher of educational software. From September 1996 to December 1997, he served as Director of Software Engineering at BayStone Software, a start-up developer of customer relationship management software. From June 1995 to September 1996, Mr. Hargrove consulted with various companies on large-scale MIS integration. Prior to that time, he served as Director of Technical Services at 3Com Corporation.

         Jeffrey S. Kerridge has served as our Vice President Sales since August 1998 and as our Vice President Marketing from August 1998 to February 1999. Mr. Kerridge joined DigitalGlobe in September 1996 as our Director, Defense/Intelligence Programs. His responsibilities in that position included managing DigitalGlobe's direct sales and marketing efforts with the United States Department of Defense and Intelligence Community and with Middle East and European foreign government accounts. From February 1984 until August 1996, Mr. Kerridge served in a variety of capacities for the Central Intelligence Agency's National Photographic Interpretation Center, including strategic planning, division level officer, program management, branch chief, and analyst.

         Kari L. Blanchard has served as Vice President of Data Systems since August 2001. Ms. Blanchard is responsible for overall management of our major software development efforts and for systems analysis activities including sensor calibration and product verification. From June 1999 to august 2001, she served as Software Development Manager and then as Senior Director of Data Systems. From August 1996 to June 1999, she served as Senior Systems Engineer and Software Development Manager for Logicon space and Information Operations (now a subsidiary of Northrop Grumman Corp., a major aerospace and engineering firm).

         Gregory E. Knoblauch has served as Vice President of Agriculture Business since May 2000. Mr. Knoblauch is responsible for our AgroWatch product and market development in the agricultural market. From July 1991 to April 2000 he served as Vice President of Marketing for RESOURCE 21, a remote sensing satellite company where he initiated and conducted marketing and sales activities in the agricultural market. Prior to 1991, Mr. Knoblauch served as President of ACC of Wisconsin, an agribusiness service company.

         Jolyon Thurgood has served as Vice President of Marketing since August 2001. He also serves as Senior Director, New Products Research and Development, a position he has held from July 2000 to the current time. Mr. Thurgood is responsible for developing marketing strategy and executing all marketing programs in support of DigitalGlobe's business goals, including: product development priorities, product rollout, marketing communications, and industry marketing focused on specific government and commercial customer sets. Prior to joining DigitalGlobe, Mr. Thurgood served as Director of Product Marketing (January 1995 to July 1996), and Director of International Business Development and Director of International Marketing (September 1996 to June 2000), for Space Imaging. From July 1982 until December 1994, Mr. Thurgood worked for Wild Heerbrugg (now known as Leica Geosystems) in a variety of positions with responsibilities for photogrammetry and Geographic Information Systems (GIS) software development and marketing.

         Shawn R. Thompson, Esq. has served as Secretary of the Board since August 1999, as Director of Contracts since October 1996, and is responsible for contract administration, negotiations, and compliance. Mr. Thompson is an attorney licensed to practice in the state of Colorado. Previously, Mr. Thompson served as Contract Manager for Tenera Rocky Flats from September 1995 to October 1996 and as Manager of Contract Administration for NFT Inc. from September 1990 to September 1995.

         Paul M. Albert, Jr. has served as a director of DigitalGlobe since June 1999. Mr. Albert is a finance and capital markets consultant primarily engaged in educating bankers at global financial institutions, and a private investor. From December 1998 to August 1999 he served as a director of CAI Wireless and from December 1999 to April 2001 he served as director of Teletrac Inc. From 1970 to 1996 he was an investment banker, holding senior officer positions at Morgan Stanley & Co. and Prudential Securities.

         Henry J. Driesse has served as a director of DigitalGlobe since April 2001. Mr. Driesse has served as President of ITT Industries' Defense Division since August 2000. Prior to his current position, Mr. Driesse served in a variety of capacities for ITT Industries since 1981, most recently as President of the Avionics Division.

         Donald E. Foley has served as a director of DigitalGlobe since June 1999. Since June 2001, Mr. Foley has served as the Treasurer and Director of Tax for ITT Industries. From May 1996 to June 2001, Mr. Foley has served as the Vice President and Treasurer of ITT Industries. From July 1989 to May 1996, Mr. Foley served as the Assistant Treasurer of International Paper Company, where he helped manage that company's global expansion. Additionally, Mr. Foley has held executive positions with the Mobil Corporation and the General Electric Company. He also is the Director/Chairman of the New York Corporate Treasury Association.

         Anne Karalekas has served as a director of DigitalGlobe since November 1999. From September 1996 until October 1999, Ms. Karalekas served as General Manager for Microsoft's online guide, MSN Sidewalk Washington. From 1985 until 1996, Ms. Karalekas held several positions at the Washington Post newspaper, including Director of Marketing, Publisher of the Washington Post Magazine, and Director of the Specialty Products Group. Between 1978 and 1985, Ms. Karalekas was a member of McKinsey & Co., a management consulting firm. From 1975 until 1978, she served as Senior Staff member of the Senate Select Committee on Intelligence.

         Takatoshi Kodaira served as a director of DigitalGlobe from June 1995 to April 1999, and since June 1999. Since April 1999, Mr. Kodaira has served as the General Manager, Geospatial Information Division of Hitachi Software. From August 1994 to April 1999, Mr. Kodaira served as the Department Manager of the New Business Development Department of Hitachi, where he was responsible for identifying and developing new business opportunities. From August 1992 to August 1994, Mr. Kodaira was a Department Manager of the Defense Systems Department of Hitachi, where he established a military tactical trainer business and commercial satellite-based image exploitation systems for the Japanese government.

         Michael J. Petrick has served as a director of DigitalGlobe since June 1999. Mr. Petrick is a Managing Director of Morgan Stanley and has been with Morgan Stanley since 1989. Mr. Petrick also serves as a director of Marvel Enterprises, Inc., CHI Energy, Inc., TVN Entertainment Corporation, and Premium Standard Farms, Inc.

         Donald W. Vanlandingham has served as a director of DigitalGlobe since October 1996. Mr. Vanlandingham has served as President and Chief Executive Officer of Ball Aerospace since January 1997. Mr. Vanlandingham has been an employee of Ball Aerospace since July 1967.

BOARD COMPOSITION

         The composition of our board of directors is governed by a stockholders' agreement entered into in connection with our recapitalization in April 1999. The stockholders' agreement provides for a board of directors consisting of 11 members. The holder of the Series A preferred stock is entitled to designate two directors, the holders of the Series B preferred stock are entitled to designate four directors, our Chief Executive Officer is entitled to designate two directors, Ball Technologies Holding Corp is entitled to designate one director and a majority of the holders of the Series C preferred stock are entitled to designate the remaining two directors. The numbers of directors to be designated by the holders of Series A preferred stock and Series B preferred stock may be adjusted if the holders' percentage ownership changes. Currently, the board consists of nine members, as the Series B stockholders have only designated three members and the Series C stockholders have only designated one member.

         The holder of the Series A preferred stock has designated Mr. Foley and Mr. Driesse as its representatives. The holders of the Series B preferred stock have designated Messrs. Albert and Petrick, and Ms. Karalekas as their representatives, and are entitled to designate one additional director. The holders of the Series C preferred stock have designated Mr. Kodaira as one of their representatives, and have the right to designate one further representative. Our Chief Executive Officer has designated Mr. Satterlee and Dr. Scott to serve on the board of directors. Ball Technologies Holding Corp has designated Donald Vanlandingham to serve on the board of directors.

         During fiscal year 2001, our board of directors held 11 meetings, and its committees held a total of 6 meetings. Each of the directors attended at least 75% of the aggregate of all meetings of the board of directors and the total number of meetings held by all committees of the board of directors of which each respective director was a member during the time he or she was serving as such during fiscal year 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Compensation Committee consists of Messrs. Petrick, Foley, Kodaira and Vanlandingham and Ms. Karalekas. The Compensation Committee is chaired by Mr. Petrick and is responsible for the review of our company's equity and bonus plans, as well as compensation plans for executive officers with base salaries in excess of $125,000.

         The Audit Committee consists of Messrs. Albert, Petrick, Vanlandingham, and Driesse, and is chaired by Mr. Albert. The Audit Committee makes recommendations to the board of directors regarding the selection of independent accountants, reviews the results and scope of the audit, and reviews the annual financial statements before their submission to the board for approval.

         The Governance Committee consists of Messrs. Albert, Driesse, Kodaira, Ms. Karalekas, and Dr. Scott. The Governance

Committee is chaired by Mr. Albert and is responsible for advising the board of directors on our company's compliance with relevant laws and regulations, including without limitation, export controls, the Foreign Corrupt Practices Act, matters relating to the environment, worker's health and safety, and employment law.

         The Finance Committee is chaired by Mr. Foley, and consists of Messrs. Albert, Foley, Petrick, Kodaira and Satterlee. The Finance Committee is responsible for oversight of our company's financial policies.

DIRECTOR COMPENSATION

         The majority of the directors on the board is compensated by their respective employers and is not directly compensated by our company for attendance at board or committee meetings. In 1999, two independent directors, Mr. Paul Albert and Ms. Anne Karalekas, were elected to the board. We have committed to an annual stipend of $24,000, board attendance fees of $3,750 per meeting, for quarterly meetings, and annual committee attendance fees of $7,500 per committee, to be paid to such outside directors for their service on the board. Mr. Albert and Ms. Karalekas, as outside and unaffiliated directors, have each received non-qualified stock options to purchase 33,750 and 31,875 shares of common stock, respectively, at a price of $0.25 per share. Additionally, Mr. Albert and Ms. Karalekas will each receive grants of options to purchase 7,500 shares of common stock at the end of each calendar year in which they serve as directors, prorated for their period of service as a director during the first year in which they served as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of our board of directors for the 2001 fiscal year were those named above. No member of the Compensation Committee was at any time during the 2001 fiscal year or at any other time an officer or employee of DigitalGlobe.

         No executive officer of DigitalGlobe has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the board of directors of DigitalGlobe. Except for Ms. Karelekas, each member of the Compensation Committee is employed by an entity that is either a stockholder of or maintains a business relationship with DigitalGlobe. See "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth information concerning the compensation received for services rendered to us during fiscal 1999, 2000 and 2001 by our Chief Executive Officer and our four next most highly compensated executive officers whose total compensation in fiscal 2001 equaled or exceeded $100,000:

                                                    SUMMARY COMPENSATION TABLE
                                                                                                       Long-term
                                                                                                      Compensation
                                                               Annual Compensation                    ------------
                                                               -------------------                     Securities
Name and Principal Position                            Year         Salary ($)      Bonus ($)    Underlying Options/(1)
---------------------------                            ----         ----------      ---------    ----------------------
Herbert F. Satterlee III,
   Chief Executive Officer, President, and
     Director...................................       2001        269,897          9,600                   --
                                                       2000        256,250             --              370,919
                                                       1999        203,333         40,000                   --
Walter S. Scott,
   Chief Technical Officer and Director.........       2001        192,038          6,100                   --
                                                       2000        181,500             --              538,595
                                                       1999        165,000         45,000                   --
Henry E. Dubois,
   Chief Operating Officer, Chief Financial
     Officer, and Executive Vice President /3/..       2001        243,192         13,500               20,000
                                                       2000        231,000         37,500              230,000
                                                       1999         75,000         30,000                   --
Jeffrey S. Kerridge,
   Vice President Sales ........................       2001        266,983/2/       7,800                   --
                                                       2000        220,048/2/          --              126,266
                                                       1999        198,690/2/      30,000                   --
Mark A. Hargrove,
   Vice President of Operations and Chief
     Information Officer .......................       2001        175,385          5,000                   --
                                                       2000         94,808         25,000              130,000
                                                       1999             --             --                   --

(1) The options granted to each of the named executive officers in 2000 and 2001 are stock options to purchase shares of common stock at the initial exercise price of $0.25 that were issued under our 1999 Stock Option/Stock Issuance Plan. The options granted prior to 2000 are stock options to purchase shares of Series C preferred stock at an initial exercise price of $3.81 that were issued under our 1995 Stock Option/Stock Issuance Plan.

(2) The compensation paid to Mr. Kerridge for his services includes sales commissions of $57,205 in 1999, $41,048 in 2000 and $81,559 in 2001.

(3) We have agreed to grant Mr. Dubois a severance payment equal to six months of his current salary in the event the Company ceases business activities before September 1, 2002.

OPTION GRANTS IN 2001

         The following table sets forth certain information regarding options that we granted during the year ended December 31, 2001 to the named executive officers:

                                          OPTION GRANTS IN LAST FISCAL YEAR
                                  Percent of Total                                             Potential Realizable Value At
                    Number of     Options  Granted        Exercise                          Assumed Annual Rates of Stock Price
                     Options      to Employees in          Price                               Appreciation for Option Term
                                                                                               ----------------------------
         Name        Granted       Fiscal Year(1)      Per Share(2)     Expiration Date          5%                   10%
         ----        -------        -------------     -------------     ---------------          --                   ---
Henry E. Dubois      20,000              2.6               0.25          December 21, 2011     $3,144                $7,969

(1)      Based on 775,740 options granted during 2001.
(2) The exercise price per share of options granted was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

2001 OPTION EXERCISES AND YEAR END OPTION VALUES

The following table sets forth information concerning the value realized upon exercise of options during 2001 and the number and value of unexercised options held by each of the named executive officers at December 31, 2001.

                                                                          Number of                  Value of Unexercised In
                                                                    Unexercised Options at            the Money Options at
                                      Shares                         December 31, 2001                 December 31, 2001
                                    Acquired on     Value             -----------------                -----------------
                                      Exercise     Realized    Exercisable/(1)/    Unexercisable   Exercisable     Unexercisable
                                      --------     --------    ---------------     -------------   -----------     -------------
Herbert F. Satterlee III               22,000         --            433,000            --              --               --
Walter S. Scott                         --            --            543,850            --              --               --
Henry E. Dubois                         --            --            250,000            --              --               --
Jeffrey S. Kerridge                     --            --            138,300            --              --               --
Mark A. Hargrove                        --            --            130,000            --              --               --

(1) All options are immediately exercisable, subject to repurchase by DigitalGlobe of any unvested shares at the exercise price upon cessation of the optionee's service to DigitalGlobe.

EMPLOYEE BENEFIT PLANS

1995 STOCK OPTION/STOCK ISSUANCE PLAN

         Our 1995 Stock Option/Stock Issuance Plan was adopted and approved by our board of directors in May 1995 and by our stockholders in June 1995. We terminated the 1995 Plan effective upon the closing of the recapitalization in April 1999.

         Options granted under the 1995 Plan were originally options to purchase our common stock. In connection with the 1999 recapitalization, all outstanding options were automatically converted into options to purchase shares of our Series C preferred stock. The exercise price of such options was adjusted based on the conversion ratio applicable to the common stock in connection with the recapitalization. Options currently outstanding under the 1995 Plan will continue in full force and effect under the terms of the plan until such outstanding options are exercised or terminated.

         As of December 31, 2001 and on an as-converted basis, we had granted options under the 1995 Plan to purchase 589,550 shares of Series C preferred stock, of which options to purchase 57,307 shares had been exercised, options to purchase 310,998 shares had been cancelled (due to expiration or otherwise), and options to purchase 221,245 shares at a weighted average exercise price of $3.806 per share remained outstanding.

         The 1995 Plan provided for the grant of incentive stock options to employees and nonstatutory stock options to employees, directors, and consultants. The 1995 Plan also provided for the grant of restricted stock to employees, directors, and consultants. The 1995 Plan is administered by the board or a committee appointed by the board which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award, and the vesting and exercisability thereof.

         The maximum term of options granted under the 1995 Plan is ten years. The board determines the exercise price of options granted under the 1995 Plan, provided that the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Series C preferred stock on the date of the option grant (110% in the case of participants holding more than 10% of the combined voting rights of our outstanding capital stock) and the exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the Series C preferred stock on the date of the option grant.

         Options granted under the 1995 Plan vest at the rate specified in the applicable option agreement and are not transferable. An optionee whose relationship with us ceases for any reason, other than by death or disability, may exercise vested options in the three-month period following such cessation, unless such options terminate or expire sooner by their terms. Vested options may be exercised for up to 12 months after an optionee's relationship with us ceases due to death or disability.

         Upon certain changes in control of our ownership, each outstanding option will terminate unless assumed by the successor corporation.

PREDECESSOR STOCK OPTION PLAN

         In connection with the merger with WorldView in March 1995, we assumed options issued under WorldView's 1994 Stock Option/Stock Issuance Plan. In connection with the 1999 recapitalization, all outstanding options under the WorldView Plan were automatically converted into options to purchase shares of our Series C preferred stock.

         As of December 31, 2001 and on an as-converted basis, options to purchase an aggregate of approximately 7,853 shares of Series C preferred stock, at a weighted average exercise price of $0.105 per share, remained outstanding under the WorldView Plan.

         The maximum term of options granted under the WorldView Plan is ten years. Options granted under the WorldView Plan are nontransferable. An optionee whose relationship with us ceases for any reason, other than by death or disability, may exercise vested options in the three-month period following such cessation, unless such options terminate or expire sooner by their terms. Holders may exercise vested options for up to 12 months after an optionee's relationship with us ceases due to death or disability.

1999 EQUITY INCENTIVE PLAN

         In February 2000, our board of directors approved a 1999 Equity Incentive Plan, under which 10,000,000 shares of common stock have been reserved for issuance. Our stockholders approved this plan in December 2000. The plan provides for the grant of incentive stock options to employees and nonstatutory stock options, stock bonuses, and restricted stock awards to employees, directors, and consultants to purchase common stock. The purpose of the plan is to secure and retain qualified personnel and to provide incentives to such personnel to achieve success for the company. The plan is administered by the board or a committee appointed by the board, which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award, and the exercisability thereof.

         As of December 31, 2001, we had granted options to certain employees under the plan to purchase an aggregate of 4,494,815 shares of common stock, of which options to purchase 562,089 shares had been exercised, options to purchase 617,631 shares had been cancelled (due to expiration or otherwise), and options to purchase 3,315,095 shares at a weighted-average exercise price of $0.25 per share remained outstanding.

         The term of an option granted under the plan is stated in the option agreement. The terms of options granted under the plan may not exceed ten years generally and the term of an incentive stock option granted to a participant holding more than 10% of the combined voting rights of our outstanding capital stock may not exceed five years. Options granted under the plan generally vest and become exercisable as set forth in the option agreement; provided that options granted prior to the initial listing of any of our securities on a national securities exchange to an employee who is not an officer, director, or consultant vest at a rate of 20% over five years from the date of grant. The option agreement may provide for an early exercise by the optionee, a right of repurchase of vested options by us, a right of first refusal, or a re-load option in which an optionee who exercises an option by surrendering already-owned shares of our common stock may be granted a further option.

         In general, no option, stock bonus, or restricted stock award may be transferred by the optionee other than by will or the laws of descent or distribution, and each option may be exercised, during the lifetime of the optionee, only by such optionee. An optionee whose relationship with us or any related corporation ceases for any reason (other than by death or permanent and total disability) may exercise options in the 30-day period following such cessation, unless such options terminate or expire sooner, by their terms, but only to the extent the option had vested on such date of cessation. In addition, in the event of the cessation of an optionee's employment, we may repurchase any unvested shares granted under a stock bonus or restricted stock award. In the event of death or total and permanent disability, the option may be exercised in the twelve-month period following the date of death or total and permanent disability unless such options terminate or expire sooner, but only to the extent the option had vested on the date of death or disability.

         In the event we merge with or into another corporation, all outstanding options may either be assumed or an equivalent option may be substituted by the surviving entity or, if such options are not assumed or substituted, vesting of such options shall be accelerated in full. In the event that options become exercisable in lieu of assumption or substitution, the board of directors shall notify optionees that all options shall be fully exercisable for a period of 15 days, after which time the options shall terminate.

         The board of directors determines the exercise price of options granted under the plan at the time of grant, provided that the exercise price of all incentive stock options generally must be at least equal to the fair market value of the shares on the date of grant. The exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the shares on the date of grant. With respect to any participant who is a 10% holder of the combined voting rights of our outstanding capital stock, the exercise price of any incentive stock option or any nonstatutory stock option granted must equal at least 110% of the fair market value on the grant date and the exercise price of any stock bonus or restricted stock award must be at least equal to the fair market value of the shares on the date of grant. The consideration for exercising any incentive stock option or any nonstatutory stock option may consist of cash, promissory note, delivery of already-owned shares of our common stock, or such other consideration or method of payment as determined by the board of directors to the extent permitted under applicable law. No incentive stock options may be granted to a participant, which, when aggregated with all other incentive stock options granted to such participant, would have an aggregate fair market value in excess of $100,000 becoming exercisable in any calendar year. Stock bonuses and restricted stock awards may be issued either alone, in addition to, or in tandem with stock options granted under the plan. The plan will terminate on February 14, 2010, unless sooner terminated by the board of directors.

401(K) PLAN

         We have a 401(k) plan, pursuant to which eligible employees may elect to reduce their current salary by up to 60%, subject to other IRS limitations, and have the amount of such reduction contributed to the 401(k) plan. Any contributions by us to the 401(k) plan are discretionary. The 401(k) plan is intended to qualify under section 401 of the Internal Revenue Code so that contributions by participants to the 401(k) plan, and income earned on those contributions, are not taxed to participants until withdrawn from the 401(k) plan.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         Our certificate of incorporation contains a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors except to the extent the exemption from or limitation of liability is not permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

         . any breach of their duty of loyalty to the corporation or its stockholders;

         . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

         . unlawful payments of dividends or unlawful stock repurchases or redemptions; or

         . any transaction from which the director derived an improper personal benefit.

         In addition, our certificate of incorporation and bylaws provide that we will indemnify our officers, directors, and employees against any and all liability and reasonable expenses incurred in connection with any claim, action, suit, or proceeding in which that person may become involved by reason of their relationship to the company, provided that the person acted in good faith and in a manner reasonably believed to be in our best interests. Our bylaws prevent us from indemnifying an officer, director, or employee to the extent not permitted under Delaware law as well as in the following circumstances:

         . as to amounts paid or payable to us for or based upon the director, officer, or employee having gained any personal profit or advantage to which he was not legally entitled; or

         . as to amounts paid or payable to us for accounting profits made from the purchase or sale of our securities within the meaning of
             Section 16(b) of the Securities Exchange Act of 1934, as amended.

         Our bylaws also provide that we will grant indemnification only if our board of directors, outside legal counsel, or a court of competent jurisdiction determines that the officer, director, or employee has met the applicable standard of conduct as described above, or if the officer, director, or employee has been wholly successful with respect to the claim, action, suit, or proceeding.

         We have obtained directors' and officers' liability insurance but have not entered into indemnity agreements with any of our officers, directors, or employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH BALL CORPORATION

         In March 1996, we entered into a contract with Ball Aerospace, an affiliate of Ball Technologies Holdings Corp., which holds in excess of 5% of our outstanding capital stock, for engineering services in connection with our first QuickBird satellite. This agreement currently remains in effect. We made payments to Ball Aerospace for engineering services of approximately $770,034 in 2001.

         In October 1997, we entered into an agreement with Ball Aerospace that granted us an option to purchase either one or two QuickBird spacecraft at varying prices, depending on the timing of our exercise of that option. Under the agreement, Ball Aerospace is permitted to sell spacecraft based on the QuickBird design to third parties under specified circumstances. Ball Aerospace did not perform any work under the agreement from October 1997 through May 1998, and we did not make any payments to Ball Aerospace during that period. Under the agreement, we issued to Ball Aerospace a promissory note in the principal amount of $1.6 million. We repaid this note in May 1998.

         In June 1998, we entered into a new agreement with Ball Aerospace. This agreement restarted work on our first QuickBird satellite, with a total fixed cost of $34.1 million. In April 1999, we exercised our option to purchase a second QuickBird satellite. The total cost of our second QuickBird satellite was $36.5 million. We made payments to Ball Aerospace under the Ball Aerospace agreements of approximately $ 3.3 million in 2001.

         In April 1999, Ball Technologies exercised its option in connection with the recapitalization to purchase 714,286 shares of our Series C preferred stock for an aggregate purchase price of $2.5 million. The purchase was consummated in July 1999.

         In April 2001, we entered into a new $9.0 million financing agreement with Ball Aerospace, which we used to fund the completion of our second QuickBird satellite. This financing facility accrues interest at an annual rate of 11%, which becomes payable seven months following the launch of our QuickBird satellite. Beginning in June 2002 and ending in April 2003, principal, in equal monthly amounts, and interest are payable in cash each month. Our obligations under the financing facility, together with the notes, are secured by the insurance policy for our QuickBird satellite launch and operations. In conjunction with this arrangement, we issued 903,608 shares of Series C preferred stock in June 2001 to Ball Technologies.

         Mr. Vanlandingham, a director of DigitalGlobe, is the President and Chief Executive Officer of Ball Aerospace.

TRANSACTION WITH HITACHI SOFTWARE

         Hitachi, Ltd., which holds approximately 4.8% of our outstanding capital stock, currently is a master international distributor of our products, and the exclusive distributor in most of Asia. Additionally, we have entered into an agreement with Hitachi Software Engineering Company, Ltd. an affiliate of Hitachi, Ltd., for the development and delivery of a product processor and to cross-license certain intellectual property rights related to our ground system and the proprietary software of Hitachi Software. The license grants Hitachi Software the right to offer customers ground systems that permit them to receive data directly from our QuickBird satellite.

         Hitachi Software was a party to our recapitalization transactions in April 2001, as the holder of $13 million in principal amount at maturity of notes. In connection with these transactions, we issued 1,967,381 shares of Series C preferred stock in June 2001 to Hitachi Software.

         Mr. Kodaira, a director of DigitalGlobe, is the General Manager of the Geospatial Information Division of Hitachi Software.

TRANSACTIONS WITH ITT INDUSTRIES

         In December 1998 and January 1999, we entered into agreements with ITT Industries, Inc., which holds in excess of 10% of our outstanding capital stock, for system engineering and development of a scheduling and tasking model of our QuickBird satellites and the development of a satellite simulator. We made payments to ITT Industries, under these agreements, of approximately $171,175 in 2001.

         In February 1999, we entered into a strategic supplier agreement with ITT Industries. In exchange for our commitment to use ITT Industries as the provider and integrator of sensors for ten years, ITT Industries will provide such sensors and associated services on a best value basis. Additionally, we have qualified ITT Systems as a preferred DigitalGlobe supplier for certain goods and services during the term of the strategic supplier agreement.

         In June 1999, we entered into an agreement with the Aerospace/Communications division of ITT Industries to assist us in evaluating our options for our next generation satellite system. At December 31, 2001, we owed ITT Industries $712,560 for their services.

         ITT Industries was an assignee of certain rights of Morgan Stanley in our recapitalization transactions in April 2001. In connection with these transactions, we issued 2,421,392 shares of Series C preferred stock in June 2001 to ITT Industries.

         Mr. Driesse, a director of DigitalGlobe, is a Vice President of ITT Industries and the President of ITT Industries' Defense Division. Mr. Foley, a director of DigitalGlobe, is the Treasurer of ITT Industries.

TRANSACTIONS WITH MORGAN STANLEY

         Morgan Stanley & Co. Incorporated, which holds in excess of 10% of our outstanding capital stock, acted as placement agent in connection with our offering in April 1996 of 7,000,000 shares of our former Series C preferred stock and our offering in March 1997 of 50,000 units, each consisting of one note and one warrant to purchase 31.12 shares of our common stock. Morgan Stanley also acted as placement agent in connection with our offering in July 1999 of 199,000 units, each consisting of one note and 49.095 shares of our existing Series C preferred stock. In connection with its role in these offerings, Morgan Stanley received customary commissions and discounts in its capacity as placement agent.

         On February 28, 2002, Morgan Stanley held 5,177,898 shares of Series B preferred stock, had beneficial ownership of 5,343,619 shares of Series C preferred stock, and one share of common stock. In addition, Morgan Stanley acts as exclusive financial advisor to DigitalGlobe under a five-year agreement. In connection with its advisory role in the 1999 recapitalization, Morgan Stanley received $750,000 in April 1999, and in connection with its advisory role in the 2001 recapitalization it received $1.0 million in April 2001.

         Morgan Stanley was also a party to our recapitalization transactions in April 2001, as the holder of approximately $44.7 million in principal amount at maturity of notes. In connection with these transactions, we issued to Morgan Stanley 3,806,126 shares of Series C preferred stock. We issued an additional 2,951,072 shares of Series C preferred stock to certain assignees of Morgan Stanley, including ITT Industries. We also granted certain additional registration rights to Morgan Stanley's transferees for the notes that Morgan Stanley held at the time of the recapitalization, and agreed to maintain current a market-making prospectus for Morgan Stanley with respect to the notes.

         Mr. Petrick, a director of DigitalGlobe, is a Managing Director of Morgan Stanley.

TRANSACTIONS WITH UNITED START CORPORATION

         In 1998, we entered into an agreement with United Start Corporation under which United Start provided launch and associated services for our first QuickBird satellite launch and granted us an option to obtain launch services for another satellite. We never exercised our option for additional launch services. We made our final payments to United Start under this agreement of approximately $2,283,375 in 2001. Mr. Lushtak, a former director of DigitalGlobe, was Co-Chairman and Chief Executive Officer of United Start.

         We believe that all of the transactions set forth above were made on terms no less favorable than would be obtained for similar services provided to unrelated third parties. Any future transactions between us and our executive officers, directors, and their affiliates will be on terms no less favorable to us than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the disinterested members of our board of directors.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information with respect to beneficial ownership of our voting capital stock as of February 28, 2002 for:

         . each person (or group of affiliated persons) known to us to own beneficially more than 5% of the outstanding shares of common stock or of any series of preferred stock;

         .   each of our directors;

         .   each of our named executive officers; and

         .   all of our directors and executive officers as a group.

     Unless otherwise indicated, the address of all persons and entities named below is c/o DigitalGlobe 1900 Pike Road, Longmont, Colorado 80501.

                                           Number of Shares Beneficially Owned
                                           -----------------------------------
                                      as of February 28, 2002 and Percent of Class/1/
                                      -----------------------------------------------
                            Series A               Series B                 Series C
Directors, Named Executive Convertible  Percent   Convertible   Percent   Convertible  Percent                % of
      Officers and          Preferred     of      Preferred       of       Preferred     of        Common    Common    % of total
     5% Stockholders          Stock    Series (%)    Stock     Series (%)    Stock    Series (%)    Stock     Stock   voting power
     ---------------          -----    ----------    -----     ----------    -----    ----------    -----     -----   ------------
ITT Industries, Inc./2/... 8,629,893      100.0        --          --      2,534,339     6.4          --       --          20.7
Morgan Stanley & Co.
Incorporated /3/..........     --          --      5,177,898      60.0     5,343,619     13.4          1        *          28.0
Affiliated Entities of
Capital
   Research and Management
   Company /4/............     --          --      3,451,932      40.0         --         *           --        --         15.0
Ball Technologies &
Holdings  Corp./5/........     --          --          --          --      5,771,928     14.5         --        --          5.8

Hitachi, Ltd./6/..........     --          --          --          --      4,695,210     11.8         --        --          4.8
Walter S. Scott /7/.......     --          --          --          --       678,451      1.7        538,595     13.4        1.2
Herbert F. Satterlee
   III/8/.................     --          --          --          --        84,081       *         370,919      9.3         *
Henry E. Dubois/9/........     --          --          --          --          --         --        230,000      6.2         *
Jeffrey S. Kerridge/10/...     --          --          --          --        12,034       *         126,266      3.2         *
Mark Hargrove /11/........     --          --          --          --          --         --        130,000      3.2         *
Paul M. Albert, Jr./12/...     --          --          --          --          --         --         33,750       *          *
Henry J. Driesse /13/.....     --          --          --          --          --         --          --         --         --
Donald E. Foley /14/......     --          --          --          --          --         --          --         --         --
Anne Karalekas /15/.......     --          --          --          --          --         --         31,875       *          *
Takatoshi Kodaira /16/....     --          --          --          --      4,695,210     11.8         --         --         4.8
Michael J. Petrick /17/...     --          --      5,177,898      60.0     5,343,619     13.4          1          *        28.0
Donald W.
   Vanlandingham/18/......     --          --          --          --      5,771,928     14.5         --         --         5.8
All non-named executive
officers..................     --          --          --          --        13,035       *         408,500     11.5         *
All executive officers
and directors as a group
(17 persons)..............     --          --          --          --     16,598,358     41.8      1,940,325    48.4       18.8

* Less than 1%.
--------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and preferred stock subject to warrants and options currently exercisable or exercisable within 60 days of February 28, 2002, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock and preferred stock shown as beneficially owned by them.
(2) The address of ITT Industries, Inc. is 4 West Red Oak Lane, White Plains, New York 10604.
(3)  The address of Morgan Stanley & Co. Incorporated is 1585 Broadway,
     New York, New York 10036. Morgan Stanley also holds one share of common stock.
(4) The shares of Series B preferred stock reflected as being held by Capital Research Management Company, a registered investment advisor, are held by the following entities to whom Capital Research Management Company provides investment services: Bridgecabin & Co., 86,299 shares; Cudd & Co., 1,984,860 shares; Movepass & Co., 345,193 shares; and Waterfish & Co., 1,035,580 shares. The address of Capital Research and Management Company and its affiliated entities is 11100 Santa Monica Boulevard, Los Angeles, California 90025.
(5) The address of Ball Technologies Holdings Corp. is 10 Longs Peak Drive, Broomfield, Colorado 80021.
(6) The address of Hitachi, Ltd., is 6 Kanda-Surugadai, 4-Chome, Chiyoda-Ku Tokyo, 101 Japan.
(7) Includes 5,255 shares of Series C convertible preferred stock and 538,595 shares of common stock issuable on exercise of outstanding options. Includes as beneficial ownership the shares held by The Leona A. Rose Trust, Kenneth E. Scott & Shelly A. Scott, and Jean Scott Crowell & Luther Crowell. Mr. Scott disclaims beneficial ownership of shares held by the trust.
(8) Consists of 84,081 shares of Series C convertible preferred stock and 348,919 shares of common stock issuable upon exercise of outstanding options.
(9) Consists of 250,000 shares of common stock issuable on exercise of outstanding options.

(10) Includes 12,034 shares of Series C convertible preferred stock and 126,266 shares of common stock issuable upon exercise of outstanding options.
(11) Includes 130,000 shares of common stock issuable on exercise of outstanding options.
(12) The address of Mr. Albert is 135 Main Street, South Salem, New York 10590.
(13) The address of Mr. Driesse is c/o ITT Industries, Inc., 4 West Red Oak Lane, White Plains, New York 10604. Mr. Driesse is a Vice President of ITT Industries and President and General Manager of ITT Industries' Defense Division and may be viewed as the beneficial owner of the shares of stock held by ITT Industries. Mr. Driesse disclaims beneficial ownership of shares held by ITT Industries.
(14) The address of Mr. Foley is c/o ITT
     Industries, Inc., 4 West Red Oak Lane, White Plains, New York 10604. Mr. Foley is Treasurer and Director of Tax of ITT Industries and may be viewed as the beneficial owner of the shares of stock held by ITT Industries.
     Mr. Foley disclaims beneficial ownership of shares held by ITT
     Industries.
(15) Consists of 31,875 shares of common stock issuable upon exercise of outstanding options. The address of Ms. Karalekas is 2126 Connecticut Avenue, N.W., Suite 25, Washington, DC 20008.
(16) The address of Mr. Kodaira is Hitachi Software Engineering Co., Ltd. 6-81 Onoe-cho, Naka-ku, Yokohama, Japan 231-8475. Mr. Kodaira has served as the General Manager, Geospatial Information Division of Hitachi Software Engineering Co., Ltd., and may be viewed as the beneficial owner of the shares of stock held by Hitachi Software Engineering Co., Ltd. Mr. Kodaira disclaims beneficial ownership of shares held by Hitachi Software Engineering Co., Ltd.
(17) Consists of shares held by Morgan Stanley & Co. The address of Mr. Petrick is c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036.
(18) The address of Mr. Vanlandingham is c/o Ball Technologies Holdings Corp., 10 Longs Peak Drive, Broomfield, Colorado 80021. Mr. Vanlandingham is the President and Chief Executive Officer of Ball Aerospace, an affiliate of Ball Technologies, and may be viewed as the beneficial owner of the shares stock held by Ball Technologies Holdings Corp. Mr. Vanlandingham disclaims beneficial ownership of shares held by Ball Technologies.

                                RECAPITALIZATIONS

1999 RECAPITALIZATION

       In April 1999, we completed a recapitalization. The recapitalization was undertaken in order to enable us to raise the additional capital necessary to pursue the QuickBird program. As a result of the recapitalization:

       . all of our outstanding shares of common stock and preferred stock were exchanged (at a 1 to .44116 ratio for all outstanding preferred stock and a 1 to .210202 ratio for all outstanding common stock) for an aggregate of 11,042,075 shares of newly created Series C preferred stock;

       . all warrants issued in connection with our 1997 units offering were exercised for an aggregate of 327,074 shares of new Series C preferred stock for aggregate proceeds to us of $15,600;

       . all warrants issued to Odetics, Incorporated to purchase Series A preferred stock automatically converted by their terms into warrants to purchase an aggregate of 12,463 shares of new Series C preferred stock;

       . all outstanding options to purchase common stock or preferred stock were automatically converted by their terms into options to purchase an aggregate of 306,700 shares of new Series C preferred stock;

       . Ball Technologies surrendered 2,761,983 shares of Series A preferred stock to us (which we cancelled and retired);

       . we have included 30,500 shares of common stock issued to the Waterstone Group in the number of shares that were exchanged for new Series C preferred stock in the recapitalization;

       . ITT Industries invested $25 million in exchange for 7,142,857 shares of new Series A preferred stock;

       . Morgan Stanley invested $15 million in exchange for 4,285,714 shares of new Series B preferred stock and one share of new common stock;

       . Capital Research invested $10 million in exchange for 2,857,143 shares of new Series B preferred stock;

       . our 12 1/2% Senior Notes due March 1, 2001 were exchanged for new 12 1/2% Senior Notes having a maturity of March 1, 2005. As a result of this exchange, the remaining unamortized discount relating to the value attributed to the 1997 warrants (issued in connection with the 12 1/2% Notes) of $592,000 at March 31, 1999 was charged to operations, resulting in an initial accreted value of $50.0 million for the notes. The notes provide for payment of interest in kind through March 2002, and are collateralized by the launch insurance policy; and

       . we entered into a new stockholders' agreement with Ball Corporation, ITT Industries, Capital Research, Morgan Stanley, and other major stockholders providing for an expanded board of directors, setting forth approval requirements regarding certain transactions and corporate matters, and granting registration rights to the holders of our preferred stock.

         The following table shows the impact of the 1999 recapitalization on our capital stock:

       NUMBER OF SHARES ISSUED AND OUTSTANDING BEFORE AND AFTER RECAPITALIZATION

                                                               Before          %          After           %
                                                               ------          --         -----           --
Old Series A Preferred /1/.............................        16,606,343     58.9%             --         --
Old Series A Preferred Options.........................            17,800      0.1              --         --
Old Series A Preferred Warrants........................            28,250      0.1              --         --
Old Series B Preferred.................................           311,300      1.1              --         --
Old Series C Preferred.................................         7,000,000     24.8              --         --
Old Series D Preferred.................................         1,000,000      3.5              --         --
Old Common.............................................           235,048      0.8              --         --
Old Common Stock Options...............................         1,421,712      5.0              --         --
Old Common Stock Warrants..............................         1,556,000      5.5              --         --
New Series A Preferred.................................                --       --       7,142,857       26.8%
New Series B Preferred.................................                --       --       7,142,857       26.8
New Series C Preferred /2/.............................                --       --      12,083,435       45.3
New Series C Preferred Options /3/.....................                --       --         306,699        1.1
New Preferred Series C Warrants........................                --       --          12,463         --
Common.................................................                --       --               1         --
                                                              -----------  -------       ----------     -----
                                                              28,176,453     100.0%      26,688,312     100.0%

-----------------
         (1)  Reflects Ball Technologies' surrender of 2,761,983 shares.
         (2) Reflects the purchase in July 1999 by Ball Technologies of 714,286 shares of new Series C preferred stock for $2.5 million.
         (3) The exercise price of the options to purchase Series C preferred stock is $3.81.

         A change in control of DigitalGlobe may have occurred on April 8, 1999 in connection with this recapitalization. ITT Industries, Morgan Stanley, and Capital Research may be deemed to have acquired control of DigitalGlobe through the acquisitions by ITT Industries of 7,142,857 shares of Series A preferred stock in exchange for $25 million, by Morgan Stanley 4,285,714 shares of Series B preferred stock and one share of common stock in exchange for $15 million, and by Capital Research of 2,857,143 shares of Series B preferred stock in exchange for $10 million. As of February 28, 2002, ITT Industries held 20.7%, Morgan Stanley held 28.0%, and Capital Research held 15.0% of our total voting power.

2001 RECAPITALIZATION

         On February 28, 2001, as required by the indentures governing the notes and our then-outstanding 12 1/2% Senior Notes due 2005, we offered to purchase all of our outstanding notes and 12 1/2% notes at their accreted value on the date of purchase, using the insurance proceeds relating to the loss of our first QuickBird satellite. The offer expired on April 2, 2001, and we repurchased $127.4 million in principal amount at maturity of the outstanding notes and all outstanding 12 1/2% notes on April 3, 2001. The combined repurchase price totaled $172.9 million.

         In connection with the offer, we entered into the Recapitalization Agreement on April 2, 2001 with certain holders of the notes. Pursuant to the Recapitalization Agreement, these holders agreed to refrain from tendering their notes in the offer, thus allowing us to have the use of the funds that would otherwise be used to repurchase their notes.

         On April 3, 2001, pursuant to the Recapitalization Agreement, we entered into:

         . a Pledge Agreement, pursuant to which we agreed to pledge to the trustee for the notes, for the benefit of the holders of the notes, United States government securities in an amount equal to the aggregate accreted value of all outstanding notes on August 1, 2001;

         . a Notes Registration Rights Agreement, which provides certain registration rights to Morgan Stanley's transferees for the notes that Morgan Stanley held at the time of the recapitalization, and requires us to maintain current a market-making prospectus for Morgan Stanley with respect to the notes; and

         . a Series C Preferred Registration Rights Agreement, which provides certain registration rights with respect to shares of our common stock issuable upon conversion of the shares of Series C preferred stock to be issued pursuant to the Recapitalization Agreement.

         Pursuant to the Recapitalization Agreement, we obtained the consent of the holders of notes and amended the indenture governing the notes on April 16, 2001 to require us to:

         . obtain launch and in-orbit operations insurance for our QuickBird satellite; and

         . offer to repurchase the notes at their accreted value on the date of repurchase (1) if all of the contemplated transactions under the Recapitalization Agreement are not completed by June 15, 2001, consummating this offer no later than August 1, 2001, and (2) if an insurable event occurs under the QuickBird insurance policy, consummate this offer no later than 60 days after it begins.

         As required by the Recapitalization Agreement, we also:

         .  obtained $9 million of vendor financing from Ball Aerospace;

         . amended our certificate of incorporation to, among other things, (1) require that we purchase, at each holder's option, that holder's shares of our Series A and B preferred stock, if an insurable event occurs under the QuickBird insurance policy, (2) increase the number of authorized shares of our common stock and each series of our preferred stock, and (3) extend the time period by one year during which holders of our preferred stock may convert their shares into shares of our common stock;

         . issued an aggregate of 10,843,297 additional shares of our Series C preferred stock to the holders of the notes that signed the Recapitalization Agreement and their assignees;

         . purchased launch and in-orbit insurance for our QuickBird satellite; and

         . pledged the QuickBird insurance in favor of The Bank of New York, as collateral agent for (a) the holders of notes and for Ball Aerospace, and (b) the holders of our Series A preferred stock and Series B preferred stock.

         The foregoing description is qualified in its entirety by the terms and conditions of the Recapitalization Agreement, the Notes Registration Rights Agreement, the Series C Preferred Registration Rights Agreement, the Pledge Agreement, the Certificate of Amendment to our certificate of incorporation, the Senior Collateral Pledge and Security Agreement and the Junior Collateral Pledge and Security Agreement, in each case including the exhibits and schedules thereto, each of which agreements is filed as an exhibit to the registration statement of which this prospectus forms a part.

         See "Description of capital stock" for a description of the terms of the new Series A, Series B, and Series C preferred stock issued in the 1999 recapitalization, as amended in the 2001 recapitalization, and for a description of the stockholders' agreement. See "Form of notes" and "Description of the notes" for a description of the terms of the notes.

                      DESCRIPTION OF MATERIAL INDEBTEDNESS

BALL AEROSPACE CREDIT AGREEMENT

         In April 2001, we entered into a $9.0 million credit agreement with Ball Aerospace which we used to fund the completion of our second QuickBird satellite. This agreement accrues interest at an annual rate of 11%, which becomes payable seven months following the launch of our QuickBird satellite. Beginning in June 2002 and ending in April 2003, principal, in equal monthly amounts, and interest are payable in cash each month.

         We were permitted to borrow funds under the agreement from time to time until the date that Ball Aerospace tendered to us the QuickBird satellite, but only to the extent that such funds were due and payable under the contract for construction of the satellite. We may prepay all or part of any loan under the agreement at any time without penalty. In addition, we must generally prepay a portion of our outstanding borrowings under the agreement if we dispose of any assets that constitute collateral under the agreement or if we receive insurance proceeds under the launch or, under certain circumstances, pre-launch insurance policies. Furthermore, we must prepay all outstanding borrowings under the agreement if we undergo a change of control.

         Our obligations under the agreement, together with the notes, are secured by the insurance policies for our QuickBird satellite launch and operations, as well as transit and pre-launch insurance that we have obtained for that satellite. See "Recapitalizations - 2001 Recapitalization." In addition, we have granted a first priority security interest to Ball Aerospace in our QuickBird satellite and associated property delivered by Ball and their proceeds.

         The agreement limits the existence of liens on the collateral thereunder, and also limits our ability to enter into merger and consolidation transactions, enter into certain intercompany encumbrances and restrictions, change our places of business or our legal name, enter into transactions with our affiliates, dispose of collateral, pay dividends and make distributions.

         In conjunction with this agreement, we issued to Ball Aerospace 903,608 shares of Series C preferred stock in June 2001. See "Recapitalizations - 2001 Recapitalization." As of December 31, 2001, we had borrowed the full amount available under this facility.

13% SENIOR DISCOUNT NOTES

         Notes with a principal amount at maturity of approximately $71.7 million are outstanding. For a description of the terms of the notes, see "Form of the notes" and "Description of notes."

COMMITMENT FROM BOEING CAPITAL SERVICES CORPORATION

         In February 2001, we secured a commitment for a $20.75 million borrowing facility with Boeing Capital Services Corporation. If drawn, the facility would accrue interest at LIBOR plus 4% to 6%, depending upon the duration of the borrowing. The commitment is subject to the negotiation and execution of a credit agreement and DigitalGlobe having $125 million of contractually committed orders or some form of facility guarantee in place. As we have not yet met these requirements, these funds are not currently available. The facility is available through September 30, 2002, will have a two and a half year term and has an annual commitment fee of 50 basis points payable quarterly in arrears. At December 31, 2001, we had incurred deferred financing costs of approximately $500,000 related to this facility.

                                  FORM OF NOTES

         The certificates representing the notes were issued in fully registered form, without coupons. Except as described in the next paragraph, the notes have been deposited with The Bank of New York, as custodian for DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of one or more global notes. Holders of the notes own book-entry interests in the global note evidenced by records maintained by DTC.

         Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount if:

               (1) DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days;

               (2) we provide for the exchange pursuant to the terms of the indenture; or

               (3) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the trustee under the indenture instructions to that effect.

         As of the date of this prospectus, no certificated notes are issued and outstanding.

                            DESCRIPTION OF THE NOTES

         We issued the notes under an indenture between our company, as issuer, and The Bank of New York, as trustee (the "Trustee"). The following is a summary of the material provisions of the indenture. For a complete statement of the terms, we refer you to the indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part. Certain provisions of the indenture are made a part thereof by the Trust Indenture Act of 1939, as amended. Definitions or particular terms in the indenture supplement this summary. For definitions of certain capitalized terms used in the following summary, see "--Certain definitions" below.

GENERAL

         The notes are unsecured (except to the extent described under "--Security" below), unsubordinated obligations of our company, which have an aggregate principal amount at maturity of $1,000 per note, and will mature on July 15, 2007. Interest on the notes accrues at the rate of 13% per annum and is payable semiannually in arrears (to holders of record at the close of business on January 1 or July 1 immediately preceding the Interest Payment Date) on January 15 and July 15 of each year. Accrual of cash interest does not begin until July 15, 2002 and payment of interest does not begin until January 15, 2003. Interest is computed on the basis of a 360-day year of twelve 30-day months. The notes were issued at a discount of $684.61 per $1,000 of principal amount at maturity.

         The principal, interest, and premium, if any, on the notes is payable, and the notes may be exchanged or transferred, at the office or agency of our company in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at 101 Barclay Street, Floor 21 West, New York, New York 10286; Attention: Corporate Trust Trustee Administration); provided that, at our option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register maintained by the Trustee.

         The notes were issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity or any integral multiple thereof. No service charge was made for any registration of transfer of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

         The notes were originally issued as a part of a unit, consisting of one note with a principal amount at maturity of $1,000 and 49.095 shares of Series C cumulative convertible redeemable preferred stock. Each share of Series C preferred stock entitles its holder to purchase one share of common stock, par value $.001, of DigitalGlobe. The note and shares of Series C preferred stock included in each unit automatically became separately transferable on January 12, 2000.

OPTIONAL REDEMPTION

         We can redeem the notes at our option, in whole or in part, at any time or from time to time, on or after July 15, 2004 and prior to maturity. The notes may be redeemed at the redemption prices, expressed in percentages of principal amount at maturity, set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing July 15 of the years set forth below. Our right of redemption is subject to the rights of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date.

Year                                                            Redemption Price
----                                                            ----------------
2004.........................................................       106.500%
2005.........................................................       104.333%
2006.........................................................       102.167%
2007.........................................................       100.000%


SELECTION AND NOTICE OF REDEMPTION

         To redeem the notes, we must give the holder not less than 30 nor more than 60 days' prior notice, which we must mail to the holder by first class mail to the holder's last address as it appears in the security register.

         In the case of any partial redemption, the Trustee will select the notes for redemption:

         . in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or

         . if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate.

         No note of $1,000 in principal amount at maturity or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount of such note to be redeemed. A note in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original note.

SINKING FUND

         There are no sinking fund payments for the notes.

REGISTRATION RIGHTS

         On August 11, 2000, we exchanged all originally-issued notes for new notes, the terms of which are identical to the originally-issued notes (except that the new notes do not bear legends restricting the transfer thereof or provide for registration rights or additional interest). When the exchange offer was completed, our original obligation to register or exchange notes terminated.

         On April 3, 2001, in connection with our recapitalization transactions, we agreed to effect a registration with respect to certain outstanding notes then held by Morgan Stanley. We subsequently effected this registration.

RANKING

         The Indebtedness evidenced by the notes ranks equally in priority of payment with all present and future unsubordinated indebtedness of our company, and senior in right of payment to all existing and future subordinated indebtedness of our company. In addition, all existing and future liabilities, including trade payables and indebtedness, including any subordinated indebtedness, of our subsidiaries and all of our secured indebtedness will be effectively senior to the notes. We and our subsidiaries may incur substantial additional Indebtedness, including secured Indebtedness, under the indenture.

SECURITY

         Pledge Agreement

         In April 2001, we executed a Pledge Agreement that provided the Trustee with an interest in U.S. government securities securing a portion of the premiums for the QuickBird Launch Insurance. The collateral under this agreement was used for the designated purpose of paying the QuickBird Launch Insurance premiums that were due before launch of our QuickBird satellite. Accordingly, the notes are no longer secured by any collateral under this agreement.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the indenture.

         "Accreted Value" means, for any Specified Date, the amount provided below for each $1,000 principal amount at maturity of notes:

              (1) if the Specified Date occurs on one of the following
                  semiannual dates, the Accreted Value will equal the amount set forth below for such semiannual accrual date:

Semiannual Accrual Date                                           Accreted Value
-----------------------                                           --------------
January 15, 2000..............................................      $  729.88
July 15, 2000.................................................      $  777.32
January 15, 2001..............................................      $  827.24
July 15, 2001.................................................      $  881.65
January 15, 2002..............................................      $  938.96
July 15, 2002.................................................      $1,000.00

              (2) if the Specified Date occurs before the first semiannual accrual date, the Accreted Value will equal the sum of

                  (a) $684.61, and

                  (b) an amount equal to the product of:

                      (1) the Accreted Value for the first semiannual accrual date less $684.61 multiplied by

                      (2) a fraction, the numerator of which is the number of days from the Closing Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the Closing Date to the first semiannual accrual date, using a 360-day year of twelve 30-day months;

              (3) if the Specified Date occurs between two semiannual accrual dates, the Accreted Value will equal the sum of:

                  (a) the Accreted Value for the semiannual accrual date
                      immediately  preceding  such Specified Date, and

                  (b) an amount equal to the product of:

                      (1) the Accreted Value for the immediately following semiannual accrual date less the Accreted Value for the immediately preceding semiannual accrual date multiplied by

                      (2) a fraction, the numerator of which is the number of days from the immediately preceding semiannual accrual date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

              (4) if the Specified Date occurs after the last semiannual accrual date, the Accreted Value will equal $1,000.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of DigitalGlobe or assumed in connection with an Asset Acquisition by a Subsidiary of DigitalGlobe and not incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of DigitalGlobe or such Asset Acquisition.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income or loss of DigitalGlobe and its Subsidiaries for such period determined in conformity with GAAP. However, the following items are excluded in computing Adjusted Consolidated Net Income:

         (1) the net income of any Person, other than net income attributable to a Subsidiary, in which any Person other than DigitalGlobe or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to DigitalGlobe or any of its Subsidiaries by such other Person during such period;

         (2) except to the extent includable under clause (1) above, the net income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with DigitalGlobe or any of its Subsidiaries or all or substantially all of the property and assets of such person are acquired by DigitalGlobe or any of its Subsidiaries;

         (3) the net income of any Subsidiary (determined by excluding income resulting from transfer of assets by DigitalGlobe or a Subsidiary to another Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

         (4) any gains or losses, on an after-tax basis, attributable to Asset Sales; and

         (5)  all extraordinary gains and extraordinary losses.

Calculations for the purpose of determining Adjusted Consolidated Net Income shall be made without giving effect to (a) the amortization of any expenses incurred in connection with the offering of the notes and (b) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For purposes of this definition, "control" and the correlative meanings of the terms "controlling," "controlled by," and "under common control with," as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

         "ASSET ACQUISITION" MEANS:

         (1) an investment by DigitalGlobe or any of its Subsidiaries in any other Person pursuant to which such Person becomes a Subsidiary of DigitalGlobe or is merged into or consolidated with DigitalGlobe or any of its Subsidiaries; provided that such Person's primary business is related, ancillary, or complementary to the businesses of DigitalGlobe and its Subsidiaries on the date of such investment; or

         (2) an acquisition by DigitalGlobe or any of its Subsidiaries of the property and assets of any Person other than DigitalGlobe or any of its Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary, or complementary to the businesses of DigitalGlobe and its Subsidiaries on the date of such acquisition.

         "Asset Disposition" means the sale or other disposition by DigitalGlobe or any of its Subsidiaries (other than to DigitalGlobe or to one of its Subsidiaries) of:

         (1) all or substantially all of the Capital Stock of any of DigitalGlobe's Subsidiaries; or

         (2) all or substantially all of the assets that constitute a division or line of business of DigitalGlobe or any of its Subsidiaries.

         "Asset Sale" means any sale, transfer, or other disposition, including by way of merger, consolidation, or sale-leaseback transaction, in one transaction or a series of related transactions by DigitalGlobe or any of its Subsidiaries to any Person other than DigitalGlobe or any of its Subsidiaries of:

         (1)  all or any of the Capital Stock of any Subsidiary;

         (2) all or substantially all of the property and assets of an operating unit or business of DigitalGlobe or any of its Subsidiaries; or

         (3) any other property and assets of DigitalGlobe or any of its Subsidiaries outside the ordinary course of business of DigitalGlobe or such Subsidiary, and,

in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations, and sales of assets of DigitalGlobe. For purposes of this definition, "Asset Sale" does not include:

         (1) sales or other dispositions of inventory, receivables, and other current assets; or

         (2) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing:

         (1)  the sum of the products of:

              (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

              (b)   the amount of such principal payment by

         (2)  the sum of all such principal payments.

         "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, or other equivalents, however designated, whether voting or non-voting, in equity of such Person, whether outstanding on or issued after the Closing Date, including all common stock and preferred stock.

         "Capitalized Lease" means, as applied to any Person, any lease of any property, whether real, personal, or mixed, of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Change of Control" means such time as:

         (1) a "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Permitted Holders, in each case together with their respective Affiliates, becomes the ultimate "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, of more than 35% of the total voting power of the Voting Stock of DigitalGlobe on a fully diluted basis and such ownership is greater than the amount of voting power of the Voting Stock of DigitalGlobe, on a fully diluted basis, held by the Permitted Holders and their respective Affiliates on such date; or

         (2) individuals who on the Closing Date constitute the board of directors of DigitalGlobe, together with any new directors whose election by the board of directors or whose nomination by the board of directors for election by DigitalGlobe's stockholders was either (a) approved by a vote of at least two-thirds of the members of the board of directors then in office who either were members of the board of directors on the Closing Date or whose election or nomination for election was previously so approved or
              (b) implemented under the "Composition of the Board" provision of the Stockholders' Agreement, cease for any reason to constitute a majority of the members of the board of directors of DigitalGlobe then in office.

         "Charter Amendments" means the amendment of the Company's Certificate of Incorporation, substantially in the form attached to the Recapitalization Agreement as Exhibit G.

         "Closing Date" means July 12, 1999, the actual date on which the original notes were issued under the indenture.

         "Collateral" means:

         (1) with respect to the Pledge Agreement, the Government Securities and the other collateral described in the Pledge Agreement; and

         (2) with respect to the Pledge and Security Agreement, the QuickBird Launch Insurance and the other collateral described in the Pledge and Security Agreement.

         "Collateral Trustee" means:

         (1) with respect to the Pledge Agreement, the Trustee or any successor or substitute collateral trustee for the Collateral under the Pledge Agreement acting as such for itself and the holders of the notes; and

         (2) with respect to the Pledge and Security Agreement, the Trustee or any successor or substitute collateral trustee for the Collateral under the Pledge and Security Agreement acting as such for itself, the holders of the notes and the holder(s) of the Vendor Financing.

         "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

         (1)  Consolidated Interest Expense;

         (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

         (3)  depreciation expense;

         (4)  amortization expense; and

         (5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for DigitalGlobe and its Subsidiaries in conformity with GAAP; provided that, if any Subsidiary of DigitalGlobe is not a Wholly Owned Subsidiary, Consolidated EBITDA will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Subsidiary multiplied by (B) the percentage ownership interest in the income of such Subsidiary not owned on the last day of such period by DigitalGlobe or any of its Subsidiaries.

         "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by DigitalGlobe or any of its Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or to be accrued by DigitalGlobe and its Subsidiaries during such period; excluding, however:

         (1) any amount of such interest of any Subsidiary of DigitalGlobe if the net income of such Subsidiary of DigitalGlobe is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof); and

         (2) any premiums, fees, and expenses (and any amortization thereof) payable in connection with the offering of the notes and Series C preferred stock, all as determined on a consolidated basis (without taking into account the Subsidiaries of DigitalGlobe) in conformity with GAAP.

         "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of:

         (1) the aggregate amount of Indebtedness of DigitalGlobe and its Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

         (2) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of DigitalGlobe have been filed with the SEC or provided to the Trustee pursuant to the "SEC reports and reports to holders" covenant described below (such four fiscal quarter period being the "Four Quarter Period"); provided that, in making the foregoing calculation:

              (A) pro forma effect will be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

              (B) pro forma effect will be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

              (C) pro forma effect will be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Subsidiary of DigitalGlobe or has been merged with or into DigitalGlobe or any of its Subsidiaries during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal

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                    quarters immediately preceding the Transaction Date of the
                    Person, division, or line of business of the Person, that is acquired or disposed of for which financial information is available.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect DigitalGlobe or any of its Subsidiaries against fluctuations in currency values.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors, whose determination shall be conclusive if evidenced by a board resolution; provided that for purposes of clause (viii) of the second paragraph of the "Limitation on Indebtedness" covenant, (x) the fair market value of any security registered under the Exchange Act will be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by DigitalGlobe exceeds $10 million, the fair market value of such property will be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Trustee.

         "First QuickBird Satellite" means the QuickBird spacecraft manufactured under the contract dated June 9, 1998, between Ball Aerospace and DigitalGlobe, for the QuickBird spacecraft number SE.IM.PRJ.0004.A, including amendments and exhibits attached thereto, and related attached components and equipment.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the indenture will be computed in conformity with GAAP applied on a consistent basis.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

         (1) to purchase or pay, or to advance or supply funds for the purchase or payment of, such Indebtedness or other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

         (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, or other obligation in whole or in part.

         However, the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee, or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" by means of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount will be considered an Incurrence of Indebtedness.

       "Indebtedness" means, with respect to any Person at any date of determination without duplication:

         (1)  all indebtedness of such Person for borrowed money;

         (2) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;

         (3) all obligations of such Person in respect of letters of credit or other similar instruments, including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit, including trade letters of credit, securing obligations, other than obligations described in (1) or (2) above or (5), (6), or (7) below, entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn

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              upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

         (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

         (5)  all obligations of such Person under a Capitalized Lease;

         (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, but the amount of such Indebtedness will be the lesser of the fair market value of such asset at such date of determination and the amount of such Indebtedness;

         (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

         (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

         The amount of Indebtedness of any Person at any date will be the outstanding balance at such date or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination, of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation. However:

         (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and

         (2) Indebtedness will not include any liability for federal, state, local, or other taxes.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, or other similar agreement or arrangement designed to protect DigitalGlobe or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which DigitalGlobe or any of its Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter, so long as the notional principal amount of any Interest Rate Agreement does not exceed the principal amount of the Indebtedness of DigitalGlobe and its Subsidiaries that bears interest at floating rates.

         "Investment" in any Person means:

         (1) any direct or indirect advance, loan, or other extension of credit, including by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of DigitalGlobe or its Subsidiaries; or

         (2) any capital contribution by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others to, or any purchase or acquisition of Capital Stock, bonds, notes, debentures, or other similar instruments issued by such Person.

The term "Investment" also includes the fair market value of the Capital Stock or any other Investment held by DigitalGlobe or any of its Subsidiaries of or in any Person that has ceased to be a Subsidiary.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature of a security interest or any agreement to give any security interest.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means:

         (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including

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              payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component of such obligations, when received in the form of cash or cash equivalents, except to the extent such obligations are financed or sold with recourse to DigitalGlobe or any Subsidiary, and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

              (a) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel and investment bankers;

              (b) provisions for all taxes, whether or not such taxes will actually be paid or are payable, as a result of such Asset Sale without regard to the consolidated results of operations of DigitalGlobe and its Subsidiaries, taken as a whole;

              (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either is secured by a Lien on the property or assets sold, or is required to be paid as a result of such sale; and

              (d) appropriate amounts to be provided by DigitalGlobe or any
                  Subsidiary as a reserve against any liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

         (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations, to the extent corresponding to the principal, but not interest, component of such obligations, when received in the form of cash or cash equivalents, except to the extent such obligations are financed or sold with recourse to DigitalGlobe or any of its Subsidiaries, and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale, and net of taxes paid or payable as a result of such conversion.

       "Offer to Purchase" means an offer to purchase notes by DigitalGlobe from the holders of the notes commenced by mailing a notice to the Trustee and each such holder, stating that:

         (1)  all notes validly tendered will be accepted for payment;

         (2)  the purchase price and the applicable payment date;

         (3) any note not tendered will continue to accrue interest, or original issue discount, pursuant to its terms;

         (4) unless DigitalGlobe defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase will cease to accrue interest, or original issue discount, on and after the applicable payment date;

         (5) holders of notes electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such note completed, to the paying agent at the address specified in the notice, prior to the close of business on the business day immediately preceding the applicable payment date;

         (6) holders of notes will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day immediately preceding such payment date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

         (7) holders of notes whose notes are being purchased only in part will be issued notes equal in principal amount to the unpurchased portion of the notes surrendered. For this purpose, each note purchased and each note issued will have a principal amount at maturity of $1,000 or an integral multiple of $1,000.

         On the applicable payment date, DigitalGlobe will:

         (1) accept for payment on an equal basis notes or portions of notes tendered in response to an Offer to Purchase;

         (2) deposit with the paying agent money sufficient to pay the purchase price of all notes or portions of notes accepted;

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              and

         (3) deliver, or cause to be delivered, to the Trustee all notes or portions of notes accepted, together with an officers' certificate specifying the notes or portions thereof accepted for payment by DigitalGlobe.

         The paying agent will promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee will promptly authenticate and mail to such holders a note equal in principal amount to any unpurchased portion of the note surrendered. However, each note purchased and each note issued will have a principal amount at maturity of $1,000 or integral multiples of $1,000. DigitalGlobe will publicly announce the results of an Offer to Purchase as soon as practicable after the payment date. The Trustee will act as the paying agent for an Offer to Purchase. DigitalGlobe will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent such laws and regulations are applicable, in the event that DigitalGlobe is required to repurchase notes pursuant to an Offer to Purchase.

         "Permitted Holders" means Morgan Stanley & Co. Incorporated, American High Income Trust, American Variable Insurance Series Asset Allocation Fund, American Variable Insurance Series Bond Fund, American Variable Insurance Series High- Yield Bond Fund, The Bond Fund of America, Inc., ITT Industries, Inc., and Ball Technology Holdings Corp.

         "Permitted Investment"  means:

         (1) an Investment in DigitalGlobe or a Subsidiary or a Person who will, upon the making of such Investment, become a Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to DigitalGlobe or a Subsidiary; provided that such Person's primary business is related, ancillary, or complementary to the businesses of DigitalGlobe and its Subsidiaries on the date of such Investment;

         (2)  Temporary Cash Investments;

         (3) payroll, travel, and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

         (4) stock, obligations, or securities received in satisfaction of judgments; and

         (5) Investments in Currency Agreements and Interest Rate Agreements permitted under the "Limitation on Indebtedness" covenant to the extent that such Investments relate to actual obligations owed by or owed to DigitalGlobe or any Subsidiary, and the face or notional amount of such Investment does not exceed the amount of the underlying obligation to which such Investment relates.

         "Permitted Liens" means:

         (1) Liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted, and for which a reserve or other appropriate provision, if any, as will be required to be made to conform with GAAP will have been made;

         (2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as will be required to be made to conform with GAAP will have been made;

         (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security;

         (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of a similar nature incurred in the ordinary course of business, exclusive of obligations for the payment of borrowed money;

         (5) easements, rights-of-way, municipal and zoning ordinances, and similar charges, encumbrances, title defects, or other irregularities that do not materially interfere with the ordinary course of business of DigitalGlobe or any of its Subsidiaries;

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         (6)   Liens, including extensions and renewals, upon real or personal property acquired after the Closing Date, so long as:

               (a) any such Lien is created solely for the purpose of securing Indebtedness incurred, in accordance with the "Limitation on Indebtedness" covenant (1) to finance the cost, including the cost of improvement or construction, of the item of property or assets subject to such Lien and such Lien is created prior to, at the time of, or within six months after the latest of the acquisition, the completion of construction, and the commencement of full operation of such property, or (2) to refinance any indebtedness previously so secured,

               (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and

               (c) any such Lien will not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

         (7) leases or subleases granted to others that do not materially interfere with the ordinary course of business of DigitalGlobe and its Subsidiaries, taken as a whole;

         (8) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of DigitalGlobe or its Subsidiaries and that relate to such property or assets;

         (9) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

         (10) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

         (11) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of DigitalGlobe or any of its Subsidiaries, so long as such Liens do not extend to or cover any property or assets of DigitalGlobe or any such Subsidiary other than the property or assets acquired;

         (12)  Liens in favor of DigitalGlobe or any of its Subsidiaries;

         (13) Liens arising from the rendering of a final judgment or order against DigitalGlobe or any of its Subsidiaries that does not give rise to an Event of Default;

         (14) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property and that relate to such letters of credit and the products and proceeds of such letters of credit;

         (15) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (16) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options, or similar agreements or arrangements designed solely to protect DigitalGlobe or any of its Subsidiaries from fluctuations in interest rates, currencies, or the price of commodities;

         (17) Liens arising out of conditional sale, title retention, consignment, or similar arrangements for the sale of goods entered into by DigitalGlobe or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of DigitalGlobe and its Subsidiaries prior to the Closing Date;

         (18)  Liens on or sales of receivables;

         (19) Liens, including any extensions or renewals of such Liens, so long as any such extensions or renewals do not increase the amount of the obligations secured by such Liens, existing on the Closing Date;

         (20) Liens granted after the Closing Date on any assets or capital stock of DigitalGlobe or its Subsidiaries that are created in favor of the holders of notes or a representative of such holders;

         (21) Liens with respect to the assets of a Subsidiary of DigitalGlobe granted by such Subsidiary to DigitalGlobe or one of its Wholly Owned Subsidiaries to secure Indebtedness owing to DigitalGlobe or such other Subsidiary;

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         (22)  Liens securing Indebtedness which is incurred to refinance secured Indebtedness, so long as such Liens do not extend to or cover any property or assets of DigitalGlobe or any of its Subsidiaries, other than the property or assets securing the Indebtedness being refinanced; and

         (23) any and all Liens granted under and in connection with the Security Documents.

         However, Permitted Liens shall not include any Liens on the QuickBird satellite or the QuickBird Launch Insurance, except:

         . in the case of Liens on the QuickBird Launch Insurance, Liens thereon in favor of the Collateral Trustee under the Pledge and Security Agreement or otherwise securing the notes or the Vendor Financing, and Liens in favor of the collateral trustee under the Junior Collateral Pledge and Security Agreement for the benefit of the holders of the Series A Preferred Stock and Series B Preferred Stock, provided such Liens shall be junior to the Liens in favor of the Collateral Trustee under the Pledge and Security Agreement; and

         .  with respect to the QuickBird satellite,

            (A)   Liens described in clause (2) of the above definition,

            (B) until the attachment of risk under the QuickBird Launch Insurance, the retention or reservation of title to the QuickBird satellite by Ball Aerospace under the terms of the Vendor Financing,

            (C) following the attachment of risk under the QuickBird Launch Insurance, Liens to secure up to $9,000,000 principal amount (plus accrued interest thereon) of Vendor Financing, and

            (D) Liens in the proceeds (as defined in Section 9-306(1) of the New York Uniform Commercial Code) from the disposition of the QuickBird satellite, other than proceeds under the QuickBird Launch Insurance, to secure up to $9,000,000 million principal amount (plus accrued interest) of Vendor Financing.

         "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Public Equity Offering" means an underwritten primary public offering of common stock of DigitalGlobe pursuant to an effective registration statement under the Securities Act.

         "QuickBird 2 Launch Insurance" means launch and in-orbit operations insurance in respect of the QuickBird 2 satellite, having the terms and provisions described in Section 4.10(b) and being in form and substance satisfactory to the Collateral Trustee under the Pledge and Security Agreement.

         "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

         (1) required to be redeemed on or prior to the Stated Maturity of the notes;

         (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes; or

         (3)   convertible into or exchangeable for Capital Stock referred to in
               (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes.

         However, any Capital Stock that constitutes Redeemable Stock only because it gives the holders of such Capital Stock the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Stated Maturity of the notes will not constitute Redeemable Stock if:

         (1) the "change of control" provision applicable to such capital stock is no more favorable to holders of such Capital Stock than the provisions contained in the "Repurchase of notes upon a Change of Control" covenant described below; and

         (2) such Capital Stock, or the agreements or instruments governing the redemption rights of such Capital Stock,

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               specifically provides that such Person will not repurchase or redeem any such stock under such provision prior to DigitalGlobe's repurchase of such notes as are required to be repurchased under the "Repurchase of notes upon a Change of Control" covenant described below.

         "Restricted Payment," means any payment or other action taken, directly or indirectly, by DigitalGlobe or any of its Subsidiaries whereby DigitalGlobe or any of its Subsidiaries:

         (1) declares or pays any dividend or makes any distribution on or with respect to its Capital Stock, other than:

               (a) dividends or distributions payable solely in shares of its Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to acquire shares of such Capital Stock, and

               (b) pro rata dividends or distributions on common stock of Subsidiaries of DigitalGlobe held by minority stockholders, so long as such dividends do not in the aggregate exceed the minority stockholders' proportional share of such Subsidiaries' cumulative net income from the first day of the fiscal quarter beginning immediately after the Closing Date;

         (2)   purchases, redeems, retires, or otherwise acquires for value

               (a) any shares of Capital Stock of DigitalGlobe, including options, warrants, or other rights to acquire such shares of Capital Stock held by any Person, or

               (b) any shares of Capital Stock of a Subsidiary of DigitalGlobe, including options, warrants, or other rights to acquire such shares of Capital Stock, held by any Affiliate of DigitalGlobe, other than an Affiliate that is a Wholly Owned Subsidiary of DigitalGlobe, or held by any holder, or any Affiliate of such holder, of 5% or more of the Capital Stock of DigitalGlobe;

         (3) makes any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of DigitalGlobe that is subordinated in right of payment to the notes, other than the purchase, repurchase, or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, or final maturity, in each case due within one year of the date of acquisition; or

         (4) makes any Investment in any Person, other than a Permitted Investment.

The board of directors of DigitalGlobe will determine in good faith the amount of any Restricted Payment, if such Restricted Payment is made in a form other than in cash, and such determination will be conclusive.

         "S&P" means Standard & Poor's Ratings Services and its successors.

         "Security Documents" means the Pledge Agreement and the Pledge and Security Agreement.

         "Significant Subsidiary" means, at any date of determination, any Subsidiary of DigitalGlobe that, together with its Subsidiaries,

         (1) for the most recent fiscal year of DigitalGlobe, accounted for more than 10% of the consolidated revenues of DigitalGlobe and its Subsidiaries, or

         (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of DigitalGlobe and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of DigitalGlobe for such fiscal year.

         "Specified Date" means (1) any payment date with respect to an Offer to Purchase the notes upon a Change of Control, (2) any payment date with respect to an Offer to Purchase upon an insurance proceeds payment, (3) any redemption date with respect to an optional redemption of the notes, or (4) any date on which the notes are due and payable after an Event of Default.

         "Stated Maturity" means:

         (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and

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         (2)   with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Strategic Subordinated Indebtedness" means Indebtedness of DigitalGlobe Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary, or complementary to the business conducted by DigitalGlobe or any of its Subsidiaries, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred:

         (1)   is expressly made subordinate in right of payment to the notes;
               and

         (2) provides that no payment of principal, premium, or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of DigitalGlobe's obligations under the notes;

               provided that such Indebtedness may provide for and be repaid at any time from the proceeds of a capital contribution or the sale of Capital Stock (other than Redeemable Stock) of DigitalGlobe after the Incurrence of such Indebtedness.

         "Subsidiary" means, with respect to any Person, any corporation, associati on, or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Temporary Cash Investment" means any of the following:

         (1) direct obligations of the United States of America or any of its agencies, or obligations fully and unconditionally guaranteed by the United States of America or any of its agencies;

         (2) time deposit accounts, certificates of deposit, and money market deposits maturing within one year of the date of their acquisition and issued by a bank or trust company which is organized under the laws of the United States of America, any state, or any foreign country recognized by the United States of America, which bank or trust company has capital, surplus, and undivided profits aggregating in excess of $50 million, or the foreign currency equivalent of $50 million, and has outstanding debt which is rated "A", or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

         (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in (1) above, which obligations are entered into with a bank meeting the qualifications described in (2) above;

         (4) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation, other than an Affiliate of DigitalGlobe, organized and in existence under the laws of the United States of America, any state, or any foreign country recognized by the United States of America with a rating, at the time as of which any investment is made, of "P-1" or higher according to Moody's, or "A-1" or higher according to S&P; and

         (5) securities with maturities of six months or less from the date of acquisition that are issued or fully and unconditionally guaranteed by any state, commonwealth, or territory of the United States of America, or by any of their political subdivisions or taxing authorities, and rated at least "A" by S&P or Moody's.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed, or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transaction Date" means the date on which any Restricted Payment is to be made.

         "Vendor Financing" means the financing to be provided by Ball Technologies & Aerospace Corp. to DigitalGlobe in a principal amount not less than $9 million for the construction and launch of the QuickBird 2 satellite on substantially the terms set forth on Exhibit A to the Recapitalization Agreement.

         "Voting Stock" means, with respect to any person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person.

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       "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary, other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law, by such Person or one or more Wholly Owned Subsidiaries of such Person.


COVENANTS

       SUMMARY

       In the indenture, DigitalGlobe has agreed to certain restrictions that limit its and its Subsidiaries' ability, among other things, to:

       .   incur additional debt;

       .   pay dividends;

       .   repurchase capital stock or subordinated indebtedness;

       .   make investments;

       .   incur liens; and

       .   engage in sale-leaseback transactions.

       If a Change of Control occurs, DigitalGlobe must commence, within 30 days, and consummate an Offer to Repurchase all notes at a price equal to 101% of their Accreted Value on the date of purchase, plus accrued interest, if any, to that date.

       If and to the extent that the Trustee receives insurance proceeds on the QuickBird 2 Launch Insurance, DigitalGlobe must commence, within 30 days, and consummate an Offer to Repurchase all notes, up to each holder's (and the holders' of the Vendor Financing) ratable portion of the insurance proceeds, at a price equal to 100% of the Accreted Value of the notes on the date of purchase, plus any accrued interest to that date. See "Covenants - Repurchase of notes upon an insurance proceeds payment."

       LIMITATION ON INDEBTEDNESS

       (a) DigitalGlobe will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (other than the notes and Indebtedness existing on the Closing Date); provided that DigitalGlobe may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds from such Indebtedness, the Consolidated Leverage Ratio would be greater than zero and less than 5:1.

       Notwithstanding this limitation, DigitalGlobe and any of its Subsidiaries (except as specified below) may incur each and all of the following types of Indebtedness:

       (1) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $100 million;

       (2) Indebtedness owed (A) to DigitalGlobe evidenced by a promissory note or (B) to any Subsidiary of DigitalGlobe; provided that any event which results in any such Subsidiary of DigitalGlobe ceasing to be a Subsidiary or any subsequent transfer of such Indebtedness (other than DigitalGlobe or another Subsidiary of DigitalGlobe) will be deemed, in each case, to constitute an Incurrence of Indebtedness not permitted by this clause (2);

       (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4),
            (8), or (9) of this paragraph) and any refinancings of such Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees, and expenses); provided that Indebtedness, the proceeds of which are used to refinance or refund the notes, or Indebtedness that ranks equally with, or is subordinated in right of payment to, the notes shall only be permitted under this clause (3) if:

            (A) in case the notes are refinanced in part or the Indebtedness to be refinanced ranks equally with the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made to rank equally with, or subordinate in right of payment to, the remaining notes,

            (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes, such new

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                  Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes at least to the same extent that the Indebtedness to be refinanced is subordinated to the notes and

            (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of DigitalGlobe be refinanced by means of any Indebtedness of any Subsidiary of DigitalGlobe pursuant to this clause (3);

       (4)  Indebtedness,

            (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business,

            (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect DigitalGlobe or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities, and compensation payable thereunder and

            (C) arising from agreements providing for indemnification, adjustment of purchase price, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of DigitalGlobe or any of its Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets, or a Subsidiary of DigitalGlobe (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets, or a Subsidiary of DigitalGlobe for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by DigitalGlobe or of its Subsidiaries in connection with such disposition;

       (5) Indebtedness of DigitalGlobe, to the extent the net proceeds of such Indebtedness are promptly (A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the notes as described below under "Defeasance";

       (6) Guarantees of the notes and Guarantees of Indebtedness of DigitalGlobe by any of its Subsidiaries; provided any such Subsidiary Guarantees the notes;

       (7) Indebtedness, including Guarantees, Incurred to finance the cost, including the cost of design, development, acquisition, construction, insurance, installation, improvement, transportation, launch, or integration, to acquire satellites, ground systems, image processing software and systems, or other tangible assets used or useful in the satellite imaging and related businesses of DigitalGlobe and its Subsidiaries (including acquisitions by way of Capitalized Leases and acquisitions of the Capital Stock of a Person that becomes a Subsidiary of DigitalGlobe to the extent of the fair market value of the satellites, ground systems, image processing software and systems, or other tangible assets so acquired) by DigitalGlobe or a Subsidiary of DigitalGlobe after the Closing Date;

       (8) Indebtedness of DigitalGlobe not to exceed, at any one time outstanding, two times:

             (A) the Net Cash Proceeds received by DigitalGlobe after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of DigitalGlobe, to the extent (I) such capital contribution or Net Cash Proceeds have not been used pursuant to clause (2)(b) of the first paragraph or clause (2), (3), or (4) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (II) if such capital contribution or Net Cash Proceeds are used to consummate a transaction under which DigitalGlobe Incurs Acquired Indebtedness, the amount of such Net Cash Proceeds exceeds one-half of the amount of Acquired Indebtedness so Incurred and

             (B) 80% of the fair market value of property, other than cash and cash equivalents, received by DigitalGlobe after the Closing Date from the sale of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of DigitalGlobe, to the extent (I) such capital contribution or sale of Capital Stock has not been used pursuant to clause
                  (2), (3), or (4) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (II) if such capital contribution or Capital Stock is used to consummate a transaction pursuant to which DigitalGlobe Incurs Acquired Indebtedness, 80% of the

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                  fair market value of the property received exceeds one-half of the amount of Acquired Indebtedness so Incurred, provided that such Indebtedness does not mature prior to the Stated Maturity of the notes and has an Average Life longer than the notes;

       (9)   Acquired Indebtedness;

       (10)  Strategic Subordinated Indebtedness; and

       (11) subordinated Indebtedness of DigitalGlobe, in addition to Indebtedness permitted under clauses (1) through (10) above, in aggregate principal amount outstanding at any time not to exceed $100 million.

       (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that DigitalGlobe or a Subsidiary of DigitalGlobe may Incur pursuant to this "Limitation on Indebtedness" covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

       (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens, or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount will not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below will not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, DigitalGlobe, in its sole discretion, will classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

       LIMITATION ON RESTRICTED PAYMENTS

       DigitalGlobe will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment if at the time of, and after giving effect to, the proposed Restricted Payment:

       (1) a Default or Event of Default will have occurred and be continuing; or

       (2) the aggregate amount of all Restricted Payments made after the Closing Date will exceed the sum of:

             (a) 50% of the aggregate amount of the Adjusted Consolidated Net Income or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss, accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been made available to holders of the notes, plus

             (b) the aggregate Net Cash Proceeds received by DigitalGlobe after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a person who is not a Subsidiary of DigitalGlobe or from the issuance to a person who is not a Subsidiary of DigitalGlobe of any options, warrants, or other rights to acquire Capital Stock of DigitalGlobe, in each case excluding any Redeemable Stock or any options, warrants, or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes, and the Net Cash Proceeds from any capital contributions to the Company after the Closing Date from Person other than Subsidiaries of the Company, in each case excluding such Net Cash Proceeds to the extent used to Incur Indebtedness pursuant to clause (a)(8) under the "Limitation on Indebtedness" covenant and excluding Net Cash Proceeds from the issuance of Capital Stock to the extent used to make Permitted Investment in accordance with clause (6) of such defined term, plus

             (c) an amount equal to the net reduction after the Closing Date in Investments, other than reductions in Permitted Investments, in any person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to DigitalGlobe or any of its Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment, except to the extent any such proceeds are included in the calculation of Adjusted Consolidated Net Income, not to exceed, in each case, the amount of Investments previously made by DigitalGlobe or any of its Subsidiaries in such Person.

       The following Restricted Payments may be made so long as, other than in the case of clauses (1) and (2), no Default or Event of Default has occurred and is continuing or occurs as a consequence of the Restricted
Payments:

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       (1)  the payment of any dividend within 60 days after the date of declaration of such dividend if, at such date of declaration, such payment would comply with the prior paragraph;

       (2) the repurchase, redemption, or other acquisition of Capital Stock of DigitalGlobe, or options, warrants, or other rights to acquire such Capital Stock, (a) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock, other than Redeemable Stock, of DigitalGlobe or (b) for cash in an aggregate amount not to exceed $2.0 million in any calendar year;

       (3) the making of any principal payment or the repurchase, redemption, retirement, defeasance, or other acquisition for value of Indebtedness of DigitalGlobe which is subordinated in right of payment to the notes in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock, other than Redeemable Stock, of DigitalGlobe;

       (4) the declaration or payment of dividends on the common stock of DigitalGlobe following a Public Equity Offering of such common stock, of up to 5% per year of the Net Cash Proceeds received by DigitalGlobe in such Public Equity Offering;

       (5) payments or distributions to dissenting stockholders under applicable law under or in connection with a consolidation, merger, or transfer of assets;

       (6) any purchase, redemption, retirement, or other acquisition of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; or

       (7) repurchases of fractional shares of Capital Stock in connection with the exercise of stock options or warrants to acquire Capital Stock (other than redeemable stock) of DigitalGlobe.

       Each Restricted Payment permitted under the preceding paragraph, other than an exchange of Capital Stock for Capital Stock or Indebtedness referred to in (2) or (3) above, and the Net Cash Proceeds from any issuance of Capital Stock referred to in (2) or (3) above, will be included in calculating whether the conditions of clause (2) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.


       LIMITATION ON LIENS

       DigitalGlobe will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Lien, other than Permitted Liens, on any of its assets or properties of any character or any shares of Capital Stock or Indebtedness of any of its Subsidiaries, without making effective provision for all of the notes and all other amounts due under the indenture to be directly secured equally and ratably with, or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the notes, prior to, the obligation or liability secured by such Lien. In addition, DigitalGlobe will not, and will not permit any Subsidiary to, create, incur, assume, or suffer to exist any Lien on the QuickBird satellite or the QuickBird Launch Insurance, except:

       (1) In the case of the QuickBird Launch Insurance, Liens thereon in favor of the Collateral Trustee under the Pledge and Security Agreement or otherwise securing the notes or the Vendor Financing and Liens thereon in favor of the collateral trustee under the Junior Collateral Pledge and Security Agreement for the benefit of the holders of the Series A and Series B preferred stock, provided such Liens are junior to the Liens in favor of the Collateral Trustee under the Pledge and Security Agreement; and

       (2)  With respect to the QuickBird  satellite,

            .   liens described in clause (2) of the definition of Permitted
                Liens,
            . until the attachment of risk under the QuickBird Launch Insurance, the retention or reservation of title to the QuickBird satellite by Ball Aerospace under the terms of the Vendor Financing,

            . following the attachment of risk under the QuickBird 2 Launch Insurance, Liens to secure up to $9 million principal amount (plus accrued interest thereon) of Vendor Financing, and

            . Liens in the proceeds (as defined in Section 9-306(1) of the New York Uniform Commercial Code) from the disposition of the QuickBird 2 satellite, other than proceeds under the QuickBird Launch Insurance, to secure up to $9 million principal amount (plus accrued interest) of Vendor Financing.

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       LIMITATION ON SALE-LEASEBACK TRANSACTIONS

       DigitalGlobe will not, and will not permit any of its Subsidiaries to, enter into any sale-leaseback transaction involving any of its assets or properties, whether now owned or acquired later, through which DigitalGlobe or one of its Subsidiaries sells or transfers such assets or properties and then or later leases such assets or properties or any part of them or any other assets or properties which DigitalGlobe or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

       This restriction does not apply to any sale-leaseback transaction if:

       (1) the lease is for a period, including renewal rights, of three years or less;

       (2) the lease secures or relates to industrial revenue or pollution control bonds;

       (3) the transaction is solely between DigitalGlobe and any of its Wholly Owned Subsidiaries or solely between its Wholly Owned Subsidiaries; or

       (4) the lease relates to any present or future ground station of DigitalGlobe or any of its Subsidiaries.

       REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

       DigitalGlobe must commence, within 30 days of the occurrence of a Change of Control, and must then consummate in accordance with the indenture an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the Accreted Value of such notes on the relevant payment date, plus any accrued interest to the payment date.

       There can be no assurance that DigitalGlobe will have sufficient funds available at the time of any Change of Control to make any debt payment, including repurchases of notes, required by this covenant as well as may be contained in other securities of DigitalGlobe which might be outstanding at the time. This covenant will, unless consents are obtained, require DigitalGlobe to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

       MAINTENANCE OF PROPERTIES AND INSURANCE

       DigitalGlobe will use its best efforts to obtain and maintain in full force and effect with respect to each and every satellite, other than the QuickBird 2 satellite, and each permitted replacement satellite therefor, launch insurance with respect to each such satellite, in each case for a period which DigitalGlobe deems reasonable by comparison with other companies in a similar industry, but in no event for a period less than 30 days commencing on the date of intentional ignition of the launch vehicle. Such insurance must be sufficient to cover an amount equal to or greater than the sum of:

       (1)   the cost to replace such satellite and launch vehicle;

       (2)   the cost to launch a replacement satellite; and

       (3) the cost of launch insurance for such satellite or, in the event that DigitalGlobe has reason to believe that the cost of obtaining comparable insurance for a replacement satellite would be materially higher, DigitalGlobe's best estimate of the cost of such comparable insurance.

       The insurance policy required to be obtained under this "Maintenance of properties and insurance" covenant must provide that (1) if 95% or more of a satellite's capacity is lost, the full amount of insurance will become due and payable, and (2) if a satellite is able to maintain more than 15% but less than 95% of its capacity, a portion of such insurance based on the lost capacity will become due and payable.

       If DigitalGlobe receives proceeds from insurance relating to any satellite under this "Maintenance of properties and insurance" covenant, DigitalGlobe may use a portion of such proceeds to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds. Until such time as DigitalGlobe has at least two satellites operating in orbit:

       (1) if DigitalGlobe does not have any satellites in orbit, DigitalGlobe will use the remainder of such proceeds to develop, construct, launch, and insure a replacement high-resolution satellite of comparable or superior utility as compared with the satellite being replaced and to develop the necessary supporting infrastructure for the replacement satellite and will use its best efforts to launch such replacement satellite within nine months of the scheduled launch or of the launch failure giving rise to the loss proceeds; and

       (2) if DigitalGlobe then has only one satellite in orbit, as soon as practicable after loss of a satellite and, in any event, no

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             more than 28 months after such scheduled launch or launch failure,
             DigitalGlobe will use the remainder of such proceeds to develop, construct, launch, and insure a second high-resolution satellite of comparable or superior utility as the satellite being replaced.

       If a constellation of two satellites has been successfully launched and continues to remain operating in orbit, DigitalGlobe may use such insurance proceeds for the development or construction of additional satellites or further development as the board of directors determines is in the best interests of DigitalGlobe.

       With respect to the intentional ignition of the launch vehicle for, and any operation following such ignition of, the QuickBird 2 satellite, DigitalGlobe has agreed to use its best efforts to maintain in full force and effect the QuickBird 2 Launch Insurance, for a period which DigitalGlobe deems reasonable by comparison with other companies in a similar industry but in no event for a period of less than one year commencing on the date of intentional ignition of the launch vehicle. The insurance must name the Collateral Trustee as sole loss payee thereof and must be in an amount of at least $155 million. It must have substantially the same terms as the launch and in-orbit insurance with respect to the QuickBird 1 satellite, except:

       . for such differences in terms as may be required due to the differences in construction, launch or in-orbit operations between the QuickBird 1 and QuickBird 2 satellites;

       . that the QuickBird 2 Launch Insurance shall only be required to cover one year of operations after launch for the QuickBird 2 satellite;

       . as is acceptable to the holders of a majority of the notes in their absolute discretion; and

       . for such differences that do not adversely affect the holders of notes.

       If premiums are not at any time fully paid in respect of the QuickBird 2 Launch Insurance solely by reason of the fact that premiums previously paid have been returned by the relevant insurance companies, DigitalGlobe will not thereby be in default of its insurance obligations so long as all such returned premiums have been distributed to the Collateral Trustee as provided in the Pledge and Security Agreement and any amounts subsequently made available to DigitalGlobe by the Collateral Trustee in accordance with the Pledge and Security Agreement are immediately used for the purchase of complying launch insurance. Except as is acceptable to the holders of a majority of the notes in their absolute discretion, the QuickBird 2 Launch Insurance must provide that if 66% or more of a satellite's capacity is lost, the full amount of insurance shall become due and payable, and that if a satellite is able to maintain more than 34% but less than 85% of its capacity, a portion of such insurance based on the lost capacity shall become due and payable.

       The Collateral Trustee will be the sole loss payee on the QuickBird 2 Launch Insurance and all proceeds, if any, from any QuickBird 2 Launch Insurance will be paid directly to the Collateral Trustee for application (1) first to the Notes and up to $9 million principal amount of Vendor Financing, on a pro rata basis, in accordance with the provisions of the Pledge and Security Agreement and (2) second to the collateral trustee under the Junior Pledge and Security Agreement for the benefit of the Series A and Series B preferred stock in accordance with the provisions of the Junior Pledge and Security Agreement. If, notwithstanding the fact that the Collateral Trustee will be the sole loss payee with respect to the QuickBird 2 Launch Insurance, DigitalGlobe or any of its Subsidiaries at any time receives any proceeds relating to the QuickBird 2 Launch Insurance from the relevant insurance company or from any source, other than the Collateral Trustee in accordance with the Pledge and Security Agreement, DigitalGlobe will cause such proceeds to be held in trust for the benefit of the Collateral Trustee and immediately turned over to the Collateral Trustee in the same form received with appropriate endorsements.

       REPURCHASE OF NOTES UPON INSURANCE PROCEEDS PAYMENT

       DigitalGlobe must commence within 30 days of receipt by the Collateral Trustee of any proceeds under the QuickBird 2 Launch Insurance, and consummate within 60 days thereafter, an Offer to Purchase the notes and offer to repay up to $9 million in principal amount of the Vendor Financing, including any interest accrued and payable thereon, on a pro rata basis in an aggregate amount equal to the insurance proceeds not previously subject to an Offer to Purchase or repayment of the Vendor Financing under this covenant. The purchase price for the notes in connection with the Offer to Purchase will equal 100% of their Accreted Value on the payment date plus accrued and unpaid interest, if any, to such date, and the purchase price for the Vendor Financing to be so repaid shall be equal to the principal amount thereof plus accrued interest thereon. If the sum of the aggregate purchase price of the notes tendered in connection with the Offer to Purchase and the amount of Vendor Financing repaid under this covenant is less than the insurance proceeds, then the remaining insurance proceeds will be paid over to the collateral trustee under the Junior Pledge and Security Agreement, to the extent required under the Junior Pledge and Security Agreement, and otherwise to DigitalGlobe, or as DigitalGlobe may direct.

       REPURCHASE OF NOTES UPON A FAILURE TO MEET CERTAIN CONDITIONS

       The indenture required DigitalGlobe to conduct an Offer to Purchase the notes if it did not meet certain conditions by the

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

close of business on June 15, 2001. These conditions were met on or before June 15, 2001.

       RATING OF NOTES

       DigitalGlobe will use its best efforts to obtain a rating for the notes from either Moody's or S&P or, if neither firm is then in the business of providing such ratings, from another nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act at any time after the later to occur of (1) the date that is one year after the Closing Date and (2) the date that is six months after the date of the launch of QuickBird 2, and to keep a rating with respect to the notes continuously in effect through the maturity or redemption of the notes.

       SEC REPORTS AND REPORTS TO HOLDERS

       At all times from and after the earlier of (1) the commencement of an exchange offer or effectiveness of a shelf registration statement ("registration") and (2) the date that is one year after the Closing Date, whether or not DigitalGlobe is then required to file reports with the SEC, DigitalGlobe will file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) of that Act as if it were subject to such requirements. DigitalGlobe will supply the Trustee and each holder of Notes or will supply to the Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. At all times prior to registration, upon the request of any holder of notes or any prospective purchaser, DigitalGlobe also will supply such holder or prospective purchasers with the information required under Rule 144A under the Securities Act.

EVENTS OF DEFAULT

       The following events are defined as "Events of Default" in the indenture:

       (1) default in the payment of principal of, or any premium on, any note when the same becomes due and payable at maturity, upon acceleration, redemption, or otherwise;

       (2) default in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days;

       (3) the failure to make or consummate an Offer to Purchase in accordance with the "Repurchase of notes upon a Change of Control, " "Repurchase of notes upon an insurance proceeds payment" or "Repurchase of notes upon failure to meet certain conditions" covenants;

       (4) DigitalGlobe defaults in the performance of or breaches any other covenant or agreement of DigitalGlobe in the indenture or under the notes, other than a default specified in clause (1), (2), or (3) above or under the Security Documents, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the notes;

       (5) there occurs with respect to any issue or issues of Indebtedness of DigitalGlobe or any Significant Subsidiary having an outstanding principal amount of $1 million or more in the aggregate for all such issues of all such persons, whether such Indebtedness now exists or is created after the Closing Date,

             (a) an event of default that has caused the holder of such Indebtedness to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

             (b) the failure to make a principal payment at the final, but not any interim, fixed maturity and such defaulted payment is not made, waived, or extended within 30 days of such payment default; or

             (c)   there occurs with respect to the Vendor Financing any default in the performance or observance of any term, condition, covenant, or agreement contained in such Indebtedness or in any agreement related to such Indebtedness, or any other event specified in any such Indebtedness or agreement, if the effect of such event is to cause, or permit the holder or holders of such Indebtedness (or any trustee or other representative of any such holder(s)) to cause, such Indebtedness to become due prior to its Stated Maturity;

       (6) any final judgment or order not covered by insurance for the payment of money in excess of $1 million in the aggregate for all such final judgments or orders against all such persons, treating any deductibles, self-insurance, or retention as not so covered, is rendered against DigitalGlobe or any Significant Subsidiary and is not paid or discharged, and there is any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $1 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, is not in effect;

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

       (7) a court having jurisdiction in the premises enters a decree or order for

             (a) relief in respect of DigitalGlobe or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law in effect now or after the Closing Date;

             (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of DigitalGlobe or any Significant Subsidiary or for all or substantially all of the property and assets of DigitalGlobe or any Significant Subsidiary;

             (c) the winding up or liquidation of the affairs of DigitalGlobe or any Significant Subsidiary and, in each case, such decree or order will remain in effect for a period of 60 consecutive days without being stayed or put on hold by a court;

       (8)   DigitalGlobe or any Significant Subsidiary

             (a) commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

             (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of DigitalGlobe or any Significant Subsidiary or for all or substantially all of the property and assets of DigitalGlobe or any Significant Subsidiary; or

             (c)   effects any general assignment for the benefit of creditors;

       (9) there occurs with respect to the QuickBird 2 Satellite (a) the loss of 5% or more of such satellite's capacity or (b) any other event that permits or requires the payment of any proceeds of the QuickBird 2 Launch Insurance by an insurance company under such policy and, in either such case, such proceeds are not paid over to the Collateral Trustee within 90 days of the demand being made under the applicable QuickBird 2 Launch Insurance policy; or

       (10) the Collateral Trustee under the Pledge Agreement does not have at all times a first priority perfected security interest in the Collateral under the Pledge Agreement, or the Collateral Trustee under the Pledge and Security Agreement does not have at all times a first priority perfected security interest in the Collateral under the Pledge and Security Agreement.

       If an Event of Default, other than one specified in clause (7) or (8) above that occurs with respect to DigitalGlobe, occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in aggregate principal amount at maturity of the notes then outstanding, by written notice to DigitalGlobe and to the Trustee if such notice is given by the holders, may, and the Trustee at the request of such holders will, declare the Accreted Value of, premium (if any), and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value of, premium (if any), and accrued interest will be immediately due and payable.

       In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration is automatically rescinded and annulled if the event of default triggering such Event of Default under clause (5) will be remedied or cured by DigitalGlobe or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

       If an Event of Default specified in clause (7) or (8) above occurs with respect to DigitalGlobe, the Accreted Value of, premium (if any), and accrued interest on the Notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. Holders of at least a majority in principal amount of the outstanding notes, by written notice to DigitalGlobe and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and the consequences of such acceleration if:

       (1) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium (if any), and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

       (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

       This waiver provision does not apply to a default caused by the nonpayment of the Accreted Value of, premium (if any), and interest on, any note as specified in clause (1) or (2) above or under a provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected. For information as to the waiver of defaults, see "-Modification and waiver."

       The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the

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

Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction, received from holders of notes.

       A holder may not pursue any remedy with respect to the indenture or the notes unless:

       (1) the holder gives the Trustee written notice of a continuing Event of Default;

       (2) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

       (3) such holder or holders offer(s) the Trustee indemnity satisfactory to the Trustee against any costs, liability, or expense;

       (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

       (5) during such 60-day period, the holders of a majority in aggregate principal amount at maturity of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

       However, such limitations do not apply to the right of any holder of a note to receive payment of the Accreted Value of, premium (if any), or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right will not be impaired or affected without the consent of the holder.
       The indenture requires the two principal accounting officers of DigitalGlobe to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of DigitalGlobe and its Subsidiaries and DigitalGlobe's and its Subsidiaries' performance under the indenture and that DigitalGlobe has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status of such default. DigitalGlobe will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

       DigitalGlobe will not consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets to any person or permit any person to merge with or into DigitalGlobe unless:

       (1) DigitalGlobe will be the continuing person, or the person, if other than DigitalGlobe, formed by such consolidation or into which DigitalGlobe is merged or that acquired or leased such property and assets of DigitalGlobe will be a corporation organized and validly existing under the laws of the United States of America or any of its jurisdictions and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee and the Collateral Trustee, all of the obligations of DigitalGlobe on all of the notes and under the indenture;

       (2) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

       (3) DigitalGlobe delivers to the Trustee an officers' certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

DEFEASANCE

       SUMMARY

       DigitalGlobe may, at its option, terminate its obligations under the notes and the indenture, in the manner described in the paragraph below titled "Legal defeasance." This defeasance, commonly known as "legal defeasance," means that DigitalGlobe will be deemed to have paid and discharged any and all obligations in respect of the Notes other than, among other matters, its obligation to:
       .   register the transfer or exchange of the notes;

       .   replace stolen, lost, or mutilated notes;

       .   maintain paying agencies; and

       .   hold monies in trust for payment of the obligations under the notes.

       In addition, DigitalGlobe may, at its option, terminate its obligations with respect to certain covenants under the indenture

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

in the manner described in the paragraph below titled "Covenant defeasance." This defeasance is commonly known as "covenant defeasance."

       LEGAL DEFEASANCE

       DigitalGlobe may exercise its legal defeasance option with respect to notes that mature or are to be called for redemption within one year if, among other things:

       (1) DigitalGlobe deposits with the Trustee, in trust, money, and/or U.S. Government Obligations, that through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium (if any), and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the Notes;

       (2) no Default or Event of Default will have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which DigitalGlobe is a party or by which DigitalGlobe is bound; and

       (3) if at such time the notes are listed on a national securities exchange, DigitalGlobe has delivered to the Trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance, and discharge.

       COVENANT DEFEASANCE

       DigitalGlobe may exercise its covenant defeasance option if, among other things, it:

       (1) deposits with the Trustee, in trust, money, and/or U.S. Government Obligations, that through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium (if any), and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes;

       (2) satisfies the provisions described in clauses (2) and (3) under the discussion "Legal defeasance" above; and

       (3) delivers to the Trustee an opinion of counsel to the effect that (a) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (b) holders will not recognize income, gain, or loss for federal income tax purposes as a result of DigitalGlobe's exercise of its option under this defeasance provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred and (c) after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

       Once DigitalGlobe has satisfied these conditions, the provisions of the indenture will no longer be in effect with respect to all of the covenants described under "Covenants;" clauses (4) and (9) under "Events of Default" with respect to certain covenants; and clauses (5) and (6) under "Events of Default."

       DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT

       If DigitalGlobe exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, DigitalGlobe will remain liable for such payments.

       MODIFICATION AND WAIVER

       Modifications and amendments of the indenture may be made by DigitalGlobe and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding notes. However, no such modification or amendment may, without the consent of each holder affected thereby:

       (1) change the Stated Maturity of the principal of, or any installment of interest on, any note;

       (2) reduce the Accreted Value of, or premium, if any, or interest on, any note;

       (3) change the place or currency of payment of principal of, or premium, if any, or interest on, any note;

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

       (4) impair the right to institute suit for the enforcement of any payment of any note on or after the Stated Maturity, or, in the case of a redemption, on or after the Redemption Date, of any note;

       (5) reduce the above-stated percentage of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

       (6) waive a default in the payment of principal of, or premium, if any, or interest on, the notes;

       (7) alter the obligation of DigitalGlobe to offer to purchase the notes in accordance with the indenture following the occurrence of a Change of Control or waive any default in the performance of such obligation;

       (8) reduce the percentage or aggregate principal amount at maturity of outstanding notes, the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

       (9) alter DigitalGlobe's obligation to purchase the notes under the "Repurchase of notes upon an insurance proceeds payment" and "Repurchase of notes upon a failure to meet certain conditions" covenants.

       In addition, without the consent of 66 2/3% of the holders affected thereby, the Trustee may not direct the Collateral Trustee or otherwise permit the release of any Collateral except as expressly provided in the Security Documents.

No personal liability of incorporators, stockholders, officers, directors, or employees

       No incorporator, stockholder, officer, director, employee, or controlling person of DigitalGlobe or any of its successors will have any liability for any of DigitalGlobe's obligations under the notes or the indenture, or for any claim based on, or in respect of, such obligations or their creation. Each holder, by accepting the notes, waives and releases all such liability.

     CONCERNING THE TRUSTEE

       Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

       The indenture and provisions of the Trust Indenture Act of 1939, as amended, that are incorporated by reference into the indenture contain limitations on the rights of the Trustee, should it become a creditor of DigitalGlobe, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions but if it acquires any conflicting interest, it must eliminate such conflict or resign.

       The Trustee is also the Collateral Trustee under the Pledge Agreement and Pledge and Security Agreement and the collateral trustee under the Junior Pledge and Security Agreement.

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                               SELLING HOLDERS

       We originally issued the notes on August 11, 2000, and they were registered under the Securities Act. They were issued in exchange for notes with substantially similar terms to these notes that had not been registered. In April and May 2001, Morgan Stanley sold an aggregate of $19.5 million in principal amount at maturity of notes in private placement transactions to the other selling holders listed below. Because Morgan Stanley may be deemed to be an affiliate of ours, the notes that it sold in private placement transactions may not be freely transferable under federal securities laws. Accordingly, we agreed to register these notes. The selling holders listed below, or their transferees, pledgees, donees, or successors, may from time to time offer and sell any or all of the notes listed below pursuant to this prospectus. The selling holders listed below provided us the information contained in the following table with respect to themselves and the respective principal amount of notes beneficially owned by them and which may be sold by each of them under this prospectus. We have not independently verified this information. See "Plan of Distribution."

       The following table sets forth as of December 31, 2001:

       .   the name of each selling holder;

       . the principal amount at maturity of notes which they may sell from time to time pursuant to the registration statement; and

       . the percentage of outstanding notes beneficially owned by each selling holder prior to any sales under this prospectus.

                                     Principal amount at maturity
   Name of selling holder             of notes that may be sold            Percentage of outstanding notes
   ----------------------             -------------------------             ------------------------------
ITT Industries, Inc.                 $16,000,000                        22.3%
Morgan Stanley Dean Witter           $71,650,000*                       100.0%
Telespazio S.p.A.                    $3,500,000                         4.9%

---------------
   * Includes notes which may be offered and sold in market-making transactions from time to time, including the notes listed above for the other selling holders. See "Plan of Distribution."

       Morgan Stanley holds in excess of 10% of our outstanding capital stock and acted as placement agent in connection with:

       . our offering in April 1996 of 7,000,000 shares of our former Series C preferred stock;

       .   our offering in March 1997 of 50,000 units, consisting of 12 1/2%

       . Senior Notes due 2005 and warrants to purchase shares of our common stock; and

       . our offering in July 1999 of 199,000 units, consisting of 13% Senior Discount Notes due 2007 and shares of our existing Series C preferred stock.

       In addition, Morgan Stanley acts as exclusive financial advisor to us under a five-year agreement and received $750,000 in connection with its advisory role in our 1999 recapitalization and $1 million in connection with its advisory role in our 2001 recapitalization. See "Material Relationships and Related Party Transactions."

       Because the selling holders may, pursuant to this prospectus, offer all or some portion of the notes they presently hold, no estimate can be given as to the number or percentage of notes that will be held by the selling holders upon termination of any such sales. In addition, the selling holders may have sold, transferred or otherwise disposed of all or a portion of their notes in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information regarding their notes. This information may change from time to time, and, if required, such changes will be set forth in a supplement or supplements to this prospectus.

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

                          DESCRIPTION OF CAPITAL STOCK

       The following description summarizes material terms of our capital stock and is qualified in its entirety by reference to the actual terms of the capital stock contained in our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

       Our certificate of incorporation authorizes us to issue 150,000,000 shares of common stock, par value $.001 per share, and 74,000,000 shares of preferred stock, par value $.001 per share. We are authorized to issue 12,000,000 shares of Series A preferred stock, 12,000,000 shares of Series B preferred stock, and 50,000,000 shares of Series C preferred stock.

       As of December 31, 2001, we had outstanding 562,088 shares of common stock, 8,629,830 shares of Series A preferred stock, 8,629,830 shares of Series B preferred stock, and 39,522,036 shares of Series C preferred stock.

       COMMON STOCK

       The holders of common stock are entitled to one vote for each share held of record at all meetings of the stockholders, and are not entitled to cumulative voting rights with respect to the election of directors. Subject to preferences that are applicable to outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available to be paid.

       In the event of a liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of the outstanding preferred stock. The holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and nonassessable.

       SERIES A AND SERIES B PREFERRED STOCK

       Except with respect to the voting rights and representation on the board of directors as set forth below, our Series A preferred stock and Series B preferred stock are identical in all material respects.

       Rank. Our Series A preferred stock and Series B preferred stock rank equally with each other and senior to our Series C preferred stock and common stock with respect to dividends, liquidation preference, and redemption.

       Dividends. The holders of our Series A preferred stock and Series B preferred stock are entitled to receive cumulative dividends, whether or not declared by our board of directors, at an annual rate of 7% of the liquidation preference amount until no later than June 15, 2003. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series A preferred stock or Series B preferred stock, as applicable, until June 15, 2003. After June 15, 2003, dividends will accrue at an annual rate of 7% of the liquidation preference amount and will be payable, when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2003, the liquidation preference of the Series A preferred stock and Series B preferred stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. We are prohibited from paying dividends on any shares of stock having rights junior to the Series A and Series B preferred stock until all accumulated dividends have been paid on the Series A and Series B preferred stock.

       Liquidation preference. Upon our liquidation, dissolution, or winding up, the holders of Series A preferred stock and Series B preferred stock will be entitled to receive out of the assets available for distribution prior to and in preference of the Series C preferred stock, an amount equal to $3.50 per share, plus all accrued and unpaid dividends, subject to adjustment.

       Conversion. From June 15, 1999 and until June 15, 2003, each share of Series A preferred stock and Series B preferred stock is convertible at the option of the holder into that number of shares of common stock obtained by dividing the applicable liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to antidilution adjustments. Prior to June 15, 2003, each share of Series A preferred stock and Series B preferred stock will automatically convert into common stock at the applicable conversion ratio upon the earlier of (a) our initial public offering of shares of common stock with an aggregate public offering price of at least $35 million and (b) the listing of shares of our common stock under certain circumstances. After June 15, 2003, each share of Series A preferred stock and Series B preferred stock shall not be convertible into common stock.

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

       Antidilution. The conversion price of the Series A preferred stock and Series B preferred stock is subject to adjustment under certain circumstances, including upon any subsequent issuance of capital stock. The issuance of the Series C preferred stock resulted in an adjustment in the conversion prices of the Series A preferred stock and Series B preferred stock. See "Principal stockholders".

       Redemption. We are required to redeem all of the Series A preferred stock and Series B preferred stock outstanding on March 31, 2009, at a redemption price equal to 100% of the then existing applicable liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds.

       Voting rights. Each holder of Series A preferred stock is entitled to 65 (subject to adjustment) votes per share held (on an as-converted basis) and each holder of Series B preferred stock is entitled to 1.35 (subject to adjustment) votes per share held (on an as-converted basis).

       Board representation. The holder of Series A preferred stock has the right to designate two persons to our board of directors and the holders of the Series B preferred stock have the right to designate four persons to our board of directors.

       Put right. In connection with our 2001 recapitalization, we amended our certificate of incorporation to grant a put right to the holders of Series A and Series B preferred stock. This right permits holders to sell to us, and require us to purchase, from any source of funds legally available therefor, up to all of their shares of Series A and Series B preferred stock. The right becomes exercisable upon notice from us that we (or the collateral trustee under the Junior Pledge and Security Agreement) have received insurance proceeds under the QuickBird 2 satellite launch and in-orbit operations insurance policy. The right expires 60 days after it becomes exercisable. The purchase price for the shares equals their liquidation preference, plus accrued and unpaid dividends to the date of purchase. If the aggregate purchase price would otherwise exceed the available insurance proceeds, the number of shares of Series A and Series B preferred stock to be purchased is reduced on a pro rata basis.

       SERIES C PREFERRED STOCK

       Rank. The Series C preferred stock is junior to the Series A preferred stock and Series B preferred stock, but senior to the common stock, with respect to dividends, liquidation preference, and redemption.

         Dividends. The holders of Series C preferred stock are entitled to cumulative dividends, whether or not declared by the board of directors, at an annual rate of 8.5% until no later than June 15, 2003. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Until June 15, 2003, such dividends may be paid, subject to certain limitations, at our option, either in cash or in additional shares of Series C preferred stock. After June 15, 2003, dividends will accrue at an annual rate of 8.5% of the liquidation preference amount and will be payable, when, as, and if declared by the board of directors, in cash only. If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2003, the liquidation preference of the Series C preferred stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. We are prohibited from paying dividends on any shares of stock having rights junior to the Series C preferred stock until all accumulated dividends have been paid on the Series C preferred stock.

       Liquidation preference. Upon our liquidation, dissolution, or winding up, the holders of the Series C preferred stock will be entitled to receive out of the assets available for distribution following payment of the Series A and Series B liquidation preference an amount equal to $3.50 per share, plus all accrued and unpaid dividends, subject to adjustment.

       Conversion. Until June 15, 2003, each share of Series C preferred stock will be convertible at the option of the holder into that number of shares of common stock obtained by dividing the Series C liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to antidilution adjustments. Prior to June 15, 2003, each share of Series C preferred stock will automatically convert into common stock at the applicable conversion ratio upon the earlier of (a) our initial public offering of shares of common stock with an aggregate public offering price of at least $35 million and (b) the listing of shares of our common stock under certain circumstances. After June 15, 2003, each share of Series C preferred stock shall not be convertible into common stock.

       Antidilution. The conversion price of the Series C preferred stock is subject to adjustment under certain circumstances.

       Redemption. We are required to redeem all of the Series C preferred stock outstanding on March 31, 2009, at a redemption price equal to 100% of the then liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds.

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       Voting rights. Each holder of Series C preferred stock is entitled to one (subject to adjustment) vote per share held on an "as-converted" basis.

       Board representation. The holders of the Series C preferred stock are entitled to designate three members of the board of directors.

       Tag along rights. If one of our stockholders or a group of our stockholders proposes to sell any shares of capital stock in one transaction such that, following such sale, shares of capital stock representing more than 35% of the then outstanding shares (on a fully diluted basis) will have been sold to one holder or a group of related holders, then each holder of Series C preferred stock shall have the right to receive notice of such a transaction and shall also have the right to participate in the transaction and sell a proportionate number of such holders' Series C preferred stock in such transaction.

STOCKHOLDERS' AGREEMENT

       In connection with our recapitalization, we entered into a stockholders' agreement which provides for voting agreements with respect to election of directors, agreements requiring board approval for major transactions, and registration rights for holders of our Series C preferred stock.

ELECTION OF ADDITIONAL DIRECTORS

       The stockholders' agreement provides for a board of 11 members. The holder of the Series A preferred stock is entitled to designate two directors, the holders of the Series B preferred stock are entitled to designate four directors, our Chief Executive Officer is entitled to designate two directors, and the holders of the Series C preferred stock are entitled to designate the remaining three directors. If the percentage ownership of the holders of Series A and Series B preferred stock changes, the numbers of directors that those holders are entitled to designate may be adjusted.

APPROVAL REQUIREMENTS

       The stockholders' agreement provides that a majority of the Board, a majority of the directors designated by the holder of the Series A preferred stock, and a majority of the directors designated by the holders of the Series B preferred stock must approve certain corporate actions, including:

       . amendments to our certificate of incorporation, bylaws, and other organizational documents;

       . the amendment, termination, or waiver of any provision under the 1999 recapitalization agreement;

       .   the issuance of equity securities;

       . the grant or exercise of certain shares or equity interests, options, warrants, or conversion, or other rights;

       . any new agreements granting any preemptive, antidilution, or registration rights with respect to any class of securities;

       .   the incurrence of any indebtedness over $10 million; and

       . the replacement of independent auditors or making material changes to accounting methodology.

REGISTRATION RIGHTS

       The holders of the Series A, Series B, and Series C preferred stock each have three rights to demand a registration of their securities having an aggregate fair market value of at least $5 million beginning on the 90th day following the successful launch and commercially viable operation, for a period of 60 consecutive days, of our first QuickBird satellite, or any successor satellite, and unlimited piggyback registration rights.

TRANSFER AGENT AND REGISTRAR

       The transfer agent and registrar for our common stock and preferred stock is The Bank of New York.

DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

       Our certificate of incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of shares representing a majority of the voting power of the shares present or represented at a meeting in which directors are to be elected have the power to elect all the directors to be elected at such meeting, and no person may be elected without the

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support of holders of shares representing a majority of the voting power of the shares present or represented at such meeting.
         Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Our bylaws authorize the Chairman of the Board, the Chief Executive Officer, the President, the board of directors, or stockholders holding in the aggregate not less than 10% of the voting power of the company to call a special meeting of stockholders.

       Under Delaware law and our bylaws, stockholders may execute an action by written consent in lieu of a stockholder meeting. Delaware law permits a corporation to eliminate such actions by written consent. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions since certain actions by written consent are not subject to the minimum notice requirement of a stockholders' meeting. The elimination of stockholders' written consents, however, deters hostile takeover attempts. Without the availability of stockholders' actions by written consent, a holder or group of holders controlling a majority in interest of our capital stock would not be able to amend our bylaws or remove directors pursuant to a stockholder's written consent. Any such holder or group of holders would have to call a stockholders' meeting and wait until the notice periods determined by the board of directors pursuant to our bylaws prior to taking any such action.

PROVISIONS OF DELAWARE LAW

       We do not currently have publicly-traded equity securities. In the future, if we have publicly-traded equity securities, we would become subject to Section 203 of the Delaware General Corporation Law, a provision that, in general, prohibits a publicly-held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless:

       . prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

       . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by:

                (1)  persons who are directors and also officers and

                (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

       . on or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder

SECTION 203 DEFINES "BUSINESS COMBINATION" TO INCLUDE:

       . any merger or consolidation involving the corporation and the interested stockholder;

       . any sale, transfer, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

       . subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

       . any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

       . the receipt of the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

       In general, Section 203 defines an interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns (or within three years did beneficially own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us, if we have publicly-traded equity securities. No assurance can be given that we will have publicly-traded equity securities in the future.

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

       The following is a summary of the material U.S. federal income tax consequences to U.S. holders (as defined below) resulting from the ownership of the notes. This summary is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, Treasury regulations, administrative pronouncements and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all U.S. federal income tax consequences. This summary also does not address the tax consequences of the ownership of the notes under state, local, or non-U.S. tax laws. In addition, this summary does not address the tax consequences applicable to holders subject to special rules, such as:

       .   broker-dealers;

       .   banks;

       .   insurance companies;

       .   tax-exempt entities;

       . investors holding the notes as a part of a straddle, hedge, or conversion transaction; or

       .   investors whose functional currency is not the U.S. dollar.


This summary applies only to a holder of a note if such holder is a "U.S. Holder". You are a U.S. Holder if you are:

       .   an individual who is a citizen or resident of the United States;

       . a corporation or partnership created or organized in the United States or under the laws of the United States or any state thereof (including the District of Columbia);

       . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

       . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one of more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source).

       This discussion assumes that the notes are considered debt for U.S. federal income tax purposes. This discussion also assumes that the notes are or will be held as capital assets. Finally, a ruling from the IRS with respect to the tax consequences of the ownership of the notes has not been received. As such, there can be no assurance that the IRS will not take a different position.

       PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

       ORIGINAL ISSUE DISCOUNT

       The notes were issued with original issue discount ("OID"). Except as described under "Applicable high-yield discount obligations" below, you will be required to include OID in income as interest periodically over the term of the note before receipt of cash or other payments attributable to such income. Since the cash payments of stated interest on the notes will not constitute "qualified stated interest," you will not separately include such payments in income upon receipt.

       The amount of OID with respect to each note will be equal to the excess of its "stated redemption price at maturity" over its issue price. Under the OID Regulations, the "stated redemption price at maturity" of each note will include all payments to be made in respect thereof, including any stated interest payments, other than "qualified stated interest." Payments of qualified stated interest are payments of interest which are unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a qualifying rate, including a single fixed rate. Since no actual cash payments will be made in respect of the notes until January 15, 2003, no interest payments on the notes will constitute "qualified stated interest" and, accordingly, the stated redemption price at maturity of each note will equal the sum of all interest and principal payments that are intended to be made with respect to the note.

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

       A U.S. holder of a debt instrument issued with OID is required to include in gross income for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of OID for all days during the taxable year on which the holder holds the debt instrument. The daily portions of OID required to be included in a holder's gross income in a taxable year will be determined upon a constant-yield to maturity basis by allocating to each day during the taxable year on which the holder holds the debt instrument a pro-rata portion of the OID on such debt instrument which is attributable to the "accrual period" in which such day is included. Accrual periods with respect to a note may be of any length and may vary in length over the term of the note as long as (i) no accrual period is longer than one year, and (ii) each scheduled payment of interest or principal on the note occurs on either the final or first day of an accrual period. The amount of the OID attributable to each "accrual period" will be the product of the "adjusted issue price" at the beginning of such accrual period and the "yield to maturity" of the debt instrument (stated in a manner appropriately taking into account the length of the accrual period). The "adjusted issue price" of a debt instrument at the beginning of an accrual period is defined generally as the issue price of the debt instrument plus the aggregate amount of OID that accrued in all prior accrual periods, less any cash payments on the debt instrument. The "yield to maturity" is the discount rate that, when used in computing the present value of all payments to be made under the notes, produces an amount equal to the issue price of the notes. Accordingly, you will be required to include OID in respect of a note in gross income for U.S. federal income tax purposes in advance of the receipt of cash in respect of such income. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period at maturity of the note is the difference between (x) the amount payable at the maturity of the note, and (y) the note's adjusted issue price as of the beginning of the final accrual period.

       Under the OID Regulations, an issuer of a debt instrument may be deemed to redeem such instrument prior to maturity if the exercise of that redemption right would reduce the instrument's yield to maturity. If we were deemed to redeem the notes, as a result of these rules, the timing and amount of OID accrued would be different.

ACQUISITION PREMIUM

       A U.S. holder who purchases a note for an amount that is greater than the adjusted issue price of such note, but that is less than or equal to the sum of the amounts payable on the note after the purchase date (other than qualified stated interest) will be considered to have purchased such note at an "acquisition premium." To the extent a holder has acquisition premium with respect to a note, the holder will reduce the OID otherwise includable for each accrual period by an amount equal to the product of (i) the amount of such OID otherwise includable for such period, and (ii) a fraction, the numerator of which is the acquisition premium and the denominator of which is the excess of the amounts payable on the note after the purchase date over the adjusted issue price.

MARKET DISCOUNT

       Any gain or loss on a disposition of a note would generally be capital gain or loss. However, a subsequent purchaser of a note who did not acquire the note at its original issue, and who acquires such note at a price that is less than the adjusted issue price may be required to treat the note as a "market discount bond". Any recognized gain on a disposition of the note would then be treated as ordinary income to the extent that it does not exceed the "accrued market discount" on the note which has not previously been included in income.

       In general, any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note. However, an election may be made to accrue market discount on the basis of a constant interest rate in lieu of ratable accrual. In addition, there are rules deferring the deduction of all or part of the interest expense on indebtedness incurred or continued to purchase or carry such bond, and permitting a holder to elect to include accrued market discount in income on a current basis.

APPLICABLE HIGH-YIELD DISCOUNT OBLIGATIONS

       If the yield on the notes is at least five percentage points above the applicable federal rate and the notes were issued with "significant original issue discount," otherwise deductible interest and original issue discount will not be deductible with respect thereto until such interest is actually paid. In addition, if the yield of the notes is more than six percentage points above the applicable federal rate, (i) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate will not be deductible by us at any time, and (ii) a corporate holder may be entitled to treat the portion of the interest that is not deductible by us as a dividend for purposes of qualifying for the dividends received deductions provided for by the tax code, subject to applicable limitations.

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

SALE, REDEMPTION, OR RETIREMENT

       If a note is redeemed, sold, or otherwise disposed of, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in the note. A U.S. holder's tax basis in a note equals the initial purchase price of a note by such holder, increased by the amount of any OID previously included in income by such holder, and reduced by any payments of amounts on the notes not constituting "qualified stated interest." Such gain or loss generally will be capital gain or loss, provided that such holder has held the note as a capital asset. A capital gain or loss will be a long-term capital gain or loss if the holder's holding period is more than 12 months. For individual holders, long-term capital gains are subject to a maximum federal income tax rate of 20 percent. The deduction of capital losses may be subject to limitation. In addition, a holder will recognize interest income to the extent of any accrued but unpaid interest on the notes not previously recognized by the holder at the time of the redemption or sale.

BACKUP WITHHOLDING

       A holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to "reportable payments" on the notes. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report proper payments of interest and dividends and the IRS has notified us the holder is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations) are not subject to backup withholding. Holders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

INFORMATION REPORTING

       We are required to furnish certain information to the IRS and will furnish annually to record holders of the notes information with respect to interest paid (and OID accrued) on the notes during the calendar year. The OID information will be based upon the adjusted issue price of the notes as if the U.S. Holder were the original holder of the notes. No assurance can be given that the IRS will not challenge the accuracy of the reported information. Holders who purchase the notes for an amount other than the adjusted issue price and/or on a date other than the last day of an accrual period will be required to determine for themselves the amount of OID, if any, they are required to include in gross income for U.S. federal income tax purposes.

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                              PLAN OF DISTRIBUTION

MORGAN STANLEY DEAN WITTER

       This prospectus is to be used by Morgan Stanley Dean Witter in connection with offers and sales of the notes in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or agent in such transactions. Morgan Stanley Dean Witter has no obligation to make a market in the notes, and may discontinue its market-making activities at any time without notice, at its sole discretion.

       There is currently no established public market for the notes. We do not currently intend to apply for listing of the notes on any securities exchange. Therefore, any trading that does develop will occur on the over-the-counter market. We have been advised by Morgan Stanley Dean Witter that it intends to make a market in the notes but it has no obligation to do so and any market-making activity, if it occurs, may be discontinued at any time. No assurance can be given that an active public market for the notes will develop.

       Morgan Stanley Dean Witter acted as placement agent in connection with the original private placement of the notes and received a placement fee in connection therewith. As of December 31, 2001, we believe that Morgan Stanley Dean Witter and its affiliated entities collectively own approximately 60% of our Series B preferred stock, 13.4% of our Series C preferred stock, and one share of our common stock, which ownership represents approximately 28.0% of our outstanding common stock on an as-converted basis.

       Although there are no agreements to do so, Morgan Stanley Dean Witter, as well as others, may act as broker or dealer in connection with the sale of the notes contemplated by this prospectus and may receive fees or commissions in connection therewith.

       We have agreed to indemnify Morgan Stanley Dean Witter, and its affiliates, against certain liabilities under the Securities Act or to contribute to payments that Morgan Stanley Dean Witter or its affiliates may be required to make in respect of such liabilities.

OTHER SELLING HOLDERS

       We are registering the notes held by the selling holders other than Morgan Stanley to permit public secondary trading of such notes by the holders from time to time after the date of this prospectus. We will bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the notes covered by this prospectus. We will not receive any of the proceeds from the offering of the notes by the selling holders. The notes may be sold from time to time:

       .   directly by any selling holder to one or more purchasers;

       .   to or through underwriters, brokers, or dealers;

       .   through agents on a best-efforts basis or otherwise; or

       .   through a combination of such methods of sale.

       If notes are sold through underwriters, brokers, or dealers, the selling holder will be responsible for underwriting discounts or commissions or agents' commissions. The notes may be sold:

       . in one or more transactions at a fixed price or prices, which may be changed;

       . at prevailing market prices at the time of sale or at prices related to such prevailing prices;

       .   at varying prices determined at the time of sale; or

       .   at negotiated prices.

       Such sales may be effected in transactions (which may involve crosses or block transactions):

       .   on any national securities exchange or quotation service on which the notes may be listed or quoted at the time of sale;

       .   in the over-the-counter market;

       .   in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

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

       .   through the writing of options.

       In connection with sales of the notes or otherwise, any selling holder may:

       . enter into hedging transactions with brokers, dealers, or others, which may in turn engage in short sales of the notes in the course of hedging the positions they assume;

       .   sell short and deliver notes to close out such short positions; or

       . loan or pledge notes to brokers, dealers, or others who in turn may sell such securities.

       A selling holder may pledge or grant a security interest in some or all of the notes owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the notes from time to time pursuant to this prospectus. The selling holders may also transfer and donate shares in other circumstances, in which case the transferees, donees, pledgees, or other successors in interest will be the selling holders for purposes of this prospectus.

       The selling holders and any brokers, dealers, agents, or underwriters that participate with the selling holders in the distribution of the notes may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such brokers, dealers, agents, or underwriters and any profits realized by the selling holders on the resales of the notes may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any notes covered by this prospectus which qualify for sale pursuant to Rule 144, Rule 144A, or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A, or such other available exemption rather than pursuant to this prospectus. There is no assurance that any selling holder will sell any or all of the notes described herein, and any selling holder may transfer, devise or gift such securities by other means not described herein.

                                LEGAL MATTERS

       The validity of the notes offered hereby have been passed upon by Baker & McKenzie.

                                   EXPERTS

       The consolidated financial statements of EarthWatch Incorporated and subsidiaries as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                     WHERE YOU CAN FIND MORE INFORMATION

       We have filed a registration statement on Form S-1, relating to the notes offered by this prospectus, with the Securities and Exchange Commission, or SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the notes offered by this prospectus, reference is made to the registration statement, exhibits, and schedules. A copy of the registration statement may be inspected by anyone without charge at the Public Reference Room maintained by the SEC at 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the SEC upon payment of certain fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed electronically with the SEC. The address of the site is http://www.sec.gov.
------------------

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Accountants                                           F-2
Consolidated Balance Sheet                                                  F-3
Consolidated Statement of Operations                                        F-4
Consolidated Statement of Cash Flows                                        F-5
Consolidated Statement of Stockholders' Equity (Deficit)                    F-6
Notes to Consolidated Financial Statements                                  F-7

EarthWatch Incorporated, dba DigitalGlobe
(A Development Stage Company)

Report of Independent Accountants
===============================================================================

To the Board of Directors and Stockholders of EarthWatch Incorporated, dba
DigitalGlobe:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of EarthWatch Incorporated (a development stage company) and its subsidiaries ("DigitalGlobe") at December 31, 2000 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 and for the period from January 1, 1995 (Inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recently begun its planned principal operations and without significant cash flows being generated from operations it does not currently have sufficient resources with which to sustain operations on an on-going basis. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
March 1, 2002

EarthWatch Incorporated, dba DigitalGlobe
(A Development Stage Company)

Consolidated Balance Sheet
===============================================================================

                                                                                                     December 31,
                                                                                              ------------------------------
                                                                                                 2000              2001
                                                                                              -------------    -------------
                                            ASSETS
Current Assets:
   Cash and cash equivalents                                                                  $   5,725,779    $   8,308,566
   Accounts receivable, net of allowance for doubtful accounts of zero                              251,408        2,002,941
   Insurance proceeds receivable - restricted                                                   265,000,000               --
   Investment securities - restricted                                                             6,295,382               --
   Other current assets                                                                             398,101        1,471,752
                                                                                              -------------    -------------
       Total current assets                                                                     277,670,670       11,783,259
                                                                                              -------------    -------------
Property, plant, and equipment:
   Construction in progress                                                                      89,716,474      182,349,821
   Computer equipment and software                                                               15,365,444        8,247,329
   Machinery and equipment                                                                        5,770,640        4,016,110
   Furniture and fixtures                                                                         1,281,911        1,400,535
                                                                                              -------------    -------------
       Total property, plant, and equipment                                                     112,134,469      196,013,795
   Accumulated depreciation and amortization                                                    (15,419,714)      (8,262,828)
                                                                                              -------------    -------------
       Net property, plant, and equipment                                                        96,714,755      187,750,967
                                                                                              -------------    -------------

Debt issuance costs, net                                                                          4,682,127       11,008,165
Other assets                                                                                        310,664           89,971
                                                                                              -------------    -------------
       TOTAL ASSETS                                                                           $ 379,378,216    $ 210,632,362
                                                                                              =============    =============

LIABILITIES, MANDATORY REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Current Liabilities:
   Accounts payable                                                                           $  11,289,385    $   3,132,960
   Accounts payable to related parties                                                              982,232          128,253
   Accrued liabilities                                                                            3,988,060       11,757,356
   Accrued liabilities to related party                                                                  --          700,000
   Current portion of long-term debt                                                            195,484,650        5,971,025
                                                                                              -------------    -------------
       Total current liabilities                                                                211,744,327       21,689,594
Long-term debt, net                                                                                      --       60,872,872
                                                                                              -------------    -------------
       Total liabilities                                                                        211,744,327       82,562,466
                                                                                              -------------    -------------

Commitments (Note 10)
Mandatorily redeemable preferred stock due 2009
   7% Cumulative convertible - Series A; $.001 par value; 10,000,000 and 12,000,000 shares authorized and 8,051,273, and 8,629,830 shares issued and outstanding as of December
      31, 2000 and 2001, respectively; aggregate liquidation preference of $30,204,405
      as of December 31, 2001                                                                    27,473,699       29,584,007
   7% Cumulative convertible - Series B; $.001 par value; 10,000,000 and 12,000,000 shares authorized and 8,051,273, and 8,629,830 shares issued and outstanding as of
      December 31, 2000 and 2001, respectively; aggregate liquidation preference of
      $30,204,405 as of December 31, 2001                                                        27,473,699       29,584,007
   8.5% Cumulative convertible - Series C; $.001 par value; 25,000,000 and 50,000,000 shares authorized and 25,000,000, and 39,522,036 shares issued and outstanding as of December 31, 2000 and 2001, respectively; aggregate liquidation preference
      of $138,327,126 as of December 31, 2001                                                    86,298,993       99,099,453
                                                                                              -------------    -------------
          Total mandatorily redeemable preferred stock                                          141,246,391      158,267,467
                                                                                              -------------    -------------

Stockholders' equity (deficit)
   Common stock; $.001 par value; 100,000,000 and 150,000,000 shares authorized and 195,420
      and 562,088 shares issued and outstanding at December 31, 2000 and 2001, respectively             195              562
   Additional paid-in capital                                                                    61,824,829       54,327,601
   Deferred stock compensation                                                                     (534,600)        (332,636)
   Deficit accumulated during the development stage                                             (34,902,926)     (84,193,098)
                                                                                              -------------    -------------
       Total stockholders' equity (deficit)                                                      26,387,498      (30,197,571)
                                                                                              -------------    -------------
       TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK, AND
          STOCKHOLDERS' EQUITY (DEFICIT)                                                      $ 379,378,216    $ 210,632,362
                                                                                              =============    =============

  The accompanying notes are in integral part of these consolidated financial statements.

EarthWatch Incorporated, dba DigitalGlobe
(A Development Stage Company)

Consolidated Statement of Operations
===============================================================================

                                                                                                         Period from
                                                                                                       January 1, 1995
                                                                    Year Ended December 31,            (Inception) to
                                                      -----------------------------------------------    December 31,
                                                           1999            2000             2001             2001
                                                      -------------    -------------    -------------    -------------
Revenue                                               $   5,913,310    $   3,336,052    $  12,009,472    $  28,396,963

Cost of goods sold                                        5,120,575        2,098,513        9,392,616       22,532,855
                                                      -------------    -------------    -------------    -------------
       Gross profit (loss)                                  792,735        1,237,539        2,616,856        5,864,108
                                                      -------------    -------------    -------------    -------------

Expenses:
   Selling, general, and administrative                  12,762,636       15,332,973       15,115,732       65,196,247
   Research and development                               6,956,244       13,442,214       11,910,026       83,845,808
   Loss (gain) from impairment of fixed assets,
       net of insurance recoveries                               --     (107,607,601)              --      (81,489,890)
   Gain from arbitration settlement                              --               --               --       (1,514,776)
                                                      -------------    -------------    -------------    -------------
       Total expenses                                    19,718,880      (78,832,414)      27,025,758       66,037,389
                                                      -------------    -------------    -------------    -------------

Gain (loss) from operations                             (18,926,145)      80,069,953      (24,408,902)     (60,173,281)
Interest expense                                         (5,481,820)      (4,492,399)      (4,726,377)     (16,215,287)
Interest income                                           4,089,199        4,104,378        2,883,472       18,233,835
                                                      -------------    -------------    -------------    -------------
       Income (loss) before provision
        for income taxes                                (20,318,766)      79,681,932      (26,251,807)     (58,154,733)

Provision for income taxes                                       --       (3,000,000)              --       (3,000,000)
                                                      -------------    -------------    -------------    -------------
       Loss before extraordinary loss on early
        extinguishment of debt                          (20,318,766)      76,681,932      (26,251,807)     (61,154,733)

Extraordinary loss on early extinguishment of debt               --               --      (23,038,365)     (23,038,365)
                                                      -------------    -------------    -------------    -------------
       Net income (loss)                                (20,318,766)      76,681,932      (49,290,172)     (84,193,098)

Mandatorily redeemable preferred stock
   dividends and accretion                               (6,690,537)     (11,268,058)      (7,623,552)     (25,582,147)
                                                      -------------    -------------    -------------    -------------
       Net income (loss) attributable to
        common stockholders                           $ (27,009,303)   $  65,413,874    $ (56,913,724)   $(109,775,245)
                                                      =============    =============    =============    =============

  The accompanying notes are in integral part of these consolidated financial statements.

EarthWatch Incorporated, dba DigitalGlobe
(A Development Stage Company)

Consolidated Statement of Cash Flows
===============================================================================

                                                                                                                  Period from
                                                                                                                January 1, 1995
                                                                                Year Ended December 31,         (Inception) to
                                                                    -------------------------------------------  December 31,
                                                                        1999            2000          2001           2001
                                                                    -------------  -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                   $ (20,318,766) $  76,681,932  $ (49,290,172) $ (84,193,098)
Adjustments to reconcile net loss to net cash provided (used)
   by operating activities:
   Depreciation expense                                                 3,885,611      3,775,680      3,370,616     20,372,361
   Non-cash interest expense                                            4,752,339      4,428,974      4,725,976     14,823,356
   Non-cash extraordinary loss on early extinguishment of debt                 --             --      3,148,098      3,148,098
   Non-cash (gain) loss from disposals and impairments of property
       plant, and equipment, net of insurance recoveries                    3,346   (107,607,601)            --    (79,886,959)
   Non-cash stock compensation                                                 --        921,400        201,964      1,123,364
   Changes in assets and liabilities:
       Accounts receivable, net                                           (47,995)       516,621     (1,751,533)    (1,003,816)
       Other assets                                                      (458,088)       588,541       (852,958)    (1,339,349)
       Accounts payable                                                 8,001,287     (1,018,055)    (8,156,425)     2,620,351
       Accounts payable to related parties                               (763,291)       336,768       (853,979)       128,253
       Accrued interest payable to related parties                             --             --    (38,279,332)   (38,279,332)
       Accrued liabilities                                             (1,474,643)     2,484,652      7,769,296      9,630,566
       Accrued liabilities to related party                                    --             --        700,000        700,000
                                                                    -------------  -------------  -------------  -------------

          Net cash provided (used) by operating activities             (6,420,200)   (18,891,088)   (79,268,449)  (152,156,205)
                                                                    -------------  -------------  -------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investment securities                                    (27,686,994)            --   (236,760,935)  (281,909,267)
Proceeds from maturities of investment securities                       5,853,910     25,105,946    243,056,317    281,751,173
Proceeds from sales of property, plant, and equipment                       1,213             --             --      4,216,978
Insurance proceeds from loss of satellites                                     --             --    265,000,000    294,000,000
Construction in progress additions                                    (72,681,412)   (78,888,733)   (71,225,666)  (337,079,620)
Other property, plant, and equipment additions                         (2,557,024)    (3,750,845)    (1,773,479)   (17,334,947)
                                                                    -------------  -------------  -------------  -------------

          Net cash provided (used) by investing activities            (97,070,307)   (57,533,632)   198,296,237    (56,355,683)
                                                                    -------------  -------------  -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from (payments related to) issuance of
   long-term notes, net                                                97,450,086             --     (1,830,418)   143,887,956
Proceeds from issuance of preferred and common stock, net              83,512,114         49,929        126,701    191,299,035
Cash acquired in merger                                                        --             --             --        916,457
Principal payments on debt                                               (322,984)       (92,744)  (114,741,284)  (119,282,994)
                                                                    -------------  -------------  -------------  -------------

          Net cash provided (used) by financing activities            180,639,216        (42,815)  (116,445,001)   216,820,454
                                                                    -------------  -------------  -------------  -------------

          Net increase (decrease) in cash and cash equivalents         77,148,709    (76,467,535)     2,582,787      8,308,566
Cash and cash equivalents, beginning of period                          5,044,605     82,193,314      5,725,779             --
                                                                    -------------  -------------  -------------  -------------
Cash and cash equivalents, end of period                            $  82,193,314  $   5,725,779  $   8,308,566  $   8,308,566
                                                                    =============  =============  =============  =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Interest paid                                                    $   3,150,575  $       3,153  $         799  $  12,672,460

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
   Assets acquired pursuant to capital-lease and
      financing obligations                                         $          --  $          --  $   9,000,000  $  13,599,935
   Net book value of assets acquired in merger                                 --             --             --      4,290,496
   Liabilities assumed in merger                                               --             --             --      3,738,588
   Stockholder advances converted to equity                                    --             --             --      1,030,000
   Property in-kind contributed by stockholder                                 --             --             --      7,521,028
   Non-cash interest capitalized in construction in progress           11,340,000     24,328,936     12,407,681     59,947,617
   Issuance of mandatorily redeemable preferred stock                  39,765,364     10,940,902     15,667,528     66,373,794

  The accompanying notes are in integral part of these consolidated financial statements.

EarthWatch Incorporated, dba DigitalGlobe
(A Development Stage Company)

Consolidated Statement of Stockholders' Equity (Deficit)
=================================================================================================================================

                                                      Convertible                  Convertible               Convertible
                                                        Series A                    Series B                   Series C
                                                    Preferred Stock             Preferred Stock             Preferred Stock
                                               --------------------------  --------------------------  --------------------------
                                                  Shares        Amount        Shares        Amount        Shares        Amount
                                               ------------  ------------  ------------  ------------  ------------  ------------
Balance at January 1, 1995 (inception)                   --  $         --            --  $         --           - $            --
Issuance of stock in exchange for future
   cash contributions and contributions
   of property in-kind                            8,000,000    14,400,000            --            --            --            --
Contribution of net assets in merger              5,362,285       551,908            --            --            --            --
Issuance of common stock for services
   and for stock options exercised                       --            --            --            --            --            --
Issuance of preferred stock                       5,475,001    21,712,635       189,040     1,890,400            --            --
Property in-kind, conversion of debt, and
   Cash contributions from stockholder                   --            --            --            --            --            --
Net and comprehensive income (loss)                      --            --            --            --            --            --
                                               ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1995                     18,837,286    36,664,543       189,040     1,890,400            --            --
Restatement of capital stock and additional
   Paid-in capital for reincorporation as
   of January 1, 1996                                    --   (36,645,706)           --    (1,890,211)           --            --
Issuance of stock in exchange for property
   in-kind and other, net                           513,124           513        22,260            22            --            --
Issuance of preferred stock                              --            --       100,000           100     7,000,000         7,000
Property in-kind contributed by stockholder              --            --            --            --            --            --
Net and comprehensive income (loss)                      --            --            --            --            --            --
                                               ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1996                     19,350,410        19,350       311,300           311     7,000,000         7,000
Issuance of common stock                                 --            --            --            --            --            --
Issuance of common stock for services
   and for stock options exercised                       --            --            --            --            --            --
Issuance of preferred stock                              --            --            --            --            --            --
Other                                                    --            --            --            --            --            --
Net and comprehensive income (loss)                      --            --            --            --            --            --
                                               ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1997                     19,350,410        19,350       311,300           311     7,000,000         7,000
Issuance of preferred and common stock for
   stock options exercised                           17,916            18            --            --            --            --
Net and comprehensive income (loss)                      --            --            --            --            --            --
                                               ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1998                     19,368,326        19,368       311,300           311     7,000,000         7,000
Issuance of preferred and common stock for
   stock options exercised                               --            --            --            --            --            --
Issuance of common stock for warrants
   exercised                                             --            --            --            --            --            --
Surrender and cancellation of shares from
   Ball Technologies Holdings Corp.              (2,761,983)       (2,762)           --            --            --            --
Reclassification of preferred and common
   stock into Series C 8.5% Cumulative
   Convertible Redeemable Preferred Stock
   Due 2009 in connection with the
   recapitalization                             (16,606,343)      (16,606)     (311,300)         (311)   (7,000,000)       (7,000)
Issuance of preferred and common stock
   in connection with the recapitalization               --            --            --            --            --            --
Mandatorily redeemable preferred stock
   dividends and accretion                               --            --            --            --            --            --
Net and comprehensive income (loss)                      --            --            --            --            --            --
                                               ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1999                             --            --            --            --            --            --
Issuance of preferred and common stock                   --
   for stock options exercised                           --            --            --            --            --            --
Deferred stock compensation                              --            --            --            --            --            --
Amortization of deferred stock compensation              --            --            --            --            --            --
Mandatorily redeemable preferred stock
   dividends and accretion                               --            --            --            --            --            --
Net and comprehensive income (loss)                      --            --            --            --            --            --
                                               ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 2000                             --            --            --            --            --            --
Issuance of preferred and common stock                   --            --            --            --            --            --
   for stock options exercised                           --            --            --            --            --            --
Amortization of deferred stock
   compensation                                          --            --            --            --            --            --
Mandatorily redeemable preferred stock
   dividends and accretion                               --            --            --            --            --            --
Net and comprehensive income (loss)                      --            --            --            --            --            --
                                               ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 2001                             --  $         --            --  $         --           - $            --
                                               ============  ============  ============  ============  ============  ============

                                                      Convertible
                                                       Series D                                                    Additional
                                                    Preferred Stock                   Common Stock                   Paid-in
                                                 Shares          Amount            Shares            Amount          Capital
                                              -------------    -------------    -------------    -------------    -------------
Balance at January 1, 1995 (inception)                   --    $          --               --    $          --    $          --
Issuance of stock in exchange for future
   cash contributions and contributions
   of property in-kind                                   --               --                1               --               --
Contribution of net assets in merger                     --               --               --               --               --
Issuance of common stock for services
   and for stock options exercised                       --               --           79,500           63,600               --
Issuance of preferred stock                              --               --               --               --               --
Property in-kind, conversion of debt, and
   Cash contributions from stockholder                   --               --               --               --               --
Net and comprehensive income (loss)                      --               --               --               --               --
                                              -------------    -------------    -------------    -------------    -------------
Balance at December 31, 1995                             --               --           79,501           63,600               --
Restatement of capital stock and additional
   Paid-in capital for reincorporation as
   of January 1, 1996                                    --               --               --          (63,521)      38,599,438
Issuance of stock in exchange for property
   in-kind and other, net                                --               --               --               --        2,288,561
Issuance of preferred stock                         400,000              400               --               --       69,833,305
Property in-kind contributed by stockholder              --               --               --               --          (25,944)
Net and comprehensive income (loss)                      --               --               --               --               --
                                              -------------    -------------    -------------    -------------    -------------
Balance at December 31, 1996                        400,000              400           79,501               79      110,695,360
Issuance of common stock                                 --               --               --               --        1,229,240
Issuance of common stock for services
   and for stock options exercised                       --               --           69,416               70           55,463
Issuance of preferred stock                         600,000              600               --               --        5,999,400
Other                                                    --               --               --               --           (4,773)
Net and comprehensive income (loss)                      --               --               --               --               --
                                              -------------    -------------    -------------    -------------    -------------
Balance at December 31, 1997                      1,000,000            1,000          148,917              149      117,974,690
Issuance of preferred and common stock for
   Stock options exercised                               --               --           54,631               55           50,799
Net and comprehensive income (loss)                      --               --               --               --               --
                                              -------------    -------------    -------------    -------------    -------------
Balance at December 31, 1998                      1,000,000            1,000          203,548              204      118,025,489
Issuance of preferred and common stock for
   stock options exercised                               --               --            1,000                1              799
Issuance of common stock for warrants
   Exercised                                             --               --        1,556,000            1,556           14,004
Surrender and cancellation of shares from
   Ball Technologies Holdings Corp.                      --               --               --               --            2,762
Reclassification of preferred and common
   stock into Series C 8.5% Cumulative
   Convertible Redeemable Preferred Stock
   Due 2009 in connection with the
   recapitalization                              (1,000,000)          (1,000)      (1,760,548)          (1,761)     (39,765,364)
Issuance of preferred and common stock
   in connection with the recapitalization               --               --                1               --               --
Mandatorily redeemable preferred stock
   dividends and accretion                               --               --               --               --       (6,690,537)
Net and comprehensive income (loss)                      --               --               --               --               --
                                              -------------    -------------    -------------    -------------    -------------
Balance at December 31, 1999                             --               --                1               --       71,587,153
Issuance of preferred and common stock
   For stock options exercised                           --               --          195,419              195           49,734
Deferred stock compensation                              --               --               --               --        1,456,000
Amortization of deferred stock compensation              --               --               --               --               --
Mandatorily redeemable preferred stock
   Dividends and accretion                               --               --               --               --      (11,268,058)
Net and comprehensive income (loss)                      --               --               --               --               --
                                              -------------    -------------    -------------    -------------    -------------
Balance at December 31,2000                              --               --          195,420              195       61,824,829
Issuance of preferred and common stock
   for stock options exercised                           --               --          366,668              367          126,324
Amortization of deferred stock
   Compensation                                          --               --               --               --               --
Mandatorily redeemable preferred stock
   Dividends and accretion                               --               --               --               --       (7,623,552)
Net and comprehensive income (loss)                      --               --               --               --               --
                                              -------------    -------------    -------------    -------------    -------------
Balance at December 31, 2001                             --               --    $     562,088    $         562    $  54,327,601
                                              =============    =============    =============    =============    =============

                                                               Accumulated         Deficit       Accumulated
                                                                  Other           During the         Total
                                                               Comprehensive     Development     Stockholders'
                                                   Other        Income(loss)        Stage       Equity (Deficit)
                                              -------------    -------------    -------------   ----------------
Balance at January 1, 1995 (inception)        $          --    $          --    $          --    $          --
Issuance of stock in exchange for future
   cash contributions and contributions
   of property in-kind                          (14,400,000)              --               --               --
Contribution of net assets in merger                     --               --               --          551,908
Issuance of common stock for services
   and for stock options exercised                       --               --               --           63,600
Issuance of preferred stock                              --               --               --       23,603,035
Property in-kind, conversion of debt, and
   Cash contributions from stockholder           13,381,523               --               --       13,381,523
Net and comprehensive income (loss)                      --               --       (3,909,208)      (3,909,208)
                                              -------------    -------------    -------------    -------------
Balance at December 31, 1995                     (1,018,477)              --       (3,909,208)      33,690,858
Restatement of capital stock and additional
   Paid-in capital for reincorporation as
   of January 1, 1996                                    --               --               --               --
Issuance of stock in exchange for property
   in-kind and other, net                                --               --               --        2,289,096
Issuance of preferred stock                              --               --               --       69,840,805
Property in-kind contributed by stockholder       1,018,477               --               --          992,533
Net and comprehensive income (loss)                      --               --      (23,706,344)     (23,706,344)
                                              -------------    -------------    -------------    -------------
Balance at December 31, 1996                             --               --      (27,615,552)      83,106,948
Issuance of common stock                                 --               --               --        1,229,240
Issuance of common stock for services
   and for stock options exercised                       --               --               --           55,533
Issuance of preferred stock                              --               --               --        6,000,000
Other                                                    --               --               --           (4,773)
Net and comprehensive income (loss)                      --           80,400      (50,730,985)     (50,650,585)
                                              -------------    -------------    -------------    -------------
Balance at December 31, 1997                             --           80,400      (78,346,537)      39,736,363
Issuance of preferred and common stock for
   Stock options exercised                               --               --               --           50,872
Net and comprehensive income (loss)                      --          (36,971)     (12,919,555)     (12,956,526)
                                              -------------    -------------    -------------    -------------
Balance at December 31, 1998                             --           43,429      (91,266,092)      26,830,709
Issuance of preferred and common stock for
   stock options exercised                               --               --               --              800
Issuance of common stock for warrants
   Exercised                                             --               --               --           15,560
Surrender and cancellation of shares from
   Ball Technologies Holdings Corp.                      --               --               --               --
Reclassification of preferred and common
   stock into Series C 8.5% Cumulative
   Convertible Redeemable Preferred Stock
   Due 2009 in connection with the
   recapitalization                                      --               --               --      (39,792,042)
Issuance of preferred and common stock
   in connection with the recapitalization               --               --               --               --
Mandatorily redeemable preferred stock
   dividends and accretion                               --               --               --       (6,690,537)
Net and comprehensive income (loss)                      --         (159,382)     (20,318,766)     (20,478,148)
                                              -------------    -------------    -------------    -------------
Balance at December 31, 1999                             --         (115,953)    (111,584,858)     (40,113,658)
Issuance of preferred and common stock
   For stock options exercised                           --               --               --           49,929
Deferred stock compensation                      (1,456,000)              --               --               --
Amortization of deferred stock compensation         921,400               --               --          921,400
Mandatorily redeemable preferred stock
   Dividends and accretion                               --               --               --      (11,268,058)
Net and comprehensive income (loss)                      --          115,953       76,681,932       76,797,885
                                              -------------    -------------    -------------    -------------
Balance at December 31, 2000                       (534,600)              --      (34,902,926)      26,387,498
Issuance of preferred and common stock
   for stock options exercised                           --               --               --          126,691
Amortization of deferred stock
   Compensation                                     201,964               --               --          201,964
Mandatorily redeemable preferred stock
   Dividends and accretion                               --               --               --       (7,623,552)
Net and comprehensive income (loss)                      --               --      (49,290,172)     (49,290,172)
                                              -------------    -------------    -------------    -------------
Balance at December 31, 2001                  $    (332,636)   $          --    $ (84,193,098)   $ (30,197,571)
                                              =============    =============    =============    =============

  The accompanying notes are in integral part of these consolidated financial statements.

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.       General Information and Financial Condition

                  EarthWatch Incorporated and its subsidiaries ("DigitalGlobe" or the "Company"), a development stage company, was incorporated on September 30, 1994 under the laws of the State of Colorado and, on August 21, 1995, was reincorporated in the State of Delaware. The Company commenced operations on March 31, 1995 with the contribution of the net assets of WorldView Imaging Corporation ("WorldView") and certain assets of Ball Corporation ("Ball") (see below). The Company is a supplier of digital geographic imagery and is building high-resolution commercial imaging satellites to generate high-quality, direct-to-desktop digital imagery of the earth's surface. The Company's current and anticipated customers include utility, real estate, engineering, transportation, agricultural, and media companies as well as federal, state, and local governments.

                  On March 31, 1995, Ball and WorldView consummated the merger pursuant to an Agreement and Plan of Merger (the "Agreement"), which was entered into on January 25, 1995. Pursuant to this Agreement, the stockholders of WorldView contributed assets and liabilities of WorldView with a net carrying value of $551,908 in exchange for 5,362,285 shares of the Company's Series A preferred stock ("Series A Preferred Stock"). Pursuant to this Agreement, Ball provided two gimbaled mirror systems in exchange for 875,000 shares of Series A Preferred Stock. Ball also provided $10,000,000 of cash in exchange for 7,125,000 shares of Series A Preferred Stock. The contributed net assets were recorded by the Company at amounts equal to Ball's and WorldView's basis in such net assets.

                  On November 20, 2000, the first QuickBird satellite was launched from Plesetsk, Russia. The satellite failed to achieve orbit, which resulted in a total loss of the satellite and its write off totaling $157 million in fiscal 2000. In December 2000, the Company filed insurance claims for the loss of the satellite with its various insurance carriers totaling $265 million (the full amount of which was received as of March 26, 2001), resulting in a net gain on the loss of the satellite of approximately $108 million in fiscal 2000.

                  On February 28, 2001, as required by the indentures governing our 12 1/2% Senior Notes due 2005 and our 13% Senior Discount Notes due 2007, respectively, we offered to purchase all of our outstanding notes at their accreted values per their respective indentures on the date of purchase, using the insurance proceeds relating to the loss of our QuickBird 1 satellite in November 2000. The offer expired on April 2, 2001, and we repurchased $127.4 million in principal amount at maturity of outstanding 13% notes and all outstanding 12 1/2% notes on April 3, 2001, resulting in an extraordinary loss on early extinguishment of debt of approximately $23.0 million. The extraordinary loss on early extinguishment of debt was the result of the write-off of unamortized debt discount and deferred financing costs associated with the redeemed notes. The combined repurchase price totaled $172.9 million.

                  In connection with the offer, we entered into a Recapitalization Agreement and Consent dated as of April 2, 2001 (the "Recapitalization Agreement") with certain holders of our 13% notes. Pursuant to the Recapitalization Agreement, these note holders agreed to refrain from tendering their notes in the offer, thus allowing us to have the use of the funds that would otherwise be used to repurchase their notes. Pursuant to the Recapitalization Agreement, we also:

             . granted registration rights to certain holders of notes and Series C preferred stock;

             . obtained the consent of the holders of notes and amended the indenture governing the notes in certain respects;

             . amended our certificate of incorporation to (a) require that we purchase, at each holder's option, that holder's shares of our Series A and B preferred stock, if an insurable event occurs under the QuickBird 2 insurance policy, (b) increase the number of authorized shares of our common stock and each series of our preferred stock, and (c) extend the time period by one year during which holders of our preferred stock may convert their shares into shares of our common stock;

             . issued 10,843,297 additional shares of our Series C preferred stock to the holders of the notes that signed the Recapitalization Agreement and their assignees;

             . purchased launch and in-orbit insurance for our QuickBird 2 satellite; and

             . pledged the insurance on the second QuickBird satellite in favor of The Bank of New York, as collateral agent for (a) the holders of notes and for Ball, and (b) the holders of our Series A preferred stock and Series B preferred stock.

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                  In April 2001, we secured a $9.0 million borrowing facility with Ball Aerospace and Technologies Corp. ("Ball Aerospace"), a wholly owned subsidiary of Ball and one of our stockholders, which we used to fund the completion of the second QuickBird satellite.

                  We do not expect to generate positive cash flow from operations until at least the third quarter of 2002. Accordingly, our existing capital resources will not be sufficient to meet our anticipated cash needs in fiscal 2002, including the payment of an insurance premium due in April 2002. We believe that we currently have an agreement in principle with our existing investors to loan to us funds sufficient to meet our anticipated cash needs to fiscal 2002 and beyond. Failure to consummate the agreement in principle or obtain additional financing capital when needed would significantly diminish or eliminate our ability to continue as a going concern.

2.       Summary of Significant Accounting Principles

         Principles of Consolidation

                  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany investments, accounts, and transactions have been eliminated upon consolidation.

         Cash and Cash Equivalents

                  The Company considers all highly liquid investments, excluding restricted investment securities, purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at amortized cost.

         Investment Securities

                  The Company accounts for its investment securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, which requires that individual debt and equity securities be classified into one of three categories: trading, held to maturity, or available for sale. The Company determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation at each balance sheet date.

         Property and Equipment

                  Property and equipment are recorded at cost. Pursuant to SFAS No. 34, Capitalization of Interest Cost, the cost of significant assets includes capitalized interest incurred during the construction and development period. The costs of satellites under construction are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was incurred. The amount of any such loss would be reduced to the extent of insurance proceeds received as a result of the launch or in-orbit failure.

                  Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets (three to seven years). Leasehold improvements and assets acquired pursuant to capital-lease obligations are amortized on a straight-line basis over the shorter of their useful lives or lease terms; such amortization is included in depreciation expense. Repairs and maintenance are expensed as incurred.

         Long-Lived Assets

                  The Company evaluates the recoverability of its long-lived assets based on undiscounted cash flows whenever events or changes in circumstances occur which indicate the carrying amount of an asset may not be recoverable. Impairments are recognized as the excess of the carrying amount of the asset over its fair value as estimated, based on the present value of expected future cash flows.

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

         Revenue Recognition

                  Revenue is primarily derived from the sale of third-party imagery under contracts to customers. Revenue is also earned processing third-party data, such as aerial photography, into usable digital imagery. Revenue from these sales is recognized when the product has been delivered to the customer.

         Research and Development Costs

                  The Company records as research and development expense all engineering costs associated with the design of its satellites where the Company maintains the risk associated with design failure. Once the satellite is ready for commercial production, engineering costs are capitalized as investments in satellite equipment.

         Advertising Costs

                  Advertising costs are expensed as incurred and historically have been immaterial.

         Stock-Based Compensation

                  Employee stock awards under the Company's stock option plan are accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees and related interpretations. Stock-based awards to nonemployees, if any, are accounted for in accordance with SFAS No. 123, Accounting for Stock-Based Compensation and related interpretations.

         Income Taxes

                  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

         Comprehensive Income (Loss)

                  Comprehensive income or loss includes all changes in equity during a period from non-owner sources. Total comprehensive income
         (loss), which includes unrealized gains and losses on investments classified as available-for-sale securities, was ($20,478,148), $76,797,885, and ($49,290,172) for the years ended December 31, 1999,
         2000, and 2001, respectively.

         Fair Values of Financial Instruments

                  The Company's financial instruments include cash and cash equivalents, investment securities, accounts receivable, accounts payable, accrued liabilities, and debt. The carrying amounts of financial instruments, other than investments and its 13% Senior Discount Notes, approximate fair value due to their short-term maturities. The Company's investment securities were accounted for at fair value. As the 13% Senior Discount Notes are not regularly traded, the Company estimated their fair value of approximately $62.1 million at December 31, 2001, using a discounted cash flow model and a 15% discount rate.

         Concentration of Credit Risk and Significant Customers

                  The Company's cash and cash equivalents and investment securities are maintained in various financial institutions. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in this area.

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                  Revenue percentages from each of the Company's significant customers were as follows for the years ended December 31:

                             1999            2000            2001
                             ----            ----            ----
         Customer A          90.1%           38.6%           66.8%
         Customer B           9.1%           54.3%           23.0%

         Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates, making it reasonably possible that a change in these estimates could occur in the near-term.

         Reclassifications

                  Certain items previously reported in specific financial statement captions have been reclassified to conform to the current presentation.

         New Accounting Pronouncements

                  SFAS No. 141, "Business Combinations," was issued in June 2001 and revises the financial accounting and reporting for business combinations. This statement is effective for all business combinations initiated after June 30, 2001 and for all business combinations accounted for using the purchase method for which the acquisition date is July 1, 2001, or later. The adoption of this standard did not have a material impact on the Company's financial statements.

                  SFAS No. 142, "Goodwill and Other Intangible Assets," was issued in June 2001 and revises the financial accounting and reporting for intangible assets. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company will adopt this standard in the first quarter of 2002 and anticipates that the adoption will not have a material impact on its financial statements.

                  SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued in June 2001 and revises the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company will adopt this standard in the first quarter of 2003 and anticipates that the adoption will not have a material impact on its financial statements.

                  SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001 and revises the financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company will adopt this standard in the first quarter of 2002 and anticipates that the adoption will not have a material impact on its financial statements.

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

3.       Investment Securities

                  In connection with the issuance of the 13% senior discount notes (the "Senior Discount Notes"), the Company purchased U.S. Treasury notes to be held in escrow as security for the premiums on the launch insurance on the QuickBird 1 satellite.

                                                                                          Gross
                                                                                        Unrealized
                                                                                          Gains
                     Investment Securities - Restricted                    Cost          (Losses)        Fair Value
                     ----------------------------------                    ----          --------        ----------
         U.S. Government securities as of December 31, 2000:
               Maturing in one year or less                              $6,295,382      (none)           $6,295,382
                                                                         ==========                       ==========

         U.S. Government securities as of December 31, 2001:
               Maturing in one year or less                                (none)        (none)            (none)

4. Construction In Progress, Losses from Impairments of Fixed Assets and Insurance Recoveries

                  Construction in progress consists primarily of satellite construction and launch costs, ground station construction costs, and third-party developed software. Construction in progress consisted of the following at December 31:

                                               2000                 2001
                                               ----                 ----
         QuickBird satellites              $55,952,495         $ 146,550,743
         DigitalGlobe software              26,570,191            26,900,191
         Ground station equipment            7,193,788             8,898,887
                                           -----------         -------------
                                           $89,716,474         $ 182,349,821
                                           ===========         =============

                  In 1997, the Company launched and lost contact with its EarlyBird 1 satellite. As a result, the Company wrote off in fiscal 1997 accumulated construction costs for the EarlyBird satellite program of approximately $25.5 million, net of insurance recoveries of $29 million.

                  During the year ended December 31, 1998, the Company determined that certain software would not be used with the QuickBird satellite system. Accordingly, the total accumulated development costs of $599,000 are included in the Statement of Operations as a loss from impairment of fixed assets for the year ended December 31, 1998.

                  On November 20, 2000, the first QuickBird satellite was launched from Plesetsk, Russia. This satellite failed to achieve orbit, which resulted in a total loss of the satellite and its write off totaling $157 million in fiscal 2000. In December 2000, the Company filed insurance claims for the loss of the satellite with its various insurance carriers totaling $265 million, resulting in a net gain on the loss of the satellite of approximately $108 million in fiscal 2000.

5.       Debt

         12 1/2% Senior Notes and Warrant Issuance

                  On March 19, 1997, the Company issued $50,000,000 in Senior Notes representing 50,000 units. Each Unit included one warrant (the "Warrants") to purchase 31.12 shares of Common Stock at an exercise price of $0.01 per share, subject to adjustment. The Senior Notes ranked pari passu in right of payment with all existing and future unsubordinated unsecured indebtedness of the Company.

                  In April 1999, the Company amended and restated the Senior Notes Indenture, dated as of March 1997. Under the amended and restated Senior Notes Indenture, the maturity date was extended from March 1, 2001 to March 1, 2005. The Company was to accrete the next six semi-annual interest payments, which would have resulted in an increase of the principal of the securities to $72 million. The interest rate remained at 12 1/2%. The Company recorded an additional discount on the Senior Notes equal to the difference between the current principal balance and the principal balance at

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

         maturity. In conjunction with the recapitalization and restructuring of the debt, the Warrants were exercised for the purchase of 1,556,000 shares of Common Stock. The Senior Notes were redeemed on April 3, 2001 (see Note 1).

         13% Senior Discount Notes and Series C 8 1/2% Convertible Redeemable Preferred Stock Issuance

                  On July 12, 1999 the Company received $136,237,390 gross proceeds from a debt and equity offering. This offering represented 199,000 units, each of which consisted of one Senior Discount Note due July 15, 2007 ("Senior Discount Note") and 49.095 shares of the Company's Series C 8 1/2% Cumulative Convertible Redeemable Preferred Stock ("Series C Convertible Preferred Stock"). Each note had an initial accreted value of $684.61 and has a principal amount at maturity of $1,000.00. The Senior Discount Notes do not begin to accrue cash interest until July 15, 2002. Beginning on January 15, 2003, interest will be payable on January 15 and July 15 of each year.

                  Issuance costs of $6.0 million were incurred in connection with the issuance of the units. Of these costs, $4.5 million were allocated to the Senior Discount Notes and $1.5 million were allocated to the Series C Convertible Preferred Stock. The Company allocated the gross proceeds between the debt and equity securities issued using their relative fair values. This allocation resulted in additional debt discount of $34,195,000.

                  The Senior Discount Notes rank equally with the other unsubordinated indebtedness of the Company. The Senior Discount Notes will be senior to any subordinated indebtedness of the Company. The Senior Discount Notes are secured by the insurance policies covering the launch and on-orbit performance of our QuickBird satellite. In conjunction with the recapitalization and restructuring of the debt (see Note1), the Company repurchased $127.4 million in principal amount at maturity of the Senior Discount Notes.

         Vendor Financing Facilities

                  In April 2001, we secured a $9.0 million borrowing facility with Ball Aerospace & Technologies Corp., one of our stockholders, which we used to fund the completion of our second QuickBird satellite. This vendor financing facility accrues interest at an annual rate of 11%, which becomes payable in May 2002. Beginning in June 2002 and ending in March 2003, principal, in equal monthly amounts, and interest are payable in cash each month. In conjunction with this arrangement, we agreed to issue to Ball Aerospace & Technologies Corp. 903,608 shares of Series C preferred stock.

                  In February 2001, we secured a commitment for a $20.75 million borrowing facility with Boeing Capital Services Corporation ("BCSC"). If drawn, the facility would accrue interest at LIBOR plus 4% to 6%, depending upon the duration of the borrowing, and would be payable quarterly in arrears. The commitment is subject to the execution of a credit agreement and the Company having $125 million of contractually committed orders or some form of facility guarantee in place. As we have not yet met these requirements, these funds are not currently available. The facility is available through September 30, 2002, will have a two and a half year term and has an annual commitment fee of 50 basis points payable quarterly in arrears. At December 31, 2001, the Company had incurred deferred financing costs of approximately $500,000 related to this facility.

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

               The Company's debt is comprised of the following at December 31:

                                                                             2000               2001
                                                                             ----               ----
         13% Senior Discount Notes, net of unamortized discount of
            $64,852,862, and $13,892,769, respectively, effective
            rate of 18.3%                                                $ 134,147,138     $  57,757,231
         12 1/2% Senior Notes, net of unamortized discount of
            $10,731,089 and none, respectively, effective rate of
            12.9%                                                           61,268,911                 -
          11% Vendor financing facility, net of unamortized discount of zero and $458,137, respectively, effective rate of
              17.5%                                                                  -         9,086,666
          Capital-lease obligations                                             68,601                 -
                                                                         -------------     -------------
                                                                           195,484,650        66,843,897
          Less: current portion                                           (195,484,650)       (5,971,025)
                                                                         -------------     -------------
                                                                         $           -     $  60,872,872
                                                                         =============     =============

6.       Stockholders' Equity

                  In conjunction with the Company's reincorporation in Delaware on August 21, 1995, the Company changed the par value of its outstanding common stock ("Common Stock") and all convertible preferred stock from no par value to a par value of $0.001.

         Recapitalization

                  A special meeting of the Company's stockholders was called in April 1999 to discuss a preferred stock financing and recapitalization of the Company. The stockholders approved and adopted an Amended and Restated Certificate of Incorporation and a Recapitalization Agreement, which resulted in three new series of EarthWatch Preferred Stock. At the closing, shares of the Company's new Series A 7% Cumulative Convertible Redeemable Preferred Stock ("Series A Convertible Preferred Stock"), Series B 7% Cumulative Convertible Redeemable Preferred Stock ("Series B Convertible Preferred Stock"), and new Common Stock were sold and issued for an aggregate cash payment of $50,000,000. In accordance with the Recapitalization Agreement, all outstanding shares of Common Stock and former Series A, B, C, and D preferred stock were exchanged (at a 1 to .44116 ratio for all outstanding Preferred Stock and at a 1 to .210202 ratio for all outstanding Common Stock) for an aggregate of 11,042,075 shares of new Series C Convertible Preferred Stock.

         Additional Funding

                  As discussed in Note 5--Debt, 199,000 units, each of which consisted of one Senior Discount Note and 49.095 shares of Series C Convertible Preferred Stock were issued in July 1999.

         Description of EarthWatch Stock

                  The following description summarizes certain terms of the Company's capital stock and certain provisions of the Company's amended and restated certificate of incorporation and bylaws.

         Old Series A and B Convertible Preferred Stock

                  Each share of Series A Convertible Preferred Stock (the "Old Series A Preferred Stock") and Series B Convertible Preferred Stock (the "Old Series B Preferred Stock") was, as of December 31, 1998, convertible into one share of Common Stock, subject to future adjustment in the event of recapitalizations or dividends of Common Stock. The holders of Old Series A Preferred Stock had the contractual right to receive additional shares upon certain issuances of stock for a price less than $4.00 per share. The conversion ratio of Old Series B Preferred Stock was subject to adjustment upon certain issuances of stock for a price less than $10.00 per share.

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                  All Old Series A and B Preferred Stock, by their terms, were convertible at the option of the holder at any time and converted into Common Stock simultaneously upon an initial public offering with gross proceeds of at least $5,000,000 or with the written notice to the Company from holders of a majority of the outstanding shares of either of the two series of participating preferred stock consenting thereto. Upon conversion, all accrued and unpaid dividends, whether or not declared, were canceled.

                  All Old Series A and B Preferred Stock were voting and had liquidation preferences (Old Series A Stock and Series B Stock at $4.00 and $10.00 per share, respectively, plus an amount equal to all declared but unpaid dividends on each share).

                  When, and only if, dividends were declared by the Company's Board of Directors, the Series A Stock and Series B Stock participated pari passu and had a right to receive dividends of $0.32 per share per annum prior to any dividends paid to holders of Common Stock. Upon the distribution to each common stockholder of an amount per share equal to $4.00 divided by the Old Series A Stock conversion ratio, the Old Series A Stock, Old Series B Stock, and Common Stock shared in any remaining liquidation distributions on a pro rata as-converted basis.

         Old Series C Senior Convertible Preferred Stock Issuance

                  On April 30, 1996, the Company issued 7,000,000 shares of 12% Series C Convertible Senior Preferred Stock (the "Old Series C Preferred Stock") at a price of $10.00 per share. Holders of the Old Series C Preferred Stock were entitled to dividends at an annual rate of 12% of the accreted liquidation preference on a quarterly basis commencing June 30, 1996. All unpaid dividends compounded quarterly at the annual dividend rate. The Company did not declare or pay in cash the dividends accrued as of December 31, 1998. Accordingly, the liquidation preference increased from $10.00 to $13.72 per share as of December 31, 1998.

                  Each share of Old Series C Preferred Stock was convertible, at the option of the holder, at any time into one share of Common Stock of the Company, subject to adjustment in certain events. Accrued and unpaid dividends may be converted concurrently with the conversion of the Old Series C Preferred Stock, at the option of the holder only upon certain events, at a conversion price equal to 85% of the market price of the Company's Common Stock.

         Old Series D Convertible Preferred Stock

                  The Old Series D Convertible Preferred Stock (the "Old Series D Preferred Stock") had the same terms as the Old Series B Stock but excluded anti-dilution protection.

         Series A and Series B Convertible Redeemable Preferred Stock

                  Except with respect to the voting rights and representation on the board of directors, the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are identical in all respects.

                  Rank. Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are pari passu and rank senior to Series C Convertible Preferred Stock and Common Stock with respect to dividends, liquidation preference, and redemption.

                  Dividends. The holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are entitled to receive cumulative dividends, whether or not declared by the Company's board of directors, at an annual rate of 7% until no later than June 15, 2003. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Such dividends may be paid, subject to certain limitations, at the Company's option, either in cash or in additional shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable, until June 15, 2003. After June 15, 2003, dividends will accrue at an annual rate of 7% of the liquidation preference and will be payable, when, as, and if declared by the board of directors, in cash only.

                  If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2003, the liquidation preference of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. The Company is prohibited from

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

         paying dividends on any shares of stock having rights junior to the Series A and Series B Convertible Preferred Stock until all accumulated dividends have been paid on the Series A and Series B Convertible Preferred Stock.

                  Liquidation Preference. Upon liquidation, dissolution, or winding up, the holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be entitled to receive out of the assets available for distribution prior to and in preference of the Series C Convertible Preferred Stock, an amount equal to $3.50 per share, plus all accrued and unpaid dividends, subject to adjustment.

                  Conversion. From June 15, 1999 and until June 15, 2003, each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is convertible at the option of the holder into that number of shares of Common Stock obtained by dividing the applicable liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to anti-dilution adjustments. Prior to June 15, 2003, each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will automatically convert into Common Stock at the applicable conversion ratio upon the earlier of (a) an initial public offering of shares of Common Stock with an aggregate public offering price of at least $35,000,000 and (b) the listing of shares of the Company's Common Stock under certain circumstances. After June 15, 2003, each share of Series A Preferred Stock and Series B Preferred Stock shall not be convertible into common stock.

                  Anti-dilution. The conversion price of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is subject to adjustment under certain circumstances, including upon any subsequent issuance of capital stock. The issuance of the Series C Convertible Preferred Stock resulted in an adjustment in the conversion prices of the Series A and Series B Convertible Preferred Stock.

                  Redemption. The Company is required to redeem all of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock outstanding on March 31, 2009, at a redemption price equal to 100% of the then existing applicable liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds therefor.

                  Voting Rights. Each holder of Series A Convertible Preferred Stock is entitled to .65 (subject to adjustment) votes per share held (on an as-converted basis) and each holder of Series B Convertible Preferred Stock is entitled to 1.35 (subject to adjustment) votes per share held (on an as-converted basis).

                  Board Representation. The holders of Series A Convertible Preferred Stock has the right to elect two persons to the board of directors and the holders of the Series B Convertible Preferred Stock have the right to elect four persons to the board of directors.

         Series C Convertible Redeemable Preferred Stock

                  Rank. The Series C Convertible Preferred Stock is junior to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, but senior to the Common Stock, with respect to dividends, liquidation preference, and redemption.

                  Dividends. The holders of Series C Convertible Preferred Stock are entitled to cumulative dividends, whether or not declared by the board of directors, at an annual rate of 8.5% until no later than June 15, 2003. Such dividends are payable quarterly on March 31, June 30, September 30, and December 31, and commenced on June 30, 1999. Until June 15, 2003, such dividends may be paid, subject to certain limitations, at the Company's option, either in cash or in additional shares of Series C Convertible Preferred Stock. After June 15, 2003, dividends will accrue at an annual rate of 8.5% of the liquidation preference and will be payable, when, as, and if declared by the board of directors, in cash only.

                  If any dividend is not paid in full in cash on a quarterly payment date after June 15, 2003, the liquidation preference of the Series C Convertible Preferred Stock will be increased by an amount equal to the product of (a) the amount per share not paid divided by the total amount payable per share and (b) one quarter of the dividend rate multiplied by the effective liquidation preference. The Company is prohibited from paying dividends on any shares of stock having rights junior to the Series C Convertible Preferred Stock until all accumulated dividends have been paid on the Series C Convertible Preferred Stock.

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                  Liquidation Preference. Upon liquidation, dissolution, or winding up, the holders of the Series C Convertible Preferred Stock will be entitled to receive out of the assets available for distribution, following payment of the Series A and Series B liquidation preference, an amount equal to $3.50 per share, plus all accrued and unpaid dividends, subject to adjustment.

                  Conversion. Until June 15, 2003, each share of Series C Convertible Preferred Stock will be convertible at the option of the holder into that number of shares of Common Stock obtained by dividing the Series C liquidation preference, plus any accumulated but unpaid dividends by $3.50, subject to anti-dilution adjustments. Prior to June 15, 2003, each share of Series C Convertible Preferred Stock will automatically convert into Common Stock at the applicable conversion ratio upon the earlier of (a) an initial public offering of shares of Common Stock with an aggregate public offering price of at least $35,000,000 and (b) the listing of shares of the Company's Common Stock under certain circumstances. After June 15, 2003, each share of Series C preferred stock shall not be convertible into common stock.

                  Antidilution. The conversion price of the Series C Convertible Preferred Stock is subject to adjustment under certain circumstances.

                  Redemption. The Company is required to redeem all of the Series C Convertible Preferred Stock outstanding on March 31, 2009, at a redemption price equal to 100% of the effective liquidation preference, plus accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds therefor.

                  Voting Rights. Each holder of DigitalGlobe Series C Convertible Preferred Stock is entitled to one (subject to adjustment) vote per share on an "as-converted" basis.

                  Board Representation. The holders of the Series C Convertible Preferred Stock are entitled to elect three members of the board of directors.

                  Tag-along Rights. If one stockholder or a group of stockholders proposes to sell any shares of capital stock in one transaction such that, following such sale, shares of capital stock representing more than 35% of the then outstanding shares (on a fully-diluted basis) will have been sold to one holder or a group of related holders, then each holder of Series C Convertible Preferred Stock shall have the right to receive notice of such a transaction and shall also have the right to participate in the transaction and sell a proportionate number of such holders' Series C Convertible Preferred Stock in such transaction.

         Common Stock

                  Holders of Common Stock are entitled to one vote for each share held of record at all meetings of the stockholders. Holders of Common Stock are not entitled to cumulative voting rights with respect to the election of directors. Subject to preferences that are applicable to outstanding shares of preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available to be paid.

                  In the event of a liquidation, dissolution, or winding up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of the outstanding preferred stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and nonassessable.

7.       Stock Options and Warrants

                  The Company maintains a 1995 Stock Option/Stock Issuance Plan (the "95 Plan") pursuant to which incentive and nonqualified stock options to purchase shares of the Company's stock or the stock itself have been issued to employees, officers, directors, and consultants. Under the 95 Plan, incentive stock options were granted with exercise prices not less than the fair value of the stock on the various dates of grant, as determined by the Company's Board of Directors. Options granted pursuant to the 95 Plan are subject to certain terms and conditions as contained in the 95 Plan itself, have a ten-year term, generally vest over a four-year period, and are immediately exercisable. Upon termination of

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

         services to the Company by optionees, any acquired but unvested shares are subject to repurchase by the Company at the original exercise price. During 1999, the Board of Directors amended the 95 Plan eliminating future grants. As a result of the Recapitalization Agreement adopted in 1999, the stock from any exercised options under the 95 Plan automatically convert to the new Series C Convertible Preferred Stock at the rates established in the Recapitalization Agreement.

                  On February 15, 2000, the Board of Directors approved the written 1999 Equity Incentive Plan (the "99 Plan") pursuant to which incentive and nonqualified stock options to purchase shares of the Company's stock or the stock itself may be issued to employees, officers, directors, and consultants. Under the 99 Plan, incentive stock options are granted with exercise prices not less than the fair value of the stock on the various dates of grant, as determined by the Company's Board of Directors. Options granted pursuant to the 99 Plan are subject to certain terms and conditions as contained in the 99 Plan itself, have a ten-year term, generally vest over a four-year period, and are immediately exercisable. Upon termination of services to the Company by optionees, any acquired but unvested shares are subject to repurchase by the Company at the original exercise price. At December 31, 2001, there were 6,122,816 shares available for grant under the 99 Plan.

                  The following is a summary of stock option activity:

                                                                                                      Number
                                               Number       Weighted-                   Weighted    of Series   Weighted
                                             of Series A     Average       Number        Average        C       Average
                                             Preferred      Exercise     of Common      Exercise    Preferred  Exercise
                                               Shares        Price         Shares        Price        Shares     Price
                                             ----------      ------         -----       ------       -------     ------
Outstanding at January 1, 1997                   37,800       $0.05       1,158,300       $0.80
     Granted                                        --           --         620,295        0.80
     Exercised                                      --           --         (10,282)       0.80
     Expired                                                               (117,571)       0.80
                                                    --
                                              ---------                 -----------
Outstanding at December 31, 1997                 37,800        0.05       1,650,742        0.80
     Granted                                        --            -         798,655        0.80
     Exercised                                  (17,916)       0.05         (54,631)       0.80
     Expired or terminated                       (2,084)       0.05      (1,019,595)       0.80
                                              ----------                 ----------
Outstanding at December 31, 1998                 17,800        0.05       1,375,171        0.80
     As converted                               (17,800)       0.05      (1,375,171)       0.80       296,916     $3.71
     Adjustment for conversion rounding             --           --              --          --            (5)     3.71
     Granted                                        --           --              --          --        12,297      3.71
     Exercised                                                   --              --          --        (5,025)     3.71
     Expired or terminated                          --           --              --          --       (10,859)     3.71
                                              ---------                  -----------                 ----------
Outstanding at December 31, 1999                    --           --              --          --       293,324      3.71
     Granted                                        --           --       3,719,075        0.25            --        --
     Exercised                                      --           --        (195,419)       0.25          (293)     3.81
     Expired or terminated                          --           --        (284,329)       0.25       (39,731)     3.81
                                              ---------                     --------                ----------
Outstanding at December 31, 2000                    --                    3,239,327        0.25       253,300      3.69
     Granted                                        --           --         775,740        0.25            --        --
     Exercised                                      --           --        (366,670)       0.25        (9,201)     3.81
     Expired or terminated                          --           --        (333,302)       0.25       (15,001)     3.81
                                              ---------                  ----------                 ----------
Outstanding at December 31, 2001                    --                    3,315,095        0.25       229,098      3.68
                                              =========                 ===========                   =======

Weighted-average remaining contractual
life                                                                      8.5 years                   5.0 years
Range of exercise prices                                                                   0.25                  0.05 - 3.81
Outstanding options vested                                                2,173,316        0.25        229,098     3.68

           Weighted-average grant-date fair values were as follows:

                                                                  1999                2000               2001
                                                                  ----                ----               ----
         Exercise price * market value                              --               $0.57                 --
         Exercise price = market value                           $0.94                0.07             $ 0.05

/1/ * represents less then

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                  The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                        1999                2000               2001
                                                        ----                ----               ----
         Expected dividend yield                        0.00%              0.00%               0.00%
         Expected stock price volatility                0.00%              0.00%               0.00%
         Risk free interest rate                    4.60% - 5.14%          6.50%           3.90% -4.90%
         Expected life of options (years)              5.00                5.00                5.00

                  Prior to fiscal 2000, the Company had not recognized any stock compensation expense in its financial statements. As part of its fiscal 2000 yearend close process, the Company recorded approximately $1.5 million of deferred stock compensation expense in accordance with APB No. 25. Had compensation expense for the Company's stock options been determined based on the fair values at the grant dates for awards under the plan consistent with the method of accounting prescribed by SFAS No. 123, Accounting for Stock-based Compensation, the Company's net loss would have been as follows for the year ended December 31 (in thousands):

                                                1999       2000        2001
                                                ----       ----        ----
         Net income (loss) - as reported      $(20,319)   $76,682    $(49,290)
         Net loss - pro forma                  (20,396)    76,402     (49,505)

8.       Income Taxes

                  The provision for income taxes consists of the following for the fiscal years ended December 31:

                                                     1999          2000         2001
                                                     ----          ----         ----
         Current provision
              Federal                              $    --      $2,500,000    $    --
              State                                     --         500,000         --
                                                   --------     ----------    -------
                  Provision for income taxes       $    --      $3,000,000    $    --
                                                   ========     ==========    =======

                  At December 31, 2001, the Company had net operating loss carryforwards for federal income tax purposes of approximately $171.5 million. In addition, the Company has research and development tax credits of approximately $1.6 million. If unused, the carryforwards and credits will begin to expire in 2010. The Internal Revenue code places certain limitations on the annual amount of net operating loss carryforwards, which can be utilized if certain changes in the Company's ownership occurs. The Company believes that such changes have occurred and could occur in the future to further limit the utilization of the carryforwards.

                  The Company's deferred tax assets and liabilities are comprised of the following as of December 31:

                                                               2000            2001
                                                               ----            ----
         Deferred tax assets:
             Net operating loss carryforwards              $ 52,615,023    $ 67,037,921
             Fixed assets                                           --              --
             Other                                            5,859,826       4,782,873
                                                           ------------    ------------
                   Gross deferred tax assets                 58,474,849      71,820,794
                                                           ------------    ------------

             Deferred tax liabilities:
                   Fixed assets                             (41,707,211)    (35,873,919)
                                                           -------------   -------------
             Net deferred tax assets                         16,767,638      35,946,875
                                                            (16,767,638)    (35,946,875)
                                                           -------------   -------------
                   Net deferred tax assets (liabilities)   $         --    $         --
                                                           =============   =============

                  Net deferred tax assets have been reduced to zero by a valuation allowance based on current evidence which indicates that it is considered more likely than not that these benefits will not be realized.

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                  The following is a reconciliation of the statutory U.S. federal income tax rate to the Company's effective income tax rate of continuing operations for the fiscal years ended December 31:

                                                                          1999          2000           2001
                                                                          ----          ----           ----
         Federal income tax rate                                          34.0%          35.0%         35.0%
         State income tax rate, net of federal benefit                     5.0            4.7           3.9
         Meals and entertainment                                          (0.2)          (1.0)          0.4
         Disqualified interest                                              --            1.2          (0.5)
         Effect of change in valuation allowance and other items
                                                                         (38.8)         (36.1)        (38.8)
                                                                       -------         ------        ------
               Effective income tax rate                                    --%           3.8%           --%
                                                                       =======         ======        ======

9.       Benefit Plan

                  In October 1995, the Company adopted a 401k Savings and Retirement Plan (the "401k Plan"), a tax-qualified plan covering all of its employees. Employees may elect to contribute, subject to certain limitations, up to 60% of their annual compensation to the 401k plan. The 401k Plan provides that the Company may contribute matching or additional contributions to the 401k Plan at the discretion of the Board of Directors. The Company has not made any contributions to the 401k Plan since its inception.

10.      Commitments

                  The Company leases its facilities under various operating lease arrangements. Future minimum lease payments under noncancelable operating leases and other contractual commitments as of December 31, 2001 are summarized below:

              2002                                           $ 7,553,409
              2003                                             1,015,138
              2004                                               913,068
              2005                                               349,885
              2006 and thereafter                                      -
                                                             -----------
                  Total                                      $ 9,831,500
                                                             ===========

                  The Company has minimum purchase requirements in 2002 and 2003 under the SPOT Image Corporation agreement discussed below and under other agreements in effect at December 31, 2001. Rent expense approximated $888,305, $1,451,324, and $1,071,709 for the years ended December 31, 1999, 2000, and 2001, respectively.

11.      Material Relationships and Related Party Transactions

         Ball Aerospace & Technologies Corp.

                  The Company has had various contracts with Ball Aerospace & Technologies Corp., a stockholder of the Company, since inception for the design and manufacture of satellites. The Company made payments to Ball Aerospace totaling $33,455,000, $16,225,217, $4,080,214 and
         $89,374,969 under these contracts for the years ended December 31, 1999, 2000, and 2001, and for the period from January 1, 1995 (inception) through December 31, 2001, respectively. At December 31, 2000 and 2001, amounts totaling $537,298 and $40,066 are included in accounts payable to Ball Aerospace. In addition, see discussion of financing provided by Ball Aerospace in Notes 1 and 5.

                  Mr. Vanlandingham, a director of EarthWatch, is the President and Chief Executive Officer of Ball Aerospace.

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

         Hitachi, Ltd./Hitachi Software Engineering Company, Ltd.

                  Hitachi, Ltd. ("Hitachi"), a stockholder of the Company, currently is a master international distributor of our products, and the exclusive distributor in most of Asia. Under the Company's distribution agreement, Hitachi will be entitled to purchase our products at significant discounts. Additionally, the Company has entered into an agreement with Hitachi Software Engineering Company, Ltd. ("Hitachi Software"), an affiliate of Hitachi, Ltd., for the development and delivery of a product processor and to cross-license certain intellectual property rights related to the Company's ground system and the proprietary software of Hitachi Software. The license grants Hitachi Software the right to offer customers ground systems that permit them to receive data directly from the Company's QuickBird satellite. The Company made payments to Hitachi Software totaling $2,167,000 under this agreement for the year ended December 31, 2000. No other payments have been made to Hitachi or Hitachi Software nor are any amounts owed as of December 31, 2001.

                  Mr. Kodaira, a director of DigitalGlobe, is the General Manager of the Geospatial Information Division of Hitachi Software.


         ITT Industries, Inc.

                  Since December 1998, the Company has had various contracts with the ITT Systems division of ITT Industries, Inc. ("ITT"), a stockholder of the Company, for system engineering and other efforts associated with the scheduling and tasking module of the QuickBird satellites, the development of a satellite simulator and certain other research and development efforts. The Company made payments to ITT totaling $2,946,117, $3,083,399, 171,175 and 6,200,691 under these contracts for the years ended December 31, 1999, 2000 and 2001, and for the period from January 1, 1995 (inception) through December 2001 respectively. At December 31, 2000 and 2001, amounts totaling $28,020 and $712,560 are included in accounts payable and accrued liabilities to ITT.

                  Mr. Foley, a director of DigitalGlobe, is the Treasurer of ITT Industries. Mr. Driesse, a director of DigitalGlobe, is the President of ITT Industries' Defense Division.

         MacDonald Dettwiler and Associates

                  Since June 1996, the Company and MacDonald Dettwiler and Associates ("MDA"), a stockholder of the Company, have had an agreement whereby the Company has purchased various goods and services from MDA. Amounts totaling $3,091,653, $2,034,831, $772,386 and $7,218,197 have been paid to MDA during the years ended December 31, 1999, 2000, and 2001, and for the period from January 1, 1995 (inception) through December 31, 2001, respectively. At December 31, 2000 and 2001, amounts totaling $236,220 and $75,626 are included in accounts payable and accrued liabilities to Ball Aerospace.

         Morgan Stanley & Co. Incorporated

                  Morgan Stanley & Co. Incorporated ("Morgan Stanley"), a stockholder of the Company, acted as placement agent in connection with the Company's offering in April 1996 of 7,000,000 shares of the Company's former Series C preferred stock and the Company's offering in March 1997 of 50,000 units, each consisting of one note and one warrant to purchase 31.12 shares of the Company's common stock. Morgan Stanley also acted as placement agent in connection with the Company's offering in July 1999 of 199,000 units, each consisting of one 13% note and
         49.095 shares of the Company's existing Series C preferred stock. In connection with its role in these offerings, Morgan Stanley received customary commissions and discounts in its capacity as placement agent.

                  Morgan Stanley acts as exclusive financial advisor to EarthWatch under a five-year agreement. Morgan Stanley received $750,000 and $1.0 million in connection with its advisory role in the recapitalizations in April 1999 and 2001, respectively.

                  Mr. Petrick, a director of DigitalGlobe, is a Managing Director of Morgan Stanley.

EARTHWATCH INCORPORATED, DBA DIGITALGLOBE
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

         SPOT Image Corporation

                  On January 25, 2002, the Company acquired exclusive rights for the distribution of satellite products and services to the United States agriculture and defense markets from SPOT Image Corporation, a subsidiary of SPOT Image S.A., in exchange for approximately $50.0 million of cash and certain data purchase commitments. The data purchase commitments vary by period during the six and one-half year term of the agreement. If we do not meet 80% of our data purchase obligations after any contract year of the agreement, we may terminate the agreement. However, upon termination we remain obligated for 45% of the next years' minimum data purchase commitment. Minimum payments under the agreement are currently approximately $7.0 million and $3.8 million in 2002 and 2003, respectively.

         United Start Corporation/Assured Space Access, Inc

                  In 1998, the Company entered into an agreement with United Start Corporation ("United Start") pursuant to which United Start provided launch and associated services for the QuickBird 1 satellite launch and we have an option to launch another satellite. The Company made payments to United Start under this agreement of approximately $3.3 million, $5.2 million, $2.3 million and $10.8 million in 1999, 2000, and 2001, and for the period from January 1, 1995(inception) through December 31, 2001, respectively. At December 31, 2000, amounts totaling $2,240,000 are included in accounts payable and accrued liabilities to United Start. In addition, the Company made payments to Assured Space Access, Inc., which performed services in connection with the launch of the first QuickBird satellite, of approximately $1.1 million in 1999 and $662,781 in 2000.

                  Mr. Lushtak, a former director of DigitalGlobe, was Co-Chairman and Chief Executive Officer of United Start, and is Chairman and Chief Executive Officer of Assured Space Access.

12.      Summary of Activity by Geographical Area

                                                        U.S.             Other          Consolidated
                                                        ----             -----          ------------
         Net Sales (in thousands)
         ------------------------
             1999                                    $  5,913.3        $     --           $  5,913.3
             2000                                       3,336.1              --              3,336.1
             2001                                      11,802.6           206.9             12,009.5

         Long-Lived Assets (in thousands)
         --------------------------------
             1999                                    $161,093.6        $1,678.3           $162,771.9
             2000                                     110,047.7         2,086.8            112,134.5
             2001                                     194,325.5         1,688.3            196,013.8

================================================================================

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                             EARTHWATCH INCORPORATED



                       13% SENIOR DISCOUNT NOTES DUE 2007


                                  ------------
                                   PROSPECTUS
                                  ------------

                                 March __, 2001

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table shows the costs and expenses to be incurred, other than underwriting discounts and commissions, in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates, other than the SEC registration fee.

                  SEC registration fee..............................$  4,290
                  Accounting fees and expenses.......................100,000
                  Legal fees and expenses............................150,000
                  Printing and engraving expenses.....................20,000
                  Transfer Agent and registrar fees.......................--
                  Miscellaneous expenses..............................10,000
                  Total.............................................$284,290

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article X of our Amended and Restated Certificate of Incorporation provides for the indemnification of our directors to the fullest extent permissible under Delaware law.

      Article XI of our Bylaws provides that we will indemnify our officers, directors, and employees against any and all liability and reasonable expenses incurred in connection with any claim, action, suit, or proceeding in which that person may become involved by reason of their relationship to us, provided that the person acted in good faith and in a manner reasonably believed to be in our best interests. Our bylaws prevent us from indemnifying an officer, director, or employee to the extent not permitted under Delaware law as well as in the following circumstances:

      . as to amounts paid or payable to us for or based upon the director, officer, or employee having gained any personal profit or advantage to which he was not legally entitled; or

      . as to amounts paid or payable to us for accounting profits made from the purchase or sale of our securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.

      Our bylaws also provide that we will grant indemnification only if our board of directors, outside legal counsel, or a court of competent jurisdiction determines that the officer, director, or employee has met the applicable standard of conduct as described above, or if the officer, director, or employee has been wholly successful with respect to the claim, action, suit, or proceeding.

      Section 145 of the Delaware General Corporation Law permits us to include in our charter documents, and in agreements between a corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

      We maintain liability insurance coverage for our directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

      The following is a summary of our transactions since January 1, 1997, involving sales of our securities that were not registered under the Securities Act of 1933, as amended:

      (1) In March 1997, we sold 50,000 units, each consisting of one note and one warrant to purchase 31.12 shares of common stock for an aggregate purchase price of $50 million to accredited investors in reliance on Rule 144A promulgated under the Securities Act. Morgan Stanley served as the placement agent in connection with this offering and received a placement fee of approximately $1.5 million.

      (2) In April 1999, as a result of our recapitalization:

      . all of our outstanding shares of common stock and preferred stock were exchanged (at a 1 to .44116 ratio for all outstanding preferred stock and a 1 to .210202 ratio for all outstanding common stock) for an aggregate of 11,042,075 shares of newly created Series C preferred stock;

      . all warrants issued in connection with our 1997 units offering were exercised for an aggregate of 327,074 shares of new Series C preferred stock for aggregate proceeds to us of $15,600;

      . all warrants issued to Odetics, Incorporated to purchase Series A preferred stock automatically converted by their terms into warrants to purchase an aggregate of 12,463 shares of new Series C preferred stock;

      . all outstanding options to purchase common stock or preferred stock were automatically converted by their terms into options to purchase an aggregate of 306,700 shares of new Series C preferred stock;

      . Ball Technologies surrendered 2,761,983 shares of Series A preferred stock to us (which we cancelled and retired);

      . we have included 30,500 shares of common stock issued to the Waterstone Group in the number of shares that were exchanged for new Series C preferred stock in the recapitalization;

      . ITT Industries invested $25 million in exchange for 7,142,857 shares of new Series A preferred stock;

      . Morgan Stanley invested $15 million in exchange for 4,285,714 shares of new Series B preferred stock and one share of new common stock;

      . Capital Research invested $10 million in exchange for 2,857,143 shares of new Series B preferred stock; and

      . our 12 1/2% Senior Notes due March 1, 2001 were exchanged for new 12 1/2% Senior Notes having a maturity of March 1, 2005.

      Each of the purchasers in these transactions were accredited investors. Accordingly, we relied on the exemptions from registration provided by Rule 144A promulgated under the Securities Act or Section 4(2) of the Securities Act to effect these transactions. Morgan Stanley served as our financial advisor in connection with the recapitalization and received $750,000 in connection with its advisory role.

      (3) In July 1999, we sold 199,000 units, each consisting of one 13% Senior Discount Note due 2007 and 49.095 shares of Series C preferred stock for $199 million to accredited investors in reliance on Rule 144A promulgated under the Securities Act. Morgan Stanley served as the placement agent in connection with this offering and received a placement fee of approximately $1.5 million.

      (4) From May 1995 to April 1999, we granted options to purchase 585,349 shares of Series C preferred stock under our 1995 Stock Option/Stock Issuance Plan; 48,094 shares of Series C preferred stock were issued upon exercise of these options and 272,629 options are outstanding. All options were granted under Rule 701 promulgated under the Securities Act or, for those employees who are our officers or directors or that are accredited investors, Section 4(2) of the Securities Act.

      (5) From February 2000 to February 2002, we have granted options to purchase 4,635,261 shares of common stock under our 1999 Equity Incentive Plan; 800,882 shares of common stock were issued upon exercise of these options and 3,206,470 options are outstanding. All options were granted under Rule 701 promulgated under the Securities Act or, for those employees who are our officers or directors or that are accredited investors, Section 4(2) of the Securities Act.

      (6) In June 2001, we issued 10,843,297 shares of Series C preferred stock to holders of notes in partial consideration for those holders refraining from tendering their notes in our previous tender offer. Each of the purchasers in this transaction were accredited investors. Accordingly, we relied on the exemptions from registration provided by Regulation D promulgated under the Securities Act or Section 4(2) of the Securities Act to effect this transaction. Morgan Stanley served as our financial advisor in connection with these and related transactions and received $1 million in connection with its advisory role.

      (7) In June 2001, we issued 903,608 shares of Series C preferred stock to Ball Aerospace, an accredited investor, in connection with its provision of vendor financing. We relied on the exemption from registration provided by Regulation D promulgated under the Securities Act or Section 4(2) of the Securities Act to effect this transaction.

      Appropriate legends are affixed to the stock certificates issued in the transactions listed above. Similar legends were imposed in connection with any subsequent sales of any such securities. Each of the purchasers that are our employees or directors had access to information through their employment by us. Each purchaser was given the opportunity to ask questions of and request information from us. Each investor represented and acknowledged to us in writing that it had this opportunity. Some of the purchasers asked questions and requested information. We complied with all requests that we deemed reasonable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits

Exhibit Number          Description
--------------          -----------
1.1*                    Placement Agreement dated July 7, 1999 by and between
                        EarthWatch and Morgan Stanley & Co. Incorporated.
2.1*                    Recapitalization Agreement dated as of April 8, 1999
                        among EarthWatch, Morgan Stanley & Co. Incorporated,
                        Capital Research and Management Company, for the
                        benefit of American High-Income Trust, American
                        Variable Insurance Series Asset Allocation Fund,
                        American Variable Insurance Series Bond Fund, American
                        Variable Insurance Series High-Yield Bond Fund and
                        Bond Fund of America, Inc., Ball Technologies Holdings
                        Corp. and ITT Industries, Inc.
2.2**                   Recapitalization Agreement and Consent dated as of
                        April 2, 2001 by and among EarthWatch Incorporated,
                        Morgan Stanley & Co. Incorporated, Post Balanced Fund,
                        Post High Yield LP, Post Total Return Fund, Opportunity
                        Fund, Dickstein & Co., L.P., Dickstein International
                        Limited, Hitachi Software Engineering Co., Ltd., Sun
                        America High Income Fund and Sun America Series Trust
                        High Yield Portfolio.
3.1*                    Amended and Restated Certificate of Incorporation, as
                        amended.
3.2*                    Bylaws, as currently in effect.
3.3****                 Certificate of Amendment to Amended and Restated
                        Certificate of Incorporation.
3.4*****                Certificate of Amendment to Amended and Restated
                        Certificate of Incorporation.
4.1*                    Stockholders' Agreement dated as of April 8, 1999 among
                        EarthWatch, Morgan Stanley & Co. Incorporated, Capital
                        Research and Management Company, for the benefit of
                        American High Income Trust, American Variable Insurance
                        Series Asset Yield Bond Fund and Bond and Bond Fund of
                        America, Inc., ITT Industries, Inc. and the other
                        persons listed on the signature pages thereto.
4.3*                    Indenture dated as of July 12, 1999, by and between
                        EarthWatch and The Bank of New York, including form of
                        13% Senior Discount Note Due 2007.
4.6*                    Series C Preferred Registration Rights Agreement dated
                        as of July 7, 1999 between EarthWatch and Morgan Stanley
                        & Co. Incorporated.
4.7*                    Notes registration rights agreement dated as of July 12,
                        1999 between EarthWatch and Morgan Stanley & Co.
                        Incorporated.
4.8*                    Specimen 13% Senior Discount Note Due 2007.
4.10**                  Notes Registration Rights Agreement dated as of April 3,
                        2001 by and among EarthWatch, The Bank of New York and
                        Morgan Stanley & Co. Incorporated.

4.11**                  Series C Preferred Registration Rights Agreement dated
                        as of April 3, 2001 by and among EarthWatch, Morgan
                        Stanley & Co. Incorporated, Post Balanced Fund, Post
                        High Yield LP, Post Total Return Fund, Opportunity Fund,
                        Dickstein & Co., L.P., Dickstein International Limited,
                        Sun America High Income Fund, Sun America Series Trust
                        High Yield Portfolio, Hitachi Software Engineering Co.,
                        Ltd. and Ball Technologies Holdings Corp.
4.12**                  Pledge Agreement dated as of April 3, 2001 by and among
                        EarthWatch, The Bank of New York, as trustee, and The
                        Bank of New York, as securities intermediary.
4.13**                  First Supplemental Indenture dated April 16, 2001, by
                        and between EarthWatch and The Bank of New York, as
                        trustee.
4.14****                Senior Collateral Pledge and Security Agreement, dated
                        as of June 15, 2001, between EarthWatch Incorporated
                        and The Bank of New York, as collateral agent.
4.15****                Junior Collateral Pledge and Security Agreement, dated
                        as of June 15, 2001, between EarthWatch Incorporated
                        and The Bank of New York, as collateral agent.
5.1 +                   Opinion of Baker & McKenzie.
10.1*                   EarthWatch Incorporated 1995 Stock Option Stock
                        Issuance Plan.
10.2*                   EarthWatch Incorporated 1999 Equity Incentive Plan.
10.3*                   Ball-EarthWatch Agreement dated as of April 8, 1999 by
                        and between EarthWatch and Ball Technologies Holdings
                        Corp.
10.4*                   Contract for QuickBird Spacecraft dated as of June 9,
                        1998, as amended, by and between EarthWatch and Ball
                        Aerospace & Technologies Corp.
10.5*                   Engineering Services Agreement dated as of March 6,
                        1996, as amended, by and between EarthWatch and Ball
                        Aerospace & Technologies Corp.
10.6*                   Strategic Supplier Agreement dated as of February 26,
                        1999, by and between EarthWatch and ITT Industries, Inc.
10.7*                   Agreement for the EarthWatch QuickBird Sensor Subsystem
                        dated as of October 15, 1996, as amended, by and between
                        EarthWatch and Eastman Kodak Company.
10.8*                   EarthWatch-Hitachi Imaging Distribution Agreement dated
                        as of June 4, 1995, as amended, by and between
                        EarthWatch and Hitachi, Ltd.
10.9*                   Distributor Agreement dated as of August 1, 1997, by and
                        between Nuovo Telespazio, S.p.A.
10.10*                  Launch Services Agreement dated as of April 1, 1999, by
                        and between EarthWatch and United Start Corporation.
10.11*                  Lease Agreement between EarthWatch and Pratt Land
                        Limited Liability Company.
10.12***                Delta II Launch Services Agreement between Earthwatch
                        and Delta Launch Services, Inc. (Confidential treatment
                        has been requested for portions of this document.)
10.13***                Credit Agreement,  dated as of April 20, 2001, by and
                        between EarthWatch and Ball Aerospace & Technologies
                        Corp.
10.14*                  Amendment Seven to Contract 9602-0117 (Engineering
                        Services Agreement), dated January 4, 2001, by and
                        between EarthWatch and Ball Aerospace & Technologies
                        Corp.
12.1 ******             Statements Regarding Computation of Ratio of Earnings to
                        Fixed Charges.
21.1 ******             Subsidiaries of the Registrant.
23.1                    Consent of PricewaterhouseCoopers LLP.
23.2 +                  Consent of Baker & McKenzie.
24.1 +                  Power of Attorney.
25.1 +                  Statement of   .

* Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's registration statement on Forms S-4 and S-1/A (File No. 333-39202).
** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's Form 8-K filed with the SEC on April 25, 2001.
*** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's Form 10-Q for the quarterly period ended March 31, 2001.
**** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's Form 8-K filed with the SEC on June 20, 2001.
***** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's Form 8-K filed with the SEC on December 26, 2001.

****** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's Form 10-K for the year ended December 31, 2001.
+        Previously filed.

   (b)   Financial Statement Schedules

         Schedules are not listed above because the information to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

      We hereby undertake:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

      (c) The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497 (h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, we have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado on March 29, 2002.

                                 EARTHWATCH INCORPORATED

                                 By:  /s/ Herbert F. Satterlee III
                                     ----------------------------------
                                           Herbert F. Satterlee III
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                    Signature                          Title                                   Date
                    ---------                          -----                                   ----
 /s/ Herbert F. Satterlee III           President and Chief Executive Officer,            March 29, 2001
------------------------------------              Director, Chairman
Herbert F. Satterlee III                     (Principal Executive Officer)

/s/ Henry E. Dubois                            Chief Operating Officer,                   March 29, 2001
------------------------------------           Chief Financial Officer,
Henry E. Dubois                                Executive Vice President
                                               (Principal Financial and
                                                  Accounting Officer)

*                                              Chief Technical Officer,                   March 29, 2001
------------------------------------      Executive Vice President, Director
Walter S. Scott

*                                                      Director                           March 29, 2001
------------------------------------
Paul M. Albert, Jr.

*                                                      Director                           March 29, 2001
------------------------------------
Henry J. Driesse

*                                                      Director                           March 29, 2001
------------------------------------
Donald E. Foley

*                                                      Director                           March 29, 2001
------------------------------------
Anne Karalekas

*                                                      Director                           March 29, 2001
------------------------------------
Takatoshi Kodaira

*                                                      Director                           March 29, 2001
------------------------------------
Michael J. Petrick

*                                                      Director                           March 29, 2001
------------------------------------
Donald W. Vanlandingham

*      By:    /s/ Henry E. Dubois
             --------------------
             Henry E. Dubois
             Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit Number            Description
--------------            -----------
1.1*                      Placement Agreement dated July 7, 1999 by and between
                          EarthWatch and Morgan Stanley & Co. Incorporated.
2.1*                      Recapitalization Agreement dated as of April 8, 1999
                          among EarthWatch, Morgan Stanley & Co. Incorporated,
                          Capital Research and Management Company, for the
                          benefit of American High-Income Trust, American
                          Variable Insurance Series Asset Allocation Fund,
                          American Variable Insurance Series Bond Fund, American
                          Variable Insurance Series High-Yield Bond Fund and
                          Bond Fund of America, Inc., Ball Technologies Holdings
                          Corp. and ITT Industries, Inc.
2.2**                     Recapitalization Agreement and Consent dated as of
                          April 2, 2001 by and among EarthWatch Incorporated,
                          Morgan Stanley & Co. Incorporated, Post Balanced Fund,
                          Post High Yield LP, Post Total Return Fund,
                          Opportunity Fund, Dickstein & Co., L.P., Dickstein
                          International Limited, Hitachi Software Engineering
                          Co., Ltd., Sun America High Income Fund and Sun
                          America Series Trust High Yield Portfolio.
3.1*                      Amended and Restated Certificate of Incorporation, as
                          amended.
3.2*                      Bylaws, as currently in effect.
3.3****                   Certificate of Amendment to Amended and Restated
                          Certificate of Incorporation.
3.4*****                  Certificate of Amendment to Amended and Restated
                          Certificate of Incorporation.
4.1*                      Stockholders' Agreement dated as of April 8, 1999
                          among EarthWatch, Morgan Stanley & Co. Incorporated,
                          Capital Research and Management Company, for the
                          benefit of American High Income Trust, American
                          Variable Insurance Series Asset Yield Bond Fund and
                          Bond and Bond Fund of America, Inc., ITT Industries,
                          Inc. and the other persons listed on the signature
                          pages thereto.
4.3*                      Indenture dated as of July 12, 1999, by and between
                          EarthWatch and The Bank of New York, including form of
                          13% Senior Discount Note Due 2007.
4.6*                      Series C Preferred Registration Rights Agreement dated
                          as of July 7, 1999 between EarthWatch and Morgan
                          Stanley & Co. Incorporated.
4.7*                      Notes registration rights agreement dated as of July
                          12, 1999 between EarthWatch and Morgan Stanley & Co.
                          Incorporated.
4.8*                      Specimen 13% Senior Discount Note Due 2007.
4.10**                    Notes Registration Rights Agreement dated as of April
                          3, 2001 by and among EarthWatch, The Bank of New York
                          and Morgan Stanley & Co. Incorporated.
4.11**                    Series C Preferred Registration Rights Agreement dated
                          as of April 3, 2001 by and among EarthWatch, Morgan
                          Stanley & Co. Incorporated, Post Balanced Fund, Post
                          High Yield LP, Post Total Return Fund, Opportunity
                          Fund, Dickstein & Co., L.P., Dickstein International
                          Limited, Sun America High Income Fund, Sun America
                          Series Trust High Yield Portfolio, Hitachi Software
                          Engineering Co., Ltd. and Ball Technologies Holdings
                          Corp.
4.12**                    Pledge Agreement dated as of April 3, 2001 by and
                          among EarthWatch, The Bank of New York, as trustee,
                          and The Bank of New York, as securities intermediary.
4.13**                    First Supplemental Indenture dated April 16, 2001, by
                          and between EarthWatch and The Bank of New York, as
                          trustee.
4.14****                  Senior Collateral Pledge and Security Agreement, dated
                          as of June 15, 2001, between EarthWatch Incorporated
                          and The Bank of New York, as collateral agent.
4.15****                  Junior Collateral Pledge and Security Agreement, dated
                          as of June 15, 2001, between EarthWatch Incorporated
                          and The Bank of New York, as collateral agent.
5.1 +                     Opinion of Baker & McKenzie.
10.1*                     EarthWatch Incorporated 1995 Stock Option Stock
                          Issuance Plan.
10.2*                     EarthWatch Incorporated 1999 Equity Incentive Plan.
10.3*                     Ball-EarthWatch Agreement dated as of April 8, 1999 by
                          and between EarthWatch and Ball Technologies Holdings
                          Corp.
10.4*                     Contract for QuickBird Spacecraft dated as of June 9,
                          1998, as amended, by and between EarthWatch and Ball
                          Aerospace & Technologies Corp.
10.5*                     Engineering Services Agreement dated as of March 6,
                          1996, as amended, by and between EarthWatch and Ball
                          Aerospace & Technologies Corp.

10.6*                     Strategic Supplier Agreement dated as of February 26,
                          1999, by and between EarthWatch and ITT Industries,
                          Inc.
10.7*                     Agreement for the EarthWatch QuickBird Sensor
                          Subsystem dated as of October 15, 1996, as amended, by
                          and between EarthWatch and Eastman Kodak Company.
10.8*                     EarthWatch-Hitachi Imaging Distribution Agreement
                          dated as of June 4, 1995, as amended, by and between
                          EarthWatch and Hitachi, Ltd.
10.9*                     Distributor Agreement dated as of August 1, 1997, by
                          and between Nuovo Telespazio, S.p.A.
10.10*                    Launch Services Agreement dated as of April 1, 1999,
                          by and between EarthWatch and United Start
                          Corporation.
10.11*                    Lease Agreement between EarthWatch and Pratt Land
                          Limited Liability Company.
10.12***                  Delta II Launch Services Agreement between Earthwatch
                          and Delta Launch Services, Inc. (Confidential
                          treatment has been requested for portions of this
                          document.)
10.13***                  Credit Agreement, dated as of April 20, 2001, by and
                          between EarthWatch and Ball Aerospace & Technologies
                          Corp.
10.14*                    Amendment Seven to Contract 9602-0117 (Engineering
                          Services Agreement), dated January 4, 2001, by and
                          between EarthWatch and Ball Aerospace & Technologies
                          Corp.
12.1 ******               Statements Regarding Computation of Ratio of Earnings
                          to Fixed Charges.
21.1 ******               Subsidiaries of the Registrant.
23.1                      Consent of PricewaterhouseCoopers LLP.
23.2 +                    Consent of Baker & McKenzie.
24.1 +                    Power of Attorney.
25.1 +                    Statement of Eligibility of Trustee.

* Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's registration statement on Forms S-4 and S-1/A (File No. 333-39202).
** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's Form 8-K filed with the SEC on April 25, 2001.
*** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's Form 10-Q for the quarterly period ended March 31, 2001.
**** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's Form 8-K filed with the SEC on June 20, 2001.
***** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's Form 8-K filed with the SEC on December 26, 2001.
****** Incorporated by reference to the exhibits with the corresponding exhibit numbers in the registrant's Form 10-K for the year ended December 31, 2001.
+        Previously filed.